Exhibit 4.1

Ormat Technologies, Inc.

Deed of Trust dated June 25 2020

For Private Bonds

Table of Contents

Section	Subject	Page
Deed of Trust
1	Preamble, interpretation and definitions	3
2	Issue of the Bonds	8
3	Appointment of the Trustee; Trustee’s duties	17
4	Powers of the Trustee	17
5	Purchase of Bonds	19
6	The Company’s obligations	19
7	Adjusting the interest rate	25
8	Not securing the Bonds	32
9	Early redemption	35
10	Immediate repayment	39
11	Claims and proceedings by the Trustee	46
12	Trust of revenues	47
13	Power to demand payment to the Holders through the Trustee	48
14	Power to withhold distribution of money	49
15	Permissible investment by the Trustee	49
16	Failure to make payment for reason not dependent on the Company	50
17	Receipts as proof	51
18	The Company’s obligations to the Bond Holders and the Trustee	51
19	Representatives	54
20	Other agreements	54
21	Reporting by the Trustee	55
22	Trustee’s remuneration	55
23	Special powers	57
24	Trustee’s power to engage agents	58
25	Indemnification of the Trustee	58
26	Notices to the Trustee and to the Holders	62
27	Waiver and compromise	63
28	Register of Bond Holders	65
29	Replacement of the Trustee and expiration of its term of office	66
30	Reporting to the Trustee and to the Bond Holders	66
31	Transfer of Bonds and splitting thereof	67
32	Meetings of Bond Holders	70
33	Confidentiality	70
34	Governing law	70
35	Binding version	71
36	Trustee’s Liability	71
37	Addresses	72
Schedule One of the Trust Deed - Bonds Registered On The Name		76
Conditions Recorded Overleaf		78
Schedule Two of the Trust Deed- General Meetings of Bond Holders		83
Schedule Three of the Trust Deed - Deed of Transfer of Bonds		90
Schedule Four of the Trust Deed - Urgent contingent		91
Schedule Five of the Trust Deed - Taxation		94

DEED OF TRUST

Made and executed on June 25, 2020

Between:	ORMAT TECHNOLOGIES, INC.
File Number 2435414 6140 Plumas Street, Reno, Nevada 89519-6075 USA Telephone: 00-1-775-3569029 Fax: 00-1-775-3569039 (hereinafter: the “Company”)

On the first part;

And:	MISHMERET TRUST SERVICES COMPANY LTD.
46-48 Menachem Begin Road, Tel Aviv Telephone: 03-6374354 Fax: 03-6374344 (hereinafter: the “Trustee”)

On the second part;

WHEREAS:	The Company is incorporated under the laws of the State of Delaware, USA, and its shares are listed for trade on the New York Stock Exchange (NYSE) and on the Tel Aviv Stock Exchange Ltd; and

WHEREAS:

The Company intends to issue bonds (Series 4), with conditions as set forth in this Deed of Trust, by way of private placement to Institutional Investors as defined in Section 1 of the Securities Regulations (Manner of Offering Securities to the Public), 5767-2007 (“Institutional Investors”) and therefore the provisions of Section 15 of the Securities Law, 5728-1968 shall not apply to this issuance and to the Bonds (“Private Placement”); and

WHEREAS:

The Company has obtained all the approvals required under applicable law and/or contract for issuing the Bonds (Series 4), and there is no impediment in law and/or contract to implementing the issuance in subject or engagement with the Trustee under this Deed of Trust; and

WHEREAS:	On June 14, 2020 Standard & Poor's Maalot (hereinafter: “Maalot”) provided notice of granting a rating of ilAA for the issuance of Bonds (Series 4) by the Company; and

WHEREAS:

The Trustee is a company limited by shares which is incorporated in Israel according to the Companies Law, 5759-1999 (hereinafter: the “Companies Law”), whose main purpose is to engage in trusteeships; and

WHEREAS:

The Trustee represents that there is no impediment under any other law for its appointment and service as trustee for the Bonds (Series 4), nor to its engagement under this Deed of Trust with the Company, and that it complies with the requirements and the conditions of qualification, if any, to serve as trustee for the holders of the Bonds (Series 4); and

WHEREAS:	The Company requested the Trustee to serve as trustee for the Bond Holders and the Trustee has agreed, all subject to and in accordance with the terms of this Deed of Trust; and

WHEREAS:	The Trustee has no personal interest in the Company and the Company has no personal interest in the Trustee, save for the Trustee’s capacity as trustee for the Bonds (Series 4) issued by the Company;

Now therefore it has been agreed, declared and stipulated between the parties, as follows:

1.	Preamble, interpretation and definitions

1.1	The preamble to this Deed of Trust and the schedules attached hereto constitute a material and integral part hereof.

1.2

The division of this Deed of Trust into sections and the providing of headings for the sections is for the sake of convenience and as place-finders only, and shall not be used for purposes of interpretation.

1.3

All references in this Deed of Trust in plural form shall also include the singular form and vice versa, anything appearing in masculine form shall also include feminine and vice versa, and anything importing the word person shall also include a body corporate, all so long as this Deed of Trust contains no explicit contrary provision.

1.4

Any matter not mentioned in this Deed of Trust and in any case of contradiction between the provisions of Israeli law that cannot be stipulated against and this Deed of Trust, the parties shall act according to the provisions of Israel law that cannot be stipulated against.

1.5	In this Deed of Trust, its schedules and the Bonds, the following terms will have the meanings prescribed opposite them, unless explicitly set forth otherwise:

“Bonds” -	The bonds (Series 4) that shall be issued by the Company, the terms of which are as set forth in the Bond Certificate and the Deed of Trust;

“Meeting” or “Meeting of the Bond Holders” -	A meeting of the Bond Holders, including class meetings;

“Adjourned Meeting of the Bond Holders” -

A meeting of the Bond Holders that has been adjourned to another date other than as set for opening the meeting as a result of the absence of a legal quorum upon the lapse of half an hour from the time set for opening the meeting;

“Stock Exchange” -	The Tel Aviv Stock Exchange Ltd;

“Latest Financial Statements” -	Annual audited consolidated financial statements and/or Quarterly Statements published by the Company in accordance with the rules that apply to it as a corporation subject to the SEC reporting rules;

“Quarterly Statements” -	Summary of the unaudited consolidated financial statements for interim periods (i.e. for the calendar quarter(s) to which said statements relate);

“Base Rating” -	The rating of ilAA or a corresponding rating by another rating company;

“Special Resolution” -

A resolution adopted at the meeting of Bond Holders, assembled in accordance with Schedule Two to the Deed of Trust with the participation of Holders holding at least fifty percent (50%) of the par value balance of the Bonds in circulation on the record date for the meeting, or at an Adjourned Meeting thereof, with the presence in person or by proxy of holders of at least twenty percent (20%) of such balance, which has been adopted (whether at the original meeting or at the adjourned meeting) by majority of 2/3 (two thirds) of participating votes, excluding abstainees;

“Ordinary Resolution” -

A resolution adopted at the meeting of Bond Holders, assembled in accordance with Schedule Two to the Deed of Trust in the presence (in person or by proxy) of at least two Holders holding or representing together at least 25% of the outstanding par value balance of the Bonds in circulation on the record date for the meeting, or at an Adjourned Meeting in the presence in any Bond Holder, present in person or by proxy, regardless of the par value of Bonds such Holder holds, and which has been adopted (whether at the original meeting or at the adjourned meeting) by an ordinary majority of participating votes, excluding abstainees;

“Rating Company” -	As such term is defined in the Law to Regulate the Activity of Credit Rating Companies, 5774-2014;

“Nominee Company” -	The Tel Aviv Stock Exchange Nominee Company Ltd. or any other substitute nominee company, provided that all the securities of the Company are registered in its name ;

“Law” or the “Securities Law” -	The Securities Law, 5728-1968, and the regulations enacted thereunder, as in effect on the date of the Deed;

“Companies Law” -	The Companies Law, 5759-1999, and the regulations enacted thereunder, as in effect from time to time;

“Insolvency Law” -	The Insolvency and Economic Rehabilitation Law, 5778-2018, and the regulations enacted thereunder, as in effect from time to time;

“Date of Issue” -

The first Business Day following the date on which the proceeds of the issuance subject of this Deed of Trust are transferred to the issuance coordinator (i.e. the date of clearing the funds from the Holders);

“Trading Day” -	Any day on which trading takes place on the Stock Exchange, provided that it is a Business Day;

“Business Day” or “Banking Business Day” -	Sunday through Friday, provided it is a day on which most of the banks in Israel are open to execute trading with the public in foreign currency;

The “Outstanding Balance” -

The outstanding principal balance of the Bonds in circulation plus interest (including interest on arrears, if applicable and any Additional Interest) accrued but unpaid, as of the relevant date of calculation;

“Date of Closing the Subscription List” -	The date of closing the subscription list in the tender for Institutional Investors where the Bonds shall first be offered in the framework of the Private Placement;

“Bond Holder” or “Holders” -	As the term “holder” or “holder of obligation certificates” is defined in the Securities Law;

“Register” -	A register of Bond Holders as set forth in Section 28 of this Deed;

“Clearing System” -

As of any date (a) the person that is authorized under applicable law to provide, and that as of such date acts as the party providing clearing, settlement, transfer and exchange services for securities in general, including without limitation securities of a type such as or similar to the Bonds, (b) any other person acting as agent for the person described in sub-section (a) of this definition (including, if relevant, the Nominee Company), and (c) any successor, permitted assignee, or other person that, as a result of operation of law or otherwise, substitutes any such person set forth in (a) or (b) above;

“Book Entry System” -	A system compatible with the transfer of beneficial ownership interests in securities that complies with the Applicable Depositary Procedures;

“TACT-Institutional” -	The system for trading securities by institutional investors on the Stock Exchange;

“Stock Exchange Reporting System” -	So long as the Bonds are not listed for trade on the ordinary system - the TACT Institutional; should the Bonds be listed for trade on the continuous trading system - the MAYA System.

“Trustee” -	Mishmeret Trust Services Company Ltd. or any other person which will act from time to time as trustee for the Bond Holders under this Deed;

“Institutional Investors” -	As defined in the preamble;

“Publication” -

Each of these: publication on the SEC’s website or publication on the MAYA website of the Stock Exchange or on the Company’s website or if the Company is no longer a Reporting Corporation - also reporting to the Trustee as set forth in sub-section 26 hereunder;

“Urgent Contingent” -	A contingent of Bond Holds as set forth in Schedule Four to this Deed;

“Codex of Regulation” or the “Codex” -

The Codex of Regulation - Title 5 - Principles for Conducting Business, Part 2 - Equity, Risk Measurement and Management, Chapter 4 - Managing Investment Assets, as published by the Capital Market, Insurance and Savings Division at the Ministry of Finance, as in effect from time to time, including transfer to any other part[1];

“Principal” -	The total par value of principal of the Bonds in circulation;

“Listing for Trade” -	Listing for trade on the TACT-Institutional of the Stock Exchange (the trading system for institutional investors);

This “Deed” or the “Deed of Trust” -	This Deed of Trust including the schedules attached hereto and which form an integral part hereof;

“Bond Certificate” -	A bond certificate in the form attached as Schedule One to this Deed;

“Securities Act” -	The U.S. Securities Act of 1933, as amended;

“SEC” -	The U.S. Securities and Exchange Commission;

“Reporting Corporation” -	As defined in the Securities Law or any corporation listed for trade on a stock exchange outside of Israel, as set forth in Schedule Two or in Schedule Three of the Securities Law;

“Applicable Securities Depositary Procedures” -

The rules, policies and procedures adopted by the Clearing System to govern any clearing, settlement, registration, transfer or exchange of beneficial ownership interests in securities in the form of Book Entry, including the Bonds.

“Regulation S” -	Regulation S promulgated under the Securities Act.

Other terms not defined above shall have the meaning prescribed in the Securities Law, unless explicitly set forth otherwise.

1.6	In case of conflict between the Deed of Trust and its accompanying documents, the provisions of the Deed of Trust shall govern. As of the date of the signing of the deed there is no such conflict.

1 Published as of the date of executing this Deed at: https://mof.gov.il/hon/Informationentities/Pages/Codex.aspx (provisions regarding investment of institutional investors in non-government bonds).

1.7

So long as the Bonds are Listed for Trade, this Deed of Trust, including its schedules, shall be subject to the provisions of the Stock Exchange bylaws and guidelines applicable to the TACT-Institutional (and if listed for continuous trading than the provisions applicable to continuous trading), as in effect from time to time, and anywhere the rules of the Stock Exchange apply or shall apply to any action under this Deed of Trust, the rules of the Stock Exchange shall govern.

1.8

Subject to any law that cannot be stipulated against, the limitations that apply to the Company in its relationship with the Bond Holders and the Trustee, are only those limitations set forth in this Deed of Trust or in the Bonds Certificate, towards the Holders and towards the Trustee. The Company shall be entitled to carry out any act unless such act has been explicitly prohibited or limited in the Deed of Trust or in the Bonds Certificate or under applicable law that cannot be stipulated against and which applies to this Deed.

1.9

Various dates, such as the dates set for payment (the “Dates”) were set inter alia in accordance with the Stock Exchange bylaws and guidelines, and the auxiliary regulations of the Stock Exchange Clearing House (“Stock Exchange Rules”), in effect on the date of executing the Deed of Trust. The Dates may change according to changes that may apply to the Stock Exchange Rules.

2.	Issue of the Bonds

2.1	The Company shall issue the Bonds, which shall be registered, with par value in ILS.

2.2

The Bonds shall be repaid in ten equal installments, to be paid on the June 15 for each of the years 2022-2031 whereby the first payment shall be made on June 15, 2022 and the final payment shall be made on until 15 June 2031).

2.3

Principal of the Bonds (as in effect from time to time) shall bear a fixed annual interest at a rate that shall be determined in the tender under which the Bonds shall be offered for the first time to Institutional Investors in a Private Placement (hereinafter: “Base Interest” or “Annual Interest”), subject to adjustments as set forth in Section 7 hereunder. Such interest shall be payable semi-annually, on June 15 and on December 15 of each of the years 2020 (as of December 2020) until 2031 (June until 2031, inclusive), for the six (6) month period commencing on the previous interest payment date and ending on the day preceding the relevant interest payment date (hereinafter: the “Interest Period”), except for the first payment of interest which shall be made on December 15, 2020, for the period commencing on the Date of Issue and ending on the day preceding the first interest payment date, i.e. on December 14, 2020 (hereinafter: the “Initial Interest Period”), calculated according to the number of days in such period on the basis of 365 days per year. The final interest payment shall be made on June 15, 2031, together with repayment of the Principal of the debt and against surrender of the Bonds Certificates to the Company and/or to any third party as instructed by the Company.

The Company shall inform the Trustee of the Annual Interest rate, the rate of semi-annual interest (calculated as the Annual Interest rate divided by two (2)), and the rate of interest that shall be paid for the Initial Interest Period, within one Business Days of the Date of Issue.

2.4	The Bonds (Principal and interest) are not linked to any index or currency.

2.5	Record date - Payments on account of the Principal of the Bonds and/or interest on the Bonds shall be made to the person holding the Bonds on the following dates:

2.5.1	Payments set for June 15 - persons holding Bonds at the end of the Trading Day of June 3.

2.5.2	Payments set for December 15 (excluding the final payment of Principal and interest) - persons holding Bonds at the end of the Trading Day of December 3.

2.5.3

The final payment of Principal and interest shall be made against surrendering the Bonds Certificates to the Company, on the date of payment, at the Company’s offices at the address set forth above or at any other location as the Company shall instruct the Trustee, no later than five (5) Business Days prior to the last date of payment.

In the event any date of payment on account of Principal and/or interest is not a Business Day, the date of payment shall be postponed to the following Business Day and no interest or other payment shall be due on account of such delay, while the “record date” for determining the eligibility for redemption or interest shall not be altered as a result of such.

2.6

Private Placement - The Bonds are being offered in the framework of a Private Placement over which the provisions of Section 15 of the Securities Law shall not apply. In case of contradiction between the provisions of the Deed of Trust and the provisions of Chapter E1 of the Securities Law in connection with meetings of the Holders, the provisions of Chapter E1 of the Securities Law as in effect on the date of executing the Deed of Trust shall take precedent.

2.7	TACT-Institutional -

2.7.1

The Company shall act for the Listing for Trade of the Bonds on the TACT-Institutional system, subject to the provisions of applicable law and the approval of the Stock Exchange, within sixty (60) days of the Date of Issue. For such purpose, prior to date of this Deed, the Company has filed an application to approve the Listing for Trade of the Bonds on the TACT-Institutional, which is subject to the approval of the Stock Exchange. It is clarified that even though the Company shall endeavor to List the Bonds for Trade as set forth above, it does not guarantee that the Bonds shall indeed be Listed for Trade on such date or at any other time. Nevertheless, should the Bonds not be Listed for Trade within sixty days of the Date of Issue (and in the event such failure to list derives from reasons not under the Company’s control, such period shall be extended by an additional sixty (60) days), the Company shall repay all the Bonds by early redemption, at their carrying value, i.e. principal plus interest accrued on the Bonds until the date of early redemption, within three (3) Business Days of such date. It is clarified that such early redemption shall be the exclusive and sole relief for the Bond Holders due to the Bonds not being Listed for Trading.

2.7.2	It is hereby clarified that in the event of Listing on the TACT-Institutional, the securities shall be locked up and non-transferable for the first 40 days after the Date of Issue.

2.7.3

The Company shall act in accordance with all relevant instructions and guidelines of the Stock Exchange in connection with the TACT-Institutional system, including “ex-coupon”, “record date”, and methods of calculating interest. The Company shall deliver notice to the Stock Exchange with respect to the amount of payment of principal and interest at least four (4) trading Days prior to the record date for payment, if necessary, in accordance with the provisions of the Stock Exchange and its bylaws.

2.7.4

The provisions of this Deed of Trust shall be changed, should such be necessary according to the bylaws of the Stock Exchange and guidelines thereunder and in accordance with the rules that apply to the TACT-Institutional, according to such form satisfactory to the Trustee, and without being required to obtain any additional approval from the Bond Holders, and provided the Trustee has been convinced that the change required by the Stock Exchange or the Israel Securities Authority is technical and does not prejudice the rights of the Holders and has approved the change in advance and in writing. Per the Trustee’s request, should changes be required to the Deed of Trust for purpose of listing the Bonds on the TACT-Institutional, the Company shall provide written explanations regarding the need to make such changes.

In this respect it is clarified, inter alia, that the changes listed in Section 27.1 of this Deed under the definition “Changes that are not within the authority of the Trustee” shall be deemed for such purpose as changes that prejudice the rights of the Bond Holders, and therefore the Trustee has no authority to agree to changes thereto without approval of the Bond Holders as set forth in Section 27 hereunder.

2.7.5	Listing for Trade as set forth above shall not diminish from any of the obligations imposed on the Bond Holders, and every transfer of Bonds shall be subject to the provisions of Section 31 hereunder.

2.7.6	The Company shall bear the cost of the issuance including costs related to Listing for Trade as aforementioned.

2.8

Registration at the registration office - Within three Business Days following the Date of Issue the Company shall submit the Bonds for registration at the registration office and shall include in the submission the following documents: Bond Certificate, amortization table, Deed of Trust, rating report, and any accompanying document thereto. Such documents shall be submitted to the registration office also at the date of an expansion of the series, if expanded within 3 Business Days of the expansion date. In addition, so long as the Bonds are not registered for continuous trading on the Stock Exchange, the Company shall submit to the registration office the following documents and information about the Bonds, within three (3) days of the date it becomes aware of any of these: changes occurring in the terms of the Bonds which could affect their price including new transactions of the Company in them, rating change, cash flow change, early redemption and the terms of a debt restructuring.

2.9

Intended solely for Israeli Institutional Investors - The Bonds are being issued and are intended for Israeli Institutional Investors only, and they are not being offered and are not intended for offerees who are “U.S. persons” (as defined in Regulation S) or for investors who are not Institutional Investors (for further details regarding restrictions on transfer of the Bonds, see Section 31 below). Without derogating from the above, it is clarified that the Trustee is not required to supervise and/or control whether the transferee complies with such limitations.

2.10

Withholding tax at source - From each payment made by the Company to the Bond Holders, tax shall be withheld at source as required according to applicable law in Israel, unless a Holder has presented to the Company a withholding tax exemption approval from the Israel Tax Authority, and also tax shall be withheld at source as required according to applicable law in the United States, except in relation to entities complying with the conditions of U.S. law for exemption and presenting the Company with: (a) Form W-8 or W-9, acceptable and valid, including its renewal from time to time as required according to the provisions of U.S. law; or alternatively (b) Form W-IMY from any person who is a qualified intermediary according to U.S. law and in addition information regarding withholding at source provided to it by the Nominee Company, according to the register maintained with the Stock Exchange clearing house and/or with the members of the Stock Exchange (including electronically) with respect to Bond Holders entitled to payment, including the scope of their holdings in the Bonds and the interest they are entitled to, at the record date for payment. For additional details on taxation of the Bonds - see Schedule Five of the Deed.

2.11	Interest on Arrears - See Section 3.6 of the Conditions Recorded Overleaf.

2.12	Listing for ordinary continuous trading on the Stock Exchange

2.12.1

On the day of issuing the Bonds they shall be listed for trade on TACT-Institutional. Should the Bonds be listed for ordinary continuous trading on the Stock Exchange, the Annual Interest rate paid for balance of the Principal of the Bonds shall decrease by 0.25% as of the date of the Bond’s listing for ordinary continuous trading on the Stock Exchange and until their full repayment or delisting from ordinary continuous trading, as the case may be. All other conditions of the Bond, including the Conditions Recorded Overleaf, shall apply mutatis mutandis.

2.12.2

Five (5) trading days before the date of commencement of ordinary continuous trading of the Bonds on the Stock Exchange, if listed for trade as aforesaid, the Company shall publish a report through the Stock Exchange’s reporting system in which it shall note: the listing for ordinary continuous trading and as a result the date of the interest reduction and the rate of the interest reduction as set forth in this section above, the timetable (last trading day of the Bonds on TACT-Institutional, the day on which trading of the Bonds on TACT-Institutional ends, the day of delisting the Bonds from TACT-Institutional, the date of listed for ordinary continuous trading and the date of commencement of ordinary continuous trading), the precise interest rate borne by the balance of the Principal of the Bonds for the period from the beginning of the current interest period and until the date of interest reduction (the interest rate shall be calculated according to 365 days per year) (“Original Interest” and “Original Interest Period”, respectively), the interest rate that the balance of the Principal of the Bonds shall bear as of the interest reduction date and until the next actual interest payment date, meaning Original Interest less the interest rate that shall be reduced per annum (the interest rate shall be calculated according to 365 days per year) (the “Updated Interest”), the weighted interest rate that the Company shall pay the Bond Holders on the next payment date deriving from the aforesaid, the annual interest rate reflected from the weighted interest rate and the annual interest rate and the interest rate for the Interest Period (as such term is defined in Section 2.3 above) for the forthcoming periods.

2.12.3

In the event the aforementioned interest reduction date occurs during the period commencing four (4) days prior to the record date for any interest payment and ending on the interest payment date following the aforementioned record date (the “Deferral Period”), the Company shall pay the Bond Holders on the forthcoming interest payment date only the Original Interest, while the interest rate deriving from the deduction of interest at a rate equal to the annual reduced interest rate during the Deferral Period, shall be deducted from the next interest payment. The Company shall report the precise interest rate payable on the next interest payment date through the Stock Exchange’s reporting system.

2.12.4

It is clarified that the Company does not in any way undertake that the Bonds shall be listed for ordinary continuous trading on the Stock Exchange, and this is a possibility that the Company may chose at its sole discretion and without any obligation whatsoever.

2.12.5

Listing for ordinary continuous trading (if at all) shall be subject to approval by the Israel Securities Authority and the Stock Exchange and to complying with the provisions of the Stock Exchange bylaws and guidelines, including the Stock Exchange rules for listing. The provisions of this Deed of Trust shall be amended, if and insofar as required, in accordance with the Stock Exchange bylaws and guidelines, in such form acceptable to the Trustee, without be required to obtain any additional approvals from the Bond Holders, provided the Trustee was convinced that the amendment required by the Stock Exchange or the Israel Securities Authority is for the benefit of listing the Bonds, is of a technical nature only and does not prejudice the rights of the Holders, and has approved the amendment in advance and in writing, provided the amendment is not one of the amendments outside of the Trustee’s authority (as such term is defined in Section 27.1 below), while with respect to any of them the Trustee does not have authority to agree to the changes without the approval of the Bond Holders as set forth in Section 27 hereunder, except with respect to the interest reduction as set forth in Section 2.12.1 above. In no event shall any amendments be made to the provisions of Section 31 (Transfer of Bonds and Splitting Thereof) as a result of any listing for ordinary continuous trading.

2.12.6

It is clarified that the Trustee and Holders are deemed to have provided advance and written consent for listing the Bonds for continuous trading on the Stock Exchange, in any way whatsoever, and it shall not be necessary to apply to the Trustee or Holders for the purpose of obtaining additional approval for listing as set forth above, in any way whatsoever, provided that immediately prior to the date of submitting the application for Listing for Trade, there shall be no single Bond Holder holding 25% or more of the total par value of the Bonds following the listing.

2.13	Expansion of the series and issue of additional securities

Expansion of the series

2.13.1

The Company shall be entitled, from time to time, without being required to obtain approval from the Trustee or the Bond Holders, to expand the series of Bonds and issue additional Bonds (whether by private placement or otherwise), at any price and in any manner as the Company sees fit, including at such discount or a premium (including no discount or no premium) that differ from those that applied (if any) to other issues of the Bonds, provided all the following conditions are met: (1) expansion of the series of the Bonds does not harm the rating of the Bonds, as in effect immediately prior to the expansion date, and prior confirmation thereof is obtained from the Rating Company in writing including by way of rating approval for the Bonds to be issued in the framework of the expansion (in case there is more than one Rating Company rating the Bonds, the higher rating among the rating companies shall apply); (2) according to the last financial statements published by the Company prior to the date of expanding the series, the Company shall be in compliance with all the financial covenants specified in Sections 6.2 hereunder, following the expansion of the series, without taking into account the remedy and waiting period in connection with such financial covenants. It is clarified, that with respect to figures calculated according to their value in the financial statements as set forth in Section 6.2.2 of this Deed, their value shall be in accordance with the last financial statements that were signed prior to the date of series expansion; (3) immediately prior to expansion there are no grounds for accelerating the Bonds to immediate repayment, without taking into account the remedy period, and no such grounds shall exist as result of the expansion; and (4) the Company is in compliance with all of its material undertakings towards the Bond Holders.

2.13.2

In the event that immediately prior to said expansion the Bonds are Listed for Trade on TACT-Institutional or for ordinary continuous trade on the Stock Exchange, the expansion of the series shall be subject to obtaining the approval of the Stock Exchange for listing the additional Bonds for trade on TACT-Institutional or for ordinary continuous trade on the Stock Exchange, as applicable. It is further clarified that the Stock Exchange shall not be responsible for examining the Company’s compliance with the conditions set forth above on the date of handling the request for listing the Bonds for trade.

2.13.3

The Trustee shall serve, subject to the provisions of this Deed of Trust, as Trustee for the Bonds, in circulation from time to time, also in the event of expansion of the series, and the Trustee’s consent for serving as such for the expanded series shall not be required. Bonds in circulation and additional Bonds that shall be issued (if any) as set forth in this Section above, shall constitute (from their date of issue) a single series for all intents and purposes, and the Deed of Trust for the Bonds shall apply also to all additional Bonds of the same series as aforesaid. The additional Bonds shall not confer any right to payment of Principal or interest on Bonds the record date for their payment lapsed prior to the date of issue of the additional Bonds. In the event of the issuance of additional Bond Certificates, the Trustee shall be entitled to demand an increase of its fees, proportionally to the increase of the amount of issued Bonds, and the Company hereby grants its advance consent in its engagement under this Deed to the increase in the Trustee’s fees as set forth above.

2.13.4

In the event the discount rate that is to be determined for the Bonds in the framework of expanding the series of Bonds as set forth above be different than the discount rate of the existing Bonds in circulation at such time (if any), the Company shall apply to the Israel Tax Authority, if necessary, prior to expanding the series of Bonds, to obtain its approval whereby with respect to withholding tax at source from the discount on such Bonds, a uniform discount rate shall be determined for such Bonds according to a formula weighting the different discount rates (if any). Should such approval be obtained, the Company shall calculate, upon expansion of the series, the weighted discount rate for all the Bonds, and shall provide notice through the Stock Exchange reporting system, in the manner set forth in Section 26 hereunder, the uniform weighted discount rate and shall withhold tax on the repayment dates of such Bonds, according to the weighted discount rate and the provisions of applicable law. In the event of failure to obtain such approval, the Company shall advise the Trustee, prior to expansion of the series, the uniform discount rate which shall be the highest discount rate created for the Bonds.

2.13.5	Provisions of U.S. law with respect to the discount rate shall apply, and in accordance therewith, it shall be determined whether a new discount rate must be calculated for the expansion.

2.13.6

The Nominee Company shall withhold tax at source, for purposes of Israeli tax law, upon payment of the Bonds, according to the discount rate notified as set forth above. In addition, the Company shall withhold tax at source, if applicable, in accordance with U.S. tax laws. Accordingly, there may be instances in which tax shall be withheld at source for the discount at a rate that is higher than the discount fees determined for those holding Bonds prior to expanding the series. In such event, a tax payer that held Bonds prior to expansion of the series until payment of such Bonds shall be entitled to file a tax report with the Israel Tax Authority and obtain a refund for tax withheld from the discount fees, should he be entitled to such refund in accordance with applicable law.

2.13.7

The Company shall notify the Trustee immediately after adopting a resolution of the Company to expand the series of Bonds and shall present it with a confirmation executed by the Company’s chief financial officer, at least two (2) Business Days prior to performing the expansion in practice, or - in case of private placement to an investor or to several investors - a shorter period as may be agreed between the Trustee and the Company, with respect to the Company’s compliance with the provisions of Section 2.13.1(2) - (4) above, which shall include an Excel spreadsheet calculation evidencing the Company’s compliance with the condition in Section 2.13.1(2) above, and all in the form to the satisfaction of the Trustee, and shall also present it the approval of the Rating Company as set forth in Section 2.13.1(1) as well as the approval of the Stock Exchange as set forth in Section 2.13.2, if applicable. Publishing the approval of the Rating Company as aforesaid or a rating report whereby the rating of the Bonds shall not be prejudiced due to the expansion (including by way of a rating approval for the Bonds to be issued in the framework of the expansion) and/or publication of the approval of the Stock Exchange as set forth above shall be deemed delivery of the approval of the Rating Company or of the approval of the Stock Exchange (as applicable) to the Trustee.

2.13.8

It is clarified that the obligations of the Company as set forth in this Section 2.13 above shall apply only with respect to additional issuances of Bonds by way of expanding the series, and such obligations shall not apply with respect to issuances of bonds by way of expanding other series in circulation at such time, or with respect to issuing new series of bonds, or with respect to any other debt incurred by the Company, whether or not rated, and all without regard to the date of issuance or to the date of incurrence of said debt, without regard to the proximity of the date of issuance or the date of incurrence of such debt as aforesaid to the date of expanding the series as aforementioned, and without regard to the proximity to the date or of being the cause for any rating change.

2.13.9

Should the bonds be listed for continuous trading and should the Company issue warrants convertible into Bonds, the provisions of this Section 2.13 shall apply on the date the Company issues the warrants, including compliance with the conditions set forth in Section 2.13.1 above. For avoidance of doubt it is clarified that the provisions of this Section shall not apply to the conversion of such warrants into Bonds by their holders.

Issue of additional securities

2.13.10

Without derogating from the foregoing, the Company reserves the right subject to the provisions of applicable law, to issue at any time additional series of bonds or other securities, of any kind or type, without being required to obtain approval from the Trustee and/or the existing Holders at such time, whether or not conferring conversion rights to shares of the Company, and on such terms and conditions as to payment, interest, security, and other conditions as it sees fit, and whether any such securities rank preferentially to the Bonds in circulation, or equal or inferior thereto, all without derogating from the payment obligation imposed on the Company under this Deed and provided that any bond issued without any security, shall not have preference over the Bonds at liquidation, and per the Trustee’s request the Company shall provide it confirmation regarding the aforementioned prior to the date of issue. Similarly, insofar as the Company shall issue a series of bonds backed by collateral, the Company shall not stipulate in the deed of trust for such series that they shall have preference upon liquidation over the Bonds except with respect to the collateral, and per the Trustee’s request the Company shall provide it confirmation regarding the aforementioned prior to the date of issue.

2.13.11

Nothing in this Section above shall derogate from any of the rights of the Trustee and the Bond Holders under the Deed of Trust, including from their right to immediate repayment of the Bonds in accordance with the provisions of the Deed of Trust.

2.14	The Bonds shall rank equally pari passu between themselves, without senior or preferential rights of one over the other.

2.15	The provisions of this Deed of Trust shall apply to the Bonds issued in accordance with this Deed and which shall be held from time to time by any purchaser of Bonds, unless set forth otherwise.

2.16

This Deed of Trust shall become effective on the first date the Bonds are allocated by the Company and shall apply as of the Date of Issue. It is agreed that in the event the Private Placement of Bonds is cancelled for any reason, this Deed of Trust shall be void ab initio.

3.	Appointment of the Trustee; Duties of the Trustee

3.1	The Company hereby appoints the Trustee as trustee solely for the Bond Holders.

3.2	As of the effective date of the Deed of Trust as set forth in Section 2.16 of the Deed, the duties of the Trustee shall be in accordance with applicable law and in accordance with this Deed.

3.3

In the event the Trustee is replaced with another Trustee, such other Trustee shall be trustee for the Bond Holders including for those entitled to payments by virtue of the Bonds that were not paid when due.

4.	Powers of the Trustee

4.1

The Trustee shall use its powers, permissions and authorities which were conferred on it pursuant to this Deed of Trust, in its discretion, or in accordance with a resolution of a meeting and all subject to the provisions of applicable law. The Trustee shall not be liable for any damage that may be caused as a result of an error in such discretion, unless a peremptory ruling finds the Trustee to have acted with negligence that is not exempt in accordance with the provisions of law in effect from time to time or in bad faith or with malicious intent.

4.2

The Trustee shall be entitled to deposit all the deeds and the documents which evidence, represent and/or stipulate its rights in connection with the trusteeship subject of this Deed of Trust, including with respect to any asset that is in its possession at such time, in a safe custody box and/or at another place it may select and/or with any bank and/or any banking corporation and/or with an attorney and/or accountant. Where the Trustee has done so, it shall not be liable for any loss that may be caused in connection with such deposit, unless the Trustee acted maliciously or with negligence that is not exempt in accordance with the provisions of law or not in good faith.

4.3

The Trustee is entitled to grant its consent and/or approval to any motion filed with a court brought on behalf of any Bond Holder, and the Company shall compensate the Trustee for all expenses incurred due to such motion and any actions taken as a result therefrom or in connection therewith, unless the Trustee acted with negligence that is not exempt in accordance with the provisions of law or not in good faith and/or with malicious intent.

4.4

The Trustee shall represent the Bond Holders with respect to any matter deriving from the Company’s obligations towards them, and for such purpose it shall be entitled to act for the exercise of the rights conferred to the Holders by law or in accordance with the Deed of Trust.

4.5	The Trustee may initiate any proceeding to protect the rights of the Holders in accordance with applicable law and the provisions set forth in this Deed of Trust.

4.6	The Trustee shall be entitled to appoint agents as set forth in Section 24 of this Deed.

4.7	Actions of the Trustee shall be valid even if a defect is discovered in its appointment or qualifications.

4.8	The Trustee’s execution of this Deed of Trust does not constitute an opinion on its part with respect to the quality of the offered securities or with respect to the advisability of investing therein.

4.9

The Trustee shall not be obliged to notify any party with respect to the execution of this Deed of Trust. The Trustee shall not interfere and shall not be entitled to interfere in any way in the conduct and management of the Company’s business or its affairs, and this is not included among its duties. Nothing in this Section shall limit the Trustee with respect to any action it is required to carry out in accordance with the provisions of this Deed or applicable law.

4.10

The Trustee is not required to act in any manner not explicitly set forth in this Deed of Trust, for the purpose of obtaining any information, including with respect to the Company or in connection with the Company’s ability to meet its obligations towards the Bond Holders, and such is not among its duties.

4.11

In the framework of its trusteeship, the Trustee may rely on any written document including letter of instructions, notice, request, consent or approval, appearing to be executed or prepared by any person or entity, which the Trustee believes in good faith that it had been executed or prepared by them unless peremptory ruling determines that the Trustee acted with negligence that is not exempt by law.

4.12

It is clarified that termination of the Trustee’s term of office shall not diminish from the rights, claims or demands of the Company and/or the Bond Holders towards the Trustee if any, in so far as their grounds precede the termination date of the Trustee’s term of office, and the Trustee shall not be released from any liability in accordance with applicable law. In addition, the termination of the Trustee’s term of office shall not diminish from the rights, claims or demands of the Trustee towards the Company and/or the Bond Holders, if any, in so far as their grounds precede the termination date of the Trustee’s term of office, and the Company and/or Bond Holders shall not be released from any liability in accordance with applicable law.

5.	Repurchase

5.1

Subject to the provisions of applicable law, the Company reserves its right to purchase Bonds at any time, all or part thereof, at such price and under such conditions it sees fit (and from sellers selected at its discretion and without being required to approach and/or notify all Holders), and in the event of such purchase the purchased Bonds shall automatically expire, be delisted from Trade and the Company shall not be entitled to reissue them. In the event the Bonds are Listed for Trade, the Company shall approach the Stock Exchange clearing house with a request to withdraw such purchased Bond certificates and if needed also to the Nominee Company. The Company shall notify with respect to its purchase of Bonds pursuant to Section 30.3 below. The aforementioned shall not derogate from the Company’s right to repay the Bonds in an early redemption.

5.2

Subject to applicable law, any subsidiary of the Company or any other company under its control, any related company of the Company, affiliated company of the Company, controlling shareholder of the Company (directly and/or indirectly), any family member thereof, or any company under the control of any of the aforementioned (collectively: “Affiliated Holder”), may purchase or sell Bonds from time to time on or off the Stock Exchange, at their discretion. Bonds held as aforesaid by an Affiliated Holder shall be deemed to be an asset of its own, shall not be delisted from Trade on the Stock Exchange (should they be listed), and shall be transferable as the rest of the Bonds. As long as the Bonds are owned by an Affiliated Holder, they shall not confer on the Affiliated Holder voting rights at a general meeting of the Bond Holders and shall not be taken into account for purposes of determining whether a legal quorum is present required for opening such meeting.

5.3

Bonds owned by a subsidiary of the Company and/or owned by a controlling shareholder of the Company and/or a company controlled by a controlling shareholder of the Company may not be resold through the Company and/or a related company thereof unless: (1) they are registered in accordance with the provisions of the Securities Act; or (2) they are sold in a resale pursuant to an exemption from the registration requirement specified under the Securities Act.

5.4

The Company shall provide the Trustee, upon its request, with the list of Affiliated Holders and quantities held by them on such date requested by the Trustee and no later than 5 business days from the date of the Trustee’s request, according to the reports it received from the Affiliated Holders, if any.

5.5	Nothing in this Section above shall in itself obligate the Company or any Affiliated Holder or the Bond Holders to purchase the Bonds and/or sell the Bonds held by them.

6.	The Company’s obligations

6.1

The Company undertakes to pay all the Principal and interest amounts, including any Interest on Arrears (if applicable in accordance with the provisions of this Deed of Trust), together with interest for a rating drop and/or default of the financial covenants (if applicable in accordance with the provisions of this Deed of Trust), to which the Bond Holders are entitled in accordance with the conditions of the Bonds and to fulfill all the remaining conditions and obligations imposed on it in accordance with the Bonds and this Deed of Trust.

6.2	Financial Covenants

6.2.1

The Company undertakes that until the full, final and accurate repayment of the debt according to the terms of the Bonds and the provisions of the Deed of Trust, it shall be in compliance on each Examination Date (as defined in Section 6.2.2 below), in accordance with the information set forth in the financial statements delivered to the Trustee on the Examination Date, with the financial covenants (the “Financial Covenants”):

6.2.1.1

Financial debt to adjusted EBITDA - The ratio of the Company’s Financial Debt to its Adjusted EBITDA as appearing in its annual and quarterly statements (under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, hereinafter: “Discussion and Financial Analysis Item”), shall not exceed six (6).

In this section:

“Financial Debt” - Short-term and long-term debt to Financial Institutions (including current maturities of long-term debts to such bodies), including debts to bond holders, less cash, cash equivalents, marketable securities and restricted cash and deposits, except restricted deposits provided against guarantees),, as defined according to U.S. GAAP according to which the Company’s financial statements shall be prepared and all according to their values in the financial statements.

It is hereby clarified that: (1) in the scope of Financial Debt, shareholder’s loans in which terms it was irrevocably set forth that they are subordinate to the debt towards the Bond Holders so that any repayment thereof shall only be after full repayment of the debt with regard to the Bonds, including in liquidation (“Shareholder’s Loans”); and (2) Undertaking in relation to a sale of rights of ownership in connection with a transaction the substance of which is the sale of tax benefits (tax monetization transaction) shall not be deemed to be a debt;

“Financial Institutions” - third parties that are banks, insurance companies, investment houses, mezzanine funds, and any other entity whose main business is financing and/or making investments.

“EBITDA” - at any relevant time, net income before interest, taxes, depreciation and amortization during the last four successive quarters at such time, according to the Company’s last published financial statements.

“Adjusted EBITDA” - at any relevant time, the EBIDTA, as defined above, adjusted to: (a) termination fees; (b) impairment of long lived assets; (c) write off of unsuccessful exploration activities; (d) mark-to-market gains or losses from accounting of derivatives; (e) merger and acquisition transactions costs; (f) stock-based compensation; (g) gains or losses from extinguishment of liability and; (h) gains or losses on sale of subsidiary and property, plant and equipment; and (i) other unusual or non-recurring items as set forth in the Discussion and Financial Analysis Item in the annual and quarterly statements, or any other parallel item if the location of presenting such data changes.

The Company represents that the EBITDA and Adjusted EBITDA in this Deed are identical to EBITDA and Adjusted EBITDA as detailed and published in the framework of the Company’s reports.

6.2.1.2

Minimum Equity amount - The equity in the Company’s consolidated balance sheet (not including minority rights and together with shareholder’s loans, as such term is defined in Section 6.2.1.1 above), shall not be lower than 750 million Dollars (seven hundred and fifty million Dollars). The Company declares that the EBITDA and the Adjusted EBITDA in this Bond are identical to the EBITDA and the Adjusted EBITDA as detailed in the Company's published statements.

6.2.1.3

Equity to balance sheet - The ratio of equity in the Company’s consolidated balance sheet (not including minority rights and plus shareholder’s loans, as such term is defined in Section 6.2.1.1 above) (“Equity”) to the consolidated balance sheet, as set forth in the financial statements, shall not be less than 25% (twenty-five percent).

6.2.2

Examining the Company’s compliance with each of the Financial Covenants set forth above, shall be performed on the date of approving each of the financial reports of the Company, whether annual financial statements or quarterly financial statements (each shall be referred to as: “Examination Date”) and according to the information set forth in such statements. It is clarified that as set forth in Section 10.1.17 of the Deed of Trust, grounds for immediate repayment of the Bonds shall only apply if the Company fails to comply with any of the Financial covenants set forth above for two (2) consecutive Examination Dates.

6.2.3

The Company shall notify the Trustee the results of calculating the Financial Covenants mentioned in sections 6.2.1.1 - 6.2.1.3 and its compliance or non-compliance therewith, through the following means:

6.2.3.1	Including a note in its annual and quarterly financial statements that shall include the compliance with the Financial Covenants, and

6.2.3.2

A declaration signed by the chief financial officer of the Company, that shall be presented to the Trustee within 14 days of publishing the annual or quarterly financial statements, as applicable, together with an appropriate calculation, to the satisfaction of the Trustee.

It is clarified that in case of change in the parameter being used for examining any of the limitations and Financial Covenants set forth in Section 6.2 above (hereinafter: the “parameters for calculating the financial limitations and Financial Covenants”) (that shall be first examined with respect to the Company’s financial statements as of June 30, 2020) as a result of changes in generally acceptable accounting principles and/or other regulatory change compared to the situation as of the execution date of the Deed of Trust, the effect of such change on the parameter for calculating the financial limitations and the Financial Covenants - exceeds 5%, then as of the date of first implementing such accounting principles or regulatory change - the relevant Financial Covenant shall be adjusted proportionally to the change deriving from the implementation of the accounting principles or regulatory change. In addition, if the effect of implementing the accounting principles or regulatory change is spread out over a period, the proportional adjustment to the Financial Covenant shall be made over that same period of time. For example, if as a result of change in generally acceptable accounting principles and/or other regulatory change, the Company’s Financial Statements (as defined above) in the framework of which the change in accounting principles are first implemented, shall cause an increase in the Company’s Equity to balance sheet ratio of 10% with respect to the Company’s financial statements last published prior to the date of first implementing such accounting principles or regulatory change, then as of the first implementation date of such accounting principles or regulatory change - the relevant Financial Covenant (i.e. Equity to balance sheet ratio) shall be proportionally adjusted, as follows: For example, if prior to the first implementation of such accounting principles or regulatory change - the Equity to balance sheet ratio in practice was 50%, while following first implementation of such accounting principles or regulatory change - the Equity to balance sheet ratio in practice was at 55% (i.e. an increase of 10%), then the relevant Financial Covenant (i.e. Equity to balance sheet ratio) shall be proportionally adjusted at the same increase rate (10%), and in such case the minimum equity to balance sheet ratio shall also increase by 10%, as of the first implementation date of such accounting principles or regulatory change, meaning it shall increase from 22% to 24.2%. In addition, in case the implementation of the accounting principles has an effect over a period of time, for example - in each of the two quarters following the first implementation date, the Equity to balance sheet ratio shall increase by 5%, then in each of the aforementioned quarters an adjustment shall be made to the Financial Covenant whereby the minimum Equity to total balance sheet shall also increase by 5%, meaning in the first quarter following the first implementation, the Financial Covenant shall be 25.41% and in the second quarter 26.68%.

Should adjustments be made as set forth above, the Company shall include details of such adjustments in the written declaration provided to the Trustee as set forth in Section 6.2.3.2, along with an appropriate calculation, to the satisfaction of the Trustee.

6.3	Undertakings with respect to distribution

6.3.1

So long as the Principal of the Bonds has not been repaid in full, the Company shall be permitted to make a distribution (as the term “distribution” is defined in the Companies Law) in respect of any fiscal year subject to the following aggregate conditions on the declaration date for such distribution: (1) Equity (as defined above) in the Company’s consolidated balance sheet, after deducting the anticipated distribution amount, shall not fall below USD 850 (eight hundred and fifty) million; (2) the Company is not in default, immediately prior to the distribution as well as due to distribution (based on the Company’s latest financial statements), of the Financial Covenants set forth in Sections 6.2.1.1 - 6.2.1.3 above, without taking into account the remedy periods; (3) immediately prior to the distribution no grounds exist for acceleration of the Bonds, without taking into account the remedy period, and there shall be no grounds for early repayment of the Bonds as a result of the distribution; (4) the Company is not in default of any of its material undertakings towards the Bond Holders; and (5) according to the last financial statements prior to distribution, the Company does not have any of these: (a) equity deficit; (b) an opinion or review report by the auditor as of the date of the statements directing attention to the financial position of the Company; and (c) and opinion or review report by the auditor as of the date of the statements directing attention to significant doubts regarding the continuation of the Company’s activity as a going concern. In addition, the Company shall not distribute profits originating from revaluation of assets.

6.3.2

The Company shall present to the Trustee, no later than 7 Business Days following the Company’s board of directors granting approval of the distribution, an approval of the chief financial officer of the Company with respect to its compliance with the conditions necessary for effectuating the distribution as stated above, including a calculation with respect to the Company’s compliance with the Financial Covenants, to the satisfaction of the Trustee. In this respect, the Trustee shall be entitled to rely on such approval without being required to perform an examination on the matter. It is clarified that with respect to the data calculated according to their value in the financial statements as set forth in Section 6.2.2 of this Deed, their value shall be according to the last financial statements that were executed prior to the date of decision of the distribution.

6.3.3

It should be noted that on the date of the Company’s engagement under this Deed, limitations are imposed on the Company on distributing dividends in favor of various financial entities and institutions in accordance with the deeds of trust and/or financing agreements under which the Company has engaged, as applicable. Beyond said limitations, no other limitations apply to the Company for distributions and/or buyback of its shares, except limitations stipulated by law. It should be clarified that the Company is not and shall not be subject to the provisions of Israeli law with respect to limitations on distributions.

6.4	Undertakings with respect to rating of the Bond

6.4.1

The Company undertakes to act, in so far as it is within its control, and so long as the Bonds have not been fully repaid whereby no outstanding debt remains towards the Bond Holders, to make sure the Bonds shall be rated by a Rating Company and to such end the Company undertakes, inter alia, to pay the Rating Company the amounts it has undertaken to pay to the Rating Company and to deliver to the Rating Company the statements required by it in the framework of the engagement between the Company and the Rating Company. In this regard, inter alia, failure to pay the amounts the Company has undertaken to pay to the Rating Company and failure to deliver the statements required by the Rating Company in the framework of the engagement between the Company and the Rating Company, shall be deemed reasons and circumstances within the control of the Company.

6.4.1	It is clarified that transferring the Bonds to the watch list or any other similar act performed by the Rating Company shall not be deemed termination of the rating.

6.4.3

The Company does not undertake not to replace the rating company nor does it undertake not to terminate the engagement with it during the term of the Bonds. In the event the Company replaces the rating company and/or terminates its work, including in the event there is more than one rating company, the Company undertakes to notify the Trustee in writing, regarding the circumstances of replacing the Rating Company or the termination of the rating, as applicable, and this no later than one Business Day from the date of the said replacement and/or from the date of resolving to terminate the work of the rating company, according to the earlier together with the reasons.

6.4.4

It is clarified that the aforementioned shall not diminish from the Company’s right to replace a rating company at any time or terminate the work of a rating company (in the event it is not the only rating company) at its sole discretion and for any reason it deems fit and without the Trustee and/or the Bond Holders having any arguments in such respect.

6.5

The Company undertakes that so long as the Principal of the Bonds have not been repaid in full, it shall take all reasonably necessary and/or required action in accordance with the provisions of this Deed and applicable law for validating the exercise of authority, powers and permissions of the Trustee and/or its agents in accordance with the provisions of this Deed of Trust.

6.6	Expenses cushion

6.6.1

Without derogating from the provisions of Section 25 of the Deed of Trust, the Company shall transfer, out of the issuance proceeds, an amount equal to USD 360 thousand to the Trustee by transfer from an account in the name of the issuance coordinator, where the issuance proceeds are held, into a trust account for the Bond Holders only (hereinafter: the “Expense Cushion” and “Expense Cushion Account”). The Expense Cushion shall serve for paying the Trustee’s current expenses and management expenses in the event the Bonds are accelerated and/or in case the Company breached any of the provisions of the Deed of Trust. The Expense Cushion shall be invested by the Trustee in permitted investments as set forth in Section 15 hereunder.

6.6.2

The representative USD/ILS exchange rate for purpose of calculating the Expense Cushion shall be determined according to the representative rate published by the Bank of Israel on the first Trading Day following the issuance date. The Expense Cushion amount shall be maintained in the Expense Cushion Account until final and full repayment of the Bonds. After obtaining confirmation from the chief financial officer of the Company regarding full repayment of the Bonds, in a form satisfactory to the Trustee, the Expense Cushion (plus any income thereon), in so far as it has not been used, shall be transferred to the Company according to detailed provided by it.

6.6.3

In the event the amount of the Expense Cushion is insufficient to cover the costs of the Trustee in connection with the immediate repayment of the Bonds and/or breach of the provisions of this Deed of Trust by the Company, the Trustee shall act in accordance with the provisions of Section 25 hereunder.

6.6.4

Should the Expense Cushion amount be used, in full or in part, the Company undertakes to supplement the Expense Cushion amount to the amount set forth in this Section 6.6 within 10 Business Days of the date it was requested to supplement the Expense Cushion.

7.	Adjusting the interest rate

7.1	Mechanism for adjusting interest rate as a result of rating change

7.1.1

Should the rating of the Bonds be changed during any Interest Period, so that the rating determined for the Bonds be lower by two or more notches (hereinafter: the “Lower Rating”) from the rating of the Bonds on the date of executing this Deed of Trust (or any corresponding rating that comes in its stead which is determined by another Rating company, if any shall come in place of Maalot S&P) (hereinafter: the “Base Rating”), the annual interest rate on the outstanding balance of the Principal of the Bonds shall increase, against the drop of the first two notches as aforesaid, by a rate of 0.5% per annum above the interest which the Bonds are bearing at that time (the “Additional Interest”) and this for the period commencing on the date of publishing the Lower Rating by the Rating company and until full repayment of the Principal of the Bonds or alternatively until an increase in the Lower Rating back to the Base Rating, according to the earlier (and then the description of Section 7.1.8 below shall apply).

7.1.2

The interest rate that the Bonds shall bear shall be updated also in case of additional downgrades below the Lower Rating, in the following manner: (a) if the determined rating shall be lower than the Lower Rating by one notch (the “Additional Lower Rating”), the annual interest rate that the outstanding Principal of the Bonds shall bear, shall increase by an annual rate of (an additional) 0.25% above the rate of the Additional Interest Rate (the “Second Additional Interest”); (b) if the determined rating shall be lower by one or more notches than the Additional Lower Rating (the “Third Lower Rating”), the annual interest rate that the outstanding Principal of the Bonds shall bear, shall increase by an annual rate of (an additional) 0.25% above the rate of the Second Additional Interest Rate (the “Third Additional Interest”); and (c) if the determined rating shall be one or more notches lower than the Third Lower Rating (the “Minimum Rating”), the annual interest rate that the outstanding Principal of the Bonds shall bear, shall increase by an annual rate of (an additional) 0.25% above the rate of the Third Additional Interest (the “Fourth Additional Interest”); and all starting from the date of publishing the Lower Rating (or the Third Lower Rating or the Additional Lower Rating or the Minimum Rating) until full repayment of the outstanding Principal of the Bonds or alternatively until the date the rating increases (and then the provisions set forth in Section 7.1.8 below shall apply).

7.1.3

It is hereby clarified that in any event, the maximum increase to the interest born by the Bonds due to downgrading as set forth in this Section 7.1 shall not exceed 1.25% per annum. It is also clarified that a drop of one notch from the Base Rating shall not cause a change in the interest rate.

7.1.4

No later than the lapse of one (1) Business Day from receiving notice from the Rating company on downgrading the Bonds to the Lower Rating (or the Third Lowe Rating, or to the Additional Lower Rating or Minimum Rating, as applicable), the Company shall notify through the Stock Exchange’s reporting system as follows: (a) of the fact of downgrading, the Lower Rating (or the Third Lower Rating, or the Additional Lower Rating or the Minimum Rating, as applicable) and the effective date of such rating for the Bonds (hereinafter: the “Downgrade Date”); (b) its compliance or failure to comply with the Financial Covenants for the purpose of changing the interest rate (as such are defined in Section 7.2.1 below) pursuant to the Company’s latest reviewed or audited consolidated financial statements that were published before the date of notice to the Stock Exchange, as well as whether there were changes to the interest rate for its compliance or failure to comply with the Financial Covenants as aforesaid; (c) the exact interest rate that the Principal of the Bonds shall bear for the period from the beginning of the current Interest Period and until the publication date of the Lower Rating (or the Third Lower Rating, or the Additional Lower Rating, or the Minimum Rating, as applicable) (the interest rate shall be calculated according to 365 days in a year) (the “Base Interest” and “Base Interest Period”, respectively); (d) the interest rate the Principal of the Bonds shall bear as of the publication date of the Lower Rating (or the Third Lower Rating, or the Additional Lower Rating or Minimum Rating, as applicable) and until the next date of actual interest payment, i.e. the Base Interest plus the Additional Interest Rate (or plus the Second Additional Interest, or plus the Third Additional Interest, or plus the Fourth Additional Interest, as applicable) per annum (the interest rate shall be calculated according to 365 days in a year); (e) the weighted interest rate to be paid by the Company to the Bond Holders on the next date of interest payment, which derives from the aforementioned in Sections (c) and (d) above; (f) the annual interest rate reflected from the weighted interest rate; (g) the annual interest rate and the semi-annual interest rate (calculated as the annual interest rate divided by two) for the following periods.

7.1.5

Should the date of the beginning of the rating the Bonds with the Lower Rating (or with the Third Lower Rating, or with the Additional Lower Rating, or with the Minimum Rating, as applicable) occur during the period commencing four (4) days preceding the record date for any payment of interest and ending on the date of interest payment closest to such record date (such period shall be referred to in this Section: the “Deferral Period”), the Company shall pay the Bond Holders, at the next interest payment date, the interest borne by the Bond immediately prior to the downgrade only, while the interest rate deriving from the Additional Interest at the rate equal to the Additional Interest Rate per annum (or from the Second Additional Interest, or from the Third Additional Interest, or from the Fourth Additional Interest, as applicable) for the Deferral Period, shall be paid at the next interest payment date. The Company shall notify through the Stock Exchange’s reporting system the accurate interest rate that is to be paid at the next interest payment date.

7.1.6

In the event of an update of the rating of the Bonds by the Rating Company, in a manner affecting the interest rate that the Bonds shall bear as mentioned in this Section 7.1, the Company shall notify thereon pursuant to the provisions of Section 26 below within one (1) business day from the publication date of the update.

7.1.7

It is clarified that replacing the Rating Company (if and insofar as the Company shall decide to replace it pursuant to the provisions of this Deed) in and of itself shall not affect the interest rate as mentioned in Sections 7.1.1 - 7.1.6 above or 7.1.8 below, provided that the rating to be provided by the new rating company shall be a rating comparable to the rating of the current rating company on the replacement date. If the rating to be given to the Bonds by the new rating company shall be different then the Bonds’ rating prior to the replacement of the rating company as described above, the provisions of this Section 7.1 shall apply, and this according to the corresponding rating key of the new rating company.

7.1.8

It is clarified that if following a downgrade affecting the interest rate that the Bonds shall bear as aforesaid, the Rating Company shall update the rating of the Bonds upwards, to a rating for which the Additional Interest Rate determined is lower, than the interest rate borne by the Bonds shall be lowered in accordance with the provisions of Sections 7.1.1 - 7.1.2 above, whereby when the rating increases to the Third Lower Rating than the interest rate shall decrease at an annual rate of 0.25%, when the rating increases to the Additional Lower Rating than the interest rate shall decrease by an annual rate of 0.25%, when the rating increases to the Lower Rating than the interest rate shall decrease by an annual rate of 0.25% and when the rating is increased to the Base Rating, the interest rate shall be equal to the Base Interest without any Additional Interest (subject to the Company being in compliance with the Financial Covenants for the purpose of Changing Interest, as defined in Section 7.2.1 below). In any event, the interest rate of the Bonds shall be no lower than the Base Interest. Any such update to the interest rate shall be made starting from the publication date of the higher of the Minimum Rating, or the Third Lower Rating, or the Second Lower Rating or the Lower Rating, as applicable, until full repayment of the outstanding Principal of the Bonds, or until a change in the rating of the Bonds pursuant to the provisions of this Section 7.1, mutatis mutandis. It is clarified that if the commencement date of the raring of the Bonds at a the high rating shall occur during the period starting four (4) days before the effective date for any interest payment and ending on the interest payment date closest to the above effective date (in this section such period: the “Deferral Period”), the Company shall pay the Bond Holders, on the following interest payment date, the interest borne by the Bonds prior to the change, while the interest rate deriving from lowering the interest rate due to the increase in rating shall be offset from the interest payment on the following interest payment date. The Company shall provide notice regarding the exact interest rate for payment on the following interest payment date.

7.1.9

Should the Bonds cease being rated, for reasons dependent on the Company (for example, but not only, due to the Company’s failure to meet its obligations towards the Rating Company, including failure to make payments and/or provide reports to which the Company committed towards the Rating Company) for a period exceeding 60 days, an Additional Interest shall be paid at the rate of 1.25% per annum above the interest borne by the Bonds prior to the rating being stopped, from the date the rating was stopped; for the avoidance of doubt it is clarified that should the Bonds stop being rated, prior to their full repayment, for reasons not dependent on the Company, such shall not influence the interest rate as set forth in this Section above and the provisions of Section 7.1 shall not apply.

7.1.10

In the event the Bonds completely cease to be rated, the Company shall notify the Trustee the circumstances of the cessation of the rating and shall report such in accordance with the provisions of Section 7.1.5 above.

7.1.11

Should the Bonds be rated by more than one Rating company, in any event and for all intents and purposes, the lower rating among them, shall be deemed the rating of the Bonds as updated from time to time.

7.1.12

It is clarified that change in the rating horizon of the Bonds shall not be deemed a change in the rating and shall not cause any change, increase and/or decrease, in the interest that applies to the Principal of the Bonds.

7.1.13

It is clarified that a downgrade deriving solely from a rating update for all companies in the US engaged in one or more of the Company’s areas of operations, or in the framework of change in the methodology or change to the rank scales of the Rating company, shall not be deemed a change in the rating and shall not cause any change, increase and/or decrease, in the interest that applies to the Principal of the Bonds.

7.1.14

It is clarified that in any event, the Base Interest shall not increase by more than an annual increment of 1.75% above the Base Interest, in aggregate, for all the adjustments described in this Section 7.1 and for all the adjustments described in Section 7.2 below, in particular for an even in which the rating determined for the Company and/or for the Bonds shall be lower than the Minimum Rating. Interest on arrears, as set forth in the Conditions Recorded Overleaf (if applicable), shall be added to the aforementioned rate.

7.1.15

It is clarified that whenever the Bonds shall cease to be rated by the Rating Company or if the company rating the Bonds shall be replaced by a different rating company, even in a case where the Bonds shall be rated by a few rating companies, the Company shall provide notice thereof pursuant to the provisions of Section 26 of the Deed of Trust within one business day from the date of change, and it shall include in the notice the circumstances of replacing the Rating Company or its cessation of operations, as applicable.

7.1.16	It is clarified that the foregoing does not derogate from the Company’s right to replace the Rating Company throughout the duration of the Bonds.

7.2	Mechanism for adjusting interest rate as result of non-compliance with the financial covenant

7.2.1

In the event the Company fails to comply with any of the Financial Covenants hereunder on the Examination Date (as such term is defined in Section 6.2.2 above) (the “Financial Covenants for the purpose of changing the interest rate”, the “Deviation” and the “Deviation Date”2), the annual interest rate borne by the outstanding Principal of the Bonds shall incur a one-time increase above the interest rate as it shall be at that time (before the change), at a rate of 0.25% (in this section: the “Additional Interest Rate”), and this starting from the relevant Examination Date in which it emerged that the Company failed to comply with any of the Financial Covenants for the purpose of changing the interest (in this section: the “Relevant Date”), until the earlier of: (1) the Examination Date in which it emerged that the Company is again compliant with the relevant Financial Covenant for the purpose of changing the interest; or (2) the date of full repayment of the outstanding Principal of the Bonds. It is clarified that with respect to any Deviation from any of the Financial Covenants for purpose of changing the interest rate, there shall be an addition, non-recurring, of 0.25%, even if the Deviation from such financial covenant persists. In any event, the maximum increase to the Base Interest according to this Section 7.2 shall not exceed 0.5% per annum (in case of Deviation from all of the Financial Covenants for purpose of changing the interest rate).

The examination of the Company meeting the financial ratio in the order of the changing of the interest shall be performed on the Examination Date by the Company and so long as there are Bonds in circulation.

7.2.2	The Financial Covenants for the purpose of changing the interest are:

7.2.2.1	Financial debt to adjusted EBITDA exceeding four and a half (4.5) (as such terms are defined in Section 6.2.1.1 above);

7.2.2.2

Equity in the Company’s consolidated balance sheet (not including minority rights and plus shareholder’s loans) below USD 800 (eight hundred) million;

(Each of the above and/or both together shall be referred to hereinafter: the “Deviation”).

2 For avoidance of doubt, the Deviation Date is the Examination Date.

7.2.3

In the case such Deviation exists, no later than the lapse of one Business Day from publishing the Company’s consolidated financial statements, audited or reviewed (as applicable), which first indicate the Deviation, the Company shall notify through the Stock Exchange’s reporting system: (a) of non-compliance with any of the financial covenants for the purpose of changing interest, while specifying the said Financial Covenants according to it’s the last financial statements; (b) the updated rating of the Bonds according to the latest rating report published before the date of the notice to the Stock Exchange, and whether an interest adjustment as stated in Section 7.1 above occurred; (c) the exact interest rate borne by the Principal of the Bonds for the period from the beginning of the current Interest Period and until the Deviation date (the interest rate shall be calculated according to 365 days in a year) (hereinafter: the “Base Interest before Deviation” and the “Base Interest Period before Deviation”, respectively); (d) the interest rate borne by the Principal of the Bonds as of the Deviation date and until the next date of actual interest payment, i.e. the Base Interest before Deviation plus the Additional Interest Rate per annum (the interest rate shall be calculated according to 365 days in a year); (e) the weighted interest rate to be paid by the Company to the Bond Holders on the next date of interest payment, which derives from the aforementioned in Sections (c) and (d) above; (gf) the annual interest rate reflected from the weighted interest rate; (g) the annual interest rate and the semi-annual interest rate (which shall be calculated as the annual interest rate divided by two) for the following periods.

7.2.4

Should the Deviation date occur during the days commencing four (4) days before the record date for any payment of interest and ending on a date of interest payment closest to such record date (such period hereinafter: the “Deferral Period”), the Company shall pay the Bond Holders, at the next interest payment date, only the Base Interest prior to Deviation (as in effect at such time prior to the change), while the interest rate deriving from the addition of interest at the rate equal to the Additional Interest Rate per annum for the Deferral Period, shall be paid at the next interest payment date. The Company shall notify through the Stock Exchange’s reporting system the accurate interest that is to be paid at the next interest payment date.

7.2.5

In the event that after a Deviation as aforesaid occurred in a manner affecting the interest rate borne by the Principal of the Bonds as set forth in this Section above, financial statements of the Company publishes statements (quarterly or annual) whereby the Deviation ceases to exist, the interest rate be reduced by a rate of 0.25% per annum for remedy of each Deviation from the Financial Covenants for the purpose of Changing Interest as aforesaid, and this for the period commencing on publication of such financial statements whereby the Deviation ceased to exist as aforesaid and until full repayment of the Principal of the Bonds. In such event the Company shall act in accordance with the provisions of Sections 7.2.3 - 7.2.4 above, with the changes required deriving from the Deviation ceased to exist.

7.2.6

It is clarified that the annual interest rate shall not increase by a rate exceeding 0.25% with respect to Deviation from one of the Financial Covenants for purpose of changing the interest rate, and shall not increase by a rate exceeding 0.5% for Deviation from both Financial Covenants for purpose of changing the interest rate. For the avoidance of doubt it is clarified that increasing the interest rate shall only be made once with respect to each covenant for a Deviation from the Financial Covenants for the purpose of changing the interest rate, insofar as there is such Deviation, and the interest rate shall not be increased an additional time in the event the Deviation continues. It is clarified that if the Deviation is remedied, this Section 7.2 shall apply (and re-apply) to any recurring deviation from the financial covenants as set forth above.

7.3

It is clarified that in the event of lowering the rating entitling the Bond Holders to Additional Interest according to Section 7.1 above, and deviation from the financial covenants entitling the Bond Holders to Additional Interest according to Section 7.2 above, the maximum aggregate Additional Interest which will be received by the Bond Holders shall not deviate from the rate of 1.75% per annum. Interest on arrears, as set forth in the Conditions Recorded Overleaf (if applicable), shall be added to the aforementioned rate.

8.	Not securing the Bonds and undertaking not to create a floating charge

8.1	The Bonds are not guaranteed by any security whatsoever, and are classified by the Company as unsecured notes.

8.2	There shall be no obligation on the Trustee to examine, and in practice the Trustee has not examined, the need for furnishing collateral to secure the payments to the Bond Holders.

8.3

The Trustee is not giving an opinion, express or implied, with respect to the Company’s ability to meet its obligations to the Bond Holders. Nothing in the foregoing shall derogate from the duties of the Trustee according to any law and/or the deed of trust, and it shall not derogate from the Trustee’s obligation (insofar as such an obligation applies to the Trustee pursuant to any law) to examine the effect of changes in the Company from the date of issuance to the Bonds Holders onward, insofar as such may adversely affect the Company’s ability to fulfill its obligations towards the Bond Holders.

8.4

The Trustee did not perform economic, accounting or legal due diligence with respect to the condition of the Company’s business and this is not included among its roles, even insofar as security interests are provided in favor of the Bond Holders after executing this Deed of Trust, if any are provided.

8.5	All the Bonds will rank pari passu with one another in connection with the Company’s obligations pursuant to the Bonds, and without any Bond having a preferential right or priority over another.

8.6	Undertaking not to create a general floating charge

8.6.1

The Company undertakes that starting from the execution date of this Deed of Trust, and for so long as the Bonds have not been repaid in full, it shall not create a general floating charge over all of its assets in favor of a third party (or charges similar to the aforementioned general floating charge in accordance with the law applicable to the Company), unless with the prior consent of the Bond Holders by Special Resolution.

8.6.2

Notwithstanding the foregoing in this section above, the Company may create a general floating charge over all of its assets if favor of a third party (or charges similar to the aforementioned general floating charge in accordance with the law applicable to the Company), without the prior consent of the Bond Holder, provided that the Company creates a floating charge in favor of the Trustee, concurrently with creating the floating charge in favor of the third party, in a form acceptable to the Trustee, ranking equally pari passu according to the ratio of the debt with regards to the Bonds and to the third party, for securing all of the Company’s obligations towards the Bond Holders, and such charge shall be valid so long as the Bonds have not been repaid in full or until the aforementioned charge granted in favor of the aforementioned third party is removed (the earlier thereof). The Company shall provide the Trustee notice of 7 business days before creating a charge as aforesaid. It should be clarified that removal of the floating charge in favor of the Bond Holders pursuant to removing the charge in favor of such third party in whose favor such new floating charge was registered as aforesaid, shall be performed subject to providing the Trustee with approval from an attorney licensed to practice in the US (“US Attorney”) acceptable to the Trustee according to which, pursuant to the relevant register, no floating charge exists in favor of such third party and that no floating charge is registered in the Company’s register in favor of such third party.

8.6.3

In case of registering a charge in favor of the Bond Holders, the US Attorney shall confirm to the Trustee that such charge was lawfully registered, and shall provide a legal opinion according to the relevant law for the state in which the charge is registered, with respect to its validity, seniority amongst creditors, lawfulness and of being exercisable and enforceable in accordance with relevant applicable law. The Company shall bear the fees and costs of such attorney.

The Company also undertakes to provide the Trustee, within 14 days of the registration date of such floating charge, the following documents:

8.6.3.1	A Bond executed by the Company;

8.6.3.2

An originally executed declaration by a senior officer in the Company whereby the charge does not contradict or stand in contrast to the Company’s undertakings towards third parties, all in such form as shall be acceptable to the Trustee in its reasonable discretion;

8.6.3.3

A declaration by the Company whereby there is no limitation or condition in the agreement for securing the debt and/or the undertaking and/or the charge agreement vis-à-vis such third party for realizing the charge by the Trustee, and that no consent is required by the third party and/or any person on its behalf for realizing the charge by the Trustee and/or the Bond Holders in a form that is acceptable to the Trustee in its reasonable discretion;

8.6.4

Should such charge be registered in favor of the Bond Holders, the Company shall present to the Trustee, annually, with an opinion from the US Attorney (as defined in Section 8.6.2 above) as set forth in Section 18.8 hereunder.

8.6.5

Should a floating charge be created over all of the Company’s assets in favor of the Bond Holders and in favor of any third party as described in this Section 8.6 above, realizing the charge by the Trustee or by such third party shall not require the approval of the Trustee or the third party, as applicable, or of any of the Bond Holders or a third party (together: the “Parties”) or providing prior notice to the other Parties regarding the intention to act as foregoing. In light of the aforesaid, each Party may independently and at its discretion (provided it has the right thereto in accordance with the relevant deed of trust or the provisions of the relevant charge agreement) take any required actions for the purpose of realizing the charged asset.

8.6.6

A functionary (receiver or other functionary for realizing the charge) that is appointed at the request of one of the Parties, can be appointed as functionary for all of the Parties. The Trustee shall be permitted to join a proceeding initiated by one of the other Parties, at its discretion or in accordance with a decision of the meeting of Bond Holders. The Company shall provide the Trustee with the contact information of each Party for purpose of delivering realization notices as aforesaid immediately upon the Trustee’s first request.

8.6.7

The Company undertakes to inform the Trustee in writing immediately upon it becoming aware of proceedings being initiated for the purpose of realizing the charge by any of the Parties and/or about a notice by any of them regarding its intention to initiate such proceedings.

8.6.8

The Company represents that on the execution date of this Deed of Trust there is no floating charge over all of the Company’s asset in favor of a third party, and that the Company did not undertake towards any third party to create such charge. It should be clarified that on the execution date of this Deed of Trust the Company has fixed charges and that there are floating and fixed charges for companies held by the Company.

8.6.9

Except for the statements set forth in this Section 8.6, no limitations whatsoever shall apply to the Company in imposing charges of any kind over its property, including that the Company shall be entitled to create fixed charge over its assets including the creation of floating charges in connection with the creation of fixed charges over such assets, in favor of any third party, without requiring any consent from the Trustee or the Bond Holders, and in such case the provisions of Sections 8.6.1 and 8.6.2 above shall not apply.

8.6.10

For the avoidance of doubt it is clarified that the Company’s held companies shall be entitled to create charge over their property, in whole or in part, subject to the provisions of law, under any charge and in any way (including fixed charges and floating charges) in favor of any third party, without any need of any consent from the Trustee and/or the Bond Holders.

8.6.11

The Company and its held companies may, from time to time, sell, lease, assign, grant or otherwise transfer their property, in whole or in part, in any way, without requiring any consent from the Trustee and/or the Bond Holders.

8.6.12

It is clarified that no limitation shall apply to the Company in providing guarantees of any kind in favor of other/s including in favor of companies held by it, directly or indirectly, and there is no preclusion for the Company with respect to assuming any new credit.

9.	Early redemption

9.1	Early redemption at the initiative of the Stock Exchange

If, after listing of the Bonds for continuous trading, the Stock Exchange shall decide to delist the Bonds for the value of the series being lower than the amount stipulated in the Stock Exchange’s guidelines regarding delisting, the Company shall not perform early redemption of the series due to such delisting, but the Bonds shall be delisted from the Stock Exchange and shall be subject, inter alia, to the tax implications deriving thereunder.

9.2	Early redemption at the Company’s initiative

Until the Principal of the Bonds is repaid in full, the Company shall be entitled (but not obligated), in its sole discretion, to affect early redemption, in whole or in part, of the Bonds, subject to and in accordance with the provisions of the bylaws and guidelines of the Stock Exchange, as in effect at the relevant time, and in such case the following provisions shall apply:

9.2.1	The first possible date for early redemption is 30 Trading Days after listing the Bonds for trade on TACT-Institutional.

9.2.2

The frequency of the early redemptions shall not exceed one redemption per quarter.

In the event an early redemption is set in a quarter in which an interest payment date is also set, or a partial redemption payment date or a final redemption payment date, then the early redemption shall be affected at the time set for such payment. For purpose hereof, “quarter” shall mean any of the following periods: January-March, April-June, July-September, October-December.

9.2.3	The minimum volume of any early redemption shall not be less than 5 million NIS, or the balance of the value of the series if an amount lower than 5 million ILS remains.

9.2.4	Each amount that shall be paid in an early redemption by the Company shall be paid with respect to all the Holders of Bonds, pro rata to the par value of the Bonds held by them.

9.2.5	No early redemption shall be made for part of the Bond series if the last redemption amount shall be lower than ILS 3.2 million.

9.2.6

Upon a resolution of the Company’s board of directors with respect to performing partial early redemption, as aforementioned, the Company shall deliver a notice to the Stock Exchange for purpose of its publishing on the Stock Exchange’s information system, with a copy to the Trustee no less than seventeen (17) days and no more than forty-five (45) days before the performance of such early redemption regarding: (1) the rate of the partial redemption in terms of the outstanding balance; (2) the rate of partial redemption in terms of the original series; (3) the interest rate, in the case of partial redemption, on the part that is to be redeemed; (4) the interest rate to be paid upon the partial redemption, calculated with respect to the outstanding balance; (5) an update of the remaining partial redemption rates, in terms of the original series; (6) the record date for entitlement to payment due to the early redemption which shall be 12 days before the date set for early redemption. If a notice regarding such early redemption is given, the Company shall provide the Trustee with a calculation of the amounts that the Company shall pay to the Bond Holders for the early redemption.

9.2.7	The Date of Early Redemption shall not occur during the period between the record date for payment of interest and the date of its actual payment.

9.2.8

The amount that will be paid to the Bond Holders in the case of early redemption, shall be the greater of the following: (1) the obligation value of the Bonds subject to early redemption in circulation, i.e. Principal and unpaid interest (including interest for delay, if any) accrued thereon, until the date of actual early redemption; (2) the balance of expected cash flow for the Bonds subject to early repayment, according to the original amortization table (i.e. - Principal plus interest differentials), considering the date of early redemption, discounted at the Government Bond Yield (as defined hereunder) plus annual interest of 1.15%. The amount paid to the Bonds subject to early redemption shall be calculated as of the date of actual early redemption and until the last payment date set forth with respect to the Bonds subject to early redemption (i.e. June 30, 2031).

Nevertheless it is clarified that if the Bonds shall be listed for continuous trading at the Stock Exchange, the Company shall pay on the early redemption date the higher amount of: (1) the carrying value of the Bonds being redeemed by early redemption, meaning, the Bonds Principal plus interest (including interest for delay if any) accrued until the actual redemption date; (2) the balance of the expected cash flow of the Bonds subject to early repayment (principle plus interest), capitalized according to the Government Bond Yield (as defined below) plus interest at a rate of 0.9% on annual terms. The capitalization of the Bonds shall be calculated starting from the early redemption date until the last repayment date stipulated for the Bonds; (3) the market value of the balance of the Bonds in circulation, which shall be determined according to the average closing price of the Bonds in the thirty (30) trading days preceding the date of the resolution of the board of directors with respect to performing early redemption.

“Government Bond Yield” meaning, the weighted average of the (gross) yield to maturity, in a period of 7 Business Days, ending 2 Business Days before the date of the notice on early redemption, of 2 series of unlinked government bonds, the average duration of which is nearest to the average duration of the Bonds on the relevant date, one with the nearest average duration that is higher than the average duration of the Bonds (“Government Bond A”) on the relevant date, and one with the nearest average duration that is lower than the average duration of the Bonds (“Government Bond B”) on the relevant date, and the weight of which shall reflect the duration of the Bonds on the relevant date.

For example: if the average duration of Government Bond A is 4 years and the yield to maturity thereof is 1%, the average duration of Government Bond B is 2 years and the yield to maturity thereof is 0.5% and the average duration of the loan balance is 3.5 years, the yield shall be calculated as follows:

4X + 2(1-X) = 3.5

X = Yield weight Government Bond A.

1-X = Yield weight Government Bond B.

According to the calculation, the annual yield of Government Bond A shall be weighted at a rate of 75% of the “yield” and the annual yield of Government Bond B shall be weighted at a rate of 25% of the yield.

The government bond yield is:

0.75*1%+0.25*0.5%=0.875%

9.2.9

The Company shall present to the Trustee no later than 5 Business Days after adopting a resolution to perform full or partial early redemption, a detailed calculation signed by the Company’s chief financial officer with respect to the manner of calculating the early redemption amount as well as same calculation in an active Excel spreadsheet specifying the calculation performed by the Company, in a form to the satisfaction of the Trustee.

9.2.10

Partial early redemption, if any, shall be affected at the same percentage for all the Bond Holders. Payments which have been made in the scope of such partial redemption, shall be deemed to have been made firstly on account of payments of arrears interest and thereafter on account of payment of interest and thereafter on account of payment of the Principal. Any amount to be redeemed in early redemption by the Company, shall be redeemed with respect to all Bond Holders, pro-rata according to the nominal value of the Bonds that are held.

9.2.11

On a partial early redemption date, if any, the Company shall pay the Bond Holders the interest accrued only for the redeemed part of the partial redemption and not for any of the unpaid balance. In the event of an Additional Interest payment due to the early redemption, the Additional Interest shall be paid on the par value that was redeemed in the early redemption only.

9.2.12	On the Date of Early Redemption, the future payments of the Principal shall be reduced accordingly and in the event of full payment of the Bond, the Bonds shall expire and be of no force and effect.

9.2.13	For the avoidance of doubt, it is hereby clarified that the Bond Holders shall not have the right to obligate the Company to perform early redemption of the Bonds, full or partial.

9.3

For avoidance of doubt, the provisions of this Deed pertaining to withholding tax at source, in accordance with both the laws of the State of Israel and the laws of the United States, shall apply in full also in the events described in this Section.

10.	Immediate repayment

10.1

Upon the occurrence of one or more of the events set forth in this Section hereunder the Trustee and the Bond Holders shall be entitled to accelerate the balance of the amount due to the Holders under the Bonds, and the Trustee shall be required to do so in the event that a resolution thereon was passed at the meeting of the Bond Holders pursuant to the provisions of Section 10.3 below, and the provisions set forth in Section 10.3 hereunder shall apply:

10.1.1	If the Company fails to pay the Holders any amount of the amounts it owes the Holders under the Bonds or this Deed of Trust, within 4 Business Days after its due payment date.

10.1.2

If the Company is in material breach of the terms of the Bonds and/or the Deed of Trust, and/or if it does not fulfil any of its material obligations in the framework thereof, and the Trustee has provided notice to the Company to remedy the breach and the Company fails to remedy such breach within 10 Business Days from the date the notice of the breach was received, during which period the Company shall act to remedy said breach.

10.1.3

Should it transpire that a material representation of the Company’s representations in the Bonds and/or in the Deed of Trust is incorrect and/or incomplete, and in the event of breach of a material representation that can be remedied - if the breach is not remedied within 7 Business Days from the date the notice of the breach was received, during which period the Company shall act to remedy said breach.

10.1.4

If the Company adopts a resolution to wind up (save for winding up as a result of a merger with another company, subject to Section 10.1.16 hereunder) or if a permanent and final liquidation order is granted by a court with respect to the Company, or any order with a similar or identical outcome pursuant to the Insolvency Law, or a permanent liquidator is appointed for it, or any other authorized factor with similar characteristics pursuant to the Insolvency Law, or any similar functionary shall be appointed by virtue of the Insolvency Law or the even a differed proceeding shall begin or a motion for a different meeting shall be filed with similar significance by virtue of the Insolvency Law, including but not only an order for initiating proceedings and an economic rehabilitation order, or if a functionary of similar nature is appointed in accordance with the law that applies to the Company or if proceedings of similar nature are carried out in accordance with the law that applies to the Company or if a motion of similar nature is brought in accordance with the law that applies to the Company.

10.1.5

If a provisional liquidation order or any order with a similar or identical outcome has been granted under the Insolvency Law by a court, or a temporary liquidator will be appointed thereto or any other authorized factor with similar characteristics under the Insolvency Law, or any similar functionary shall be appointed by virtue of the Insolvency Law or in an event a different proceeding is initiated, or a motion for a different proceeding is filed with similar significance by virtue of the Insolvency Law, including but not only an order for initiating proceedings and an economic rehabilitation order, or any other judicial decision is granted with similar substance, or if a functionary of similar nature is appointed in accordance with the law that applies to the Company or if proceedings of similar nature are carried out in accordance with the law that applies to the Company or if a motion of similar nature is brought in accordance with the law that applies to the Company, unless the order or appointment or decision is set aside or cancelled within forty-five (45) days from the date of the grant of the order or decision, as the case may be. It is clarified that with respect to motions and/or actions and/or orders that were granted, or submitted upon the Company’s request or with its consent, no such remedy period shall be granted.

10.1.6

If an attachment is imposed on all or a Majority of the Company’s Assets, or if any execution activity is carried out against such assets, and the attachment is not removed or the execution activity not cancelled within 45 days from the date imposed or carried out. Notwithstanding, the Company shall not be granted any remedy period with respect to motions filed or orders granted, as the case may be, by the Company or with its consent.

10.1.7

If a motion was filed for receivership or any motion with a similar or identical outcome under the Insolvency Law, or for the appointment of a receiver (provisional or permanent) including under the Insolvency Law for the Company or with respect to all or a Majority of the Company’s Assets, or if an order is granted for appointment of a provisional receiver including under the Insolvency Law, or if a functionary of similar nature is appointed in accordance with the law that applies to the Company or if proceedings of similar nature are carried out in accordance with the law that applies to the Company or if a motion of similar nature is brought in accordance with the law that applies to the Company - which shall not be set aside or cancelled within forty-five (45) days from the date filed or granted, as the case may be; or - if an order was granted for the appointment of a permanent receiver including under the Insolvency Law on all or a Majority of the Company’s Assets, or if a functionary of similar nature is appointed in accordance with the law that applies to the Company or if proceedings of similar nature are carried out in accordance with the law that applies to the Company or if a motion of similar nature is brought in accordance with the law that applies to the Company.

For purposes of Sections 10.1.6 and 10.1.7 above, a “Majority of the Company’s Assets” shall mean, an asset or a number of assets, the aggregate balance sheet value of which, in the audited or reviewed consolidated financial statements of the Company, as the case may be, is in excess of 40% of the Company’s assets on accordance with the Company’s balance sheet in the Company’s latest published audited or reviewed consolidated financial statements, as the case may be.

10.1.8

(a) If the Company files for a stay of proceedings order or any similar proceeding under the Insolvency Law or if such order is granted or if the Company files for a motion to make an arrangement or settlement with the Company's creditors according to Section 350 of the Companies Law or in accordance with the Insolvency Law, or a similar proceeding according to the law applicable to the Company (except for the purpose of a merger with another company and/or restructuring of the Company, including splits not prohibited according to this Deed, and except for arrangement between the Company and its shareholders not prohibited according to the conditions of this Deed and which do not affect the Company’s ability to repay the Bonds); or if the Company otherwise offers its creditors an arrangement or settlement as aforesaid due to its inability to meet its obligations as they fall due or if any such motions are filed with the Company’s consent; or (b) If a motion was filed under Section 350 of the Companies Law or under the Insolvency Law (or any similar proceeding according to the law applicable to the Company) against the Company and without its consent, and not set aside or cancelled within 45 days of filing.

10.1.9	If the Company ceased or gives notice of its intention to cease its payments or ceased or gives notice of its intention to cease conducting its businesses, as they may be from time to time.

10.1.10	If the Company’s main activity ceased to be in the area of energy and/or infrastructure and/or environment and/or sustainability and/or areas similar in essence or with direct nexus to such areas.

10.1.11

If there occurred a material deterioration in the Company’s businesses in relation to their condition on the Date of Issue, and there is actual concern the Company shall not be able to repay the Bonds on their due date.

10.1.12	If there is actual concern the Company shall not meet its material obligations towards the Bond Holders.

10.1.13	If the Company fails to publish financial statements it must publish within 30 days from the last date it is required to publish them under the law applicable thereto or under the Deed of Trust.

10.1.14

If the Bonds cease being rated by a rating company for a period exceeding 60 consecutive days, for reasons and/or circumstances under the Company’s control. It is clarified that in the event the Bonds are rated by more than one rating company, this cause shall not constitute grounds so long as there exists another rating company rating the Bonds.

10.1.15

If immediate repayment is declared on: (1) a traded series of the Company’s bonds (whether on TACT-Institutional or on ordinary continuous trading); or (2) any financial debt of the Company standalone in excess of 50 million Dollars, or several debts (concurrently) of the Company standalone with an aggregate value exceeding US 75 million, unless such acceleration is rescinded (including by settling the debt/s for immediate repayment as aforesaid) within 14 Business Days from the date of demand for immediate repayment of the debt.

“Financial debt” for purposes of this Section - as the meaning of the term in Section 6.2.1.1 above, but excluding a financial debt on a limited recourse (save for the recourse component of such debt, i.e. the scope of debt for which there is recourse to the Company - which shall be calculated as financial debt for purpose of this Section) or non-recourse basis and except a forfeiture of guarantees.

10.1.16

If a merger is effectuated (as defined in the Companies Law or as defined in the law that applies to the Company and including merger under Section 350 of the Companies Law or any similar proceeding according to the law applicable to the Company) with another entity (which is not a company consolidated in the financial statements of the Company), without receiving the prior consent, by special resolution, of the Bond Holders, unless the surviving entity represents to the Bond Holders, including via the Trustee, at least ten Business Days prior to the merger date, that there is no reasonable concern that due to the merger the surviving entity shall not be able to meet its obligations towards the Bond Holders.

10.1.17

If the Company fails to comply with one or more of the Financial Covenants described in Section 6.2 of the Deed of Trust (each Financial Covenant shall stand on its own) for two consecutive Examination Dates.

10.1.18

If the Company sold during a period of 3 consecutive quarters a Majority of the Company’s Assets (as defined below for purposes of this Section 10.1.18) (except if until the lapse of 6 months from the sale other assets were acquired or investments in assets were made in the Company’s area of activity whereby at the end of such six month period, the Company’s assets are at least 50% of the Company’s assets prior to such sale).

For purpose of this Section 10.1.18: (1) sale means to any third party whatsoever (including a number of third parties in aggregate) save for corporations controlled by the Company and/or corporations controlled by such corporations. Control in this respect means holding at least 50.01% of the means of control; and (2) a “Majority of the Company’s Assets” shall mean an asset or a number of assets, the aggregate balance sheet value of which, in the audited or reviewed consolidated financial statements of the Company, as the case may be, is in excess of 50% of the Company’s assets on accordance with the Company’s balance sheet in the Company’s latest published audited or reviewed consolidated financial statements, as the case may be.

10.1.19	If the Company expanded the series in breach of the provisions of Section 2.13.1 above.

10.1.20	If the Company breached the distribution limitations as set forth in Section 6.3 above.

10.1.21	If the Company breached its obligations as set forth in Section 8.6 above.

10.1.22

If the rating of the Bonds falls below BBB(-) (triple B minus) (or equivalent rating that shall come in its stead which shall be determined by a different rating company that shall replace the rating company). It is clarified that in the event the Bonds are rated by more than one rating company, the lower rating between the two shall be deemed as the rating of the Bonds.

10.1.23	If the Company is liquidated for any reason, except in the event of liquidation in the framework of a merger under Section 10.1.16 above.

10.1.24

If, following the listing of the Bonds for ordinary continuous trading (if at all), the Stock Exchange suspended trading of the Bonds, except for suspension due to the creation of ambiguity, as stated in Part Four of the Stock Exchange bylaws, and the suspension is not cancelled within 60 days, and except as a result of a broad suspension of trading at the Stock Exchange, or if the Bonds were delisted from the Stock Exchange.

10.1.25	If a “going concern” notice for the Company is included in the Company’s consolidated financial statements for two consecutive quarters.

10.1.26	If the Company breached its obligation to provide notice of protected negotiations as set forth in Section 18.12 hereunder.

10.2

For avoidance of doubt, it is clarified that the aforementioned right of immediate repayment and/or effectuating immediate repayment shall not derogate or diminish from any other or additional relief available to the Bond Holders or the Trustee according to the conditions of the Bonds and this Deed, or according to applicable law, and avoiding to accelerate the debt upon the occurrence of any of the events set forth in Section 10 above shall not constitute any waiver of the rights of the Bond Holders or of the Trustee.

10.3	Upon the occurrence of any of the events set forth in Section 10.1 above and in accordance with the provisions thereof including its sub-sections:

10.3.1

The Trustee shall be required to convene a meeting of the Bond Holders, which shall be held 21 days from the date of the assembly notice (or any earlier date according to the provisions of Section 10.4.6 hereunder), and which agenda shall include a resolution to call for immediate repayment of the Principal of the Bonds, due to the occurrence of any of the events specified in Section 10.1 above.

10.3.2

In the notice of convening the meeting it shall be noted that if the Company will cause the cancellation and/or the stop and/or the removal of the event specified in Section 10.1 above, for which the meeting has been called prior to the date of the meeting, the convening of the meeting of the Bond Holders as aforesaid shall be cancelled.

10.3.3

Resolution of the Bond Holders to accelerate the Bonds to immediate repayment shall be adopted in a meeting of the Bond Holders in which there was the presence of Bond Holders holding at least fifty percent (50%) of the outstanding balance of the par value of the Bonds by a majority vote of the holders in the balance of the par value of the Bonds participating in the vote, or by majority of the votes of the participants at an adjourned meeting of the Bond Holders in which there was the presence of Bond Holders holding at least twenty percent (20%) of such balance.

10.3.4

If until the date of the meeting any of the events specified in Section 10.1 above is not cancelled, stopped or removed, and the resolution of the meeting of the Bond Holders as set forth in Section 10.4.1 above to accelerate the Bonds to immediate repayment has been adopted as required in Section 10.4.3 above, the Trustee shall be required, at the first possible instance, to accelerate all the outstanding balance of the Bonds to immediate repayment, provided it gives the Company a 7-day warning of its intention to do so and the event due to which the resolution was adopted was not cancelled, stopped or removed within such period.

10.3.5

Copy of the notice of convening the meeting as set forth in Section 10.4.1 above shall be sent by the Trustee to the Company immediately upon publishing the notice and shall be considered advance written warning to the Company regarding its intention to act as stated.

10.3.6

The Trustee may in its discretion shorten and even void the aforesaid 21-day period (as set forth in Section 10.4.1 above) and/or the above said 7-day warning notice (in Section 10.4.4 above) up to one (1) day if the Trustee is of the opinion that there is reasonable concern that delivering the notice or delaying the convening or the exercise date shall prejudice the possibility for immediate repayment of the Bonds.

10.3.7

If any of the sub-sections of Section 10.1 above sets forth a reasonable period during which the Company may act or adopt resolutions resulting in the removal of the grounds for immediate repayment, the Trustee or the Holders shall be entitled to accelerate the Bonds for immediate repayment as set forth in this Section 10 only upon the lapse of the period set forth as aforesaid and if the grounds were not removed; however the Trustee may shorten such period if it believes it may prejudice the rights of the Holders, after having provided notice the Company of its intention to do so and even without such advance notice if it believes such would materially prejudice the rights of the Holders.

10.3.8

The Trustee shall cancel convening the meeting if by the time set for convening the Company informed the Trustee that the event described in Section 10.1 above for which the meeting was convened was cancelled or removed, once the Company has provided the Trustee with an approval signed by the Company’s CEO and chief financial officer with respect to the cancellation or removal of the event, in a form satisfactory to the Trustee.

10.3.9

Immediate repayment shall be effected by providing notice to the Company regarding the immediate repayment of the Bonds and can also be effected by way of publishing a notice regarding the resolution of the meeting or decision of the Trustee regarding immediate repayment of the Bonds.

10.3.10

In the event the Company is provided notice whereby the Bonds have been accelerated to immediate repayment according to the provisions of this Section, the Company undertakes to carry out from time to time and at any time requested to do so by the Trustee all the reasonable actions to allow exercise of the authorities conferred on the Trustee, and in particular the Company shall carry out all the following actions, no later than 10 Business Days of the date of the Trustee’s request:

10.3.10.1

Transfer and deliver to the Trustee the consideration of the Bonds due for repayment according to the terms thereof and the mechanism set forth in Section 9.2 above, whether their due dates have occurred or not ('Acceleration'). Should the Company transfer the full amount of the Principal and interest (if applicable) as set forth above, the Company shall be deemed to have discharged its obligations towards the Bond Holders with respect to the relevant payment of Principal and interest (if any), and the Bond Holders and/or the Trustee shall have no claim against the Company in connection with such payments; and

10.3.10.2

Provide any declarations and/or execute all documents and/or perform and/or cause the performance of all actions necessary and/or required according to law for validating the exercise of authority, power and permissions of the Trustee and/or its representative in connection with the immediate repayment.

10.3.10.3	Provide all notices, orders and instructions as the Trustee deems beneficial in connection with immediate repayment, and requests.

For purpose of this section - written notice executed by the Trustee and confirming that an action requested by it, within the scope of its authority, is reasonable, shall constitute prima facie evidence thereof.

10.3.11

Immediate repayment shall be made according to the balance of the par value of the Bonds, which remain outstanding, and interest differentials accrued on the Principal, while interest shall be calculated for the period commencing after the last day for which interest was paid and until the date of actual immediate repayment (calculating interest for part of the year shall be on a basis of 365 days per year).

10.3.12

Subject to the provisions of applicable law, the duties of the Trustee according to this Section 10, are subject to its actual knowledge of the existence of the facts, events, circumstances and occurrences specified therein.

11.	Claims and proceedings by the Trustee

11.1

Without derogating from any provision of this Deed of Trust and as an independent right and power, the Trustee shall be entitled, in its discretion, and with seven (7) day written notice to the Company, to take all such legal proceedings as it sees fit for purpose of exercising the rights of the Bond Holders, protecting their rights and enforcing performance of any other obligation of the Company pursuant to the Deed of Trust. Subject to the provisions set forth below, the Trustee shall be required to do so pursuant to a demand contained in an ordinary resolution of the Bond Holders. Notwithstanding the foregoing, the Trustee has the right to reduce the advance notice period (and even disregard it) if the Trustee believes that any delay in taking action, or that providing notice to the Company as aforesaid could prejudice the rights of the Bond Holders. The Trustee shall be entitled to commence legal and/or other proceedings even if the Bonds have not been accelerated to immediate repayment, for purposes of protecting the rights of the Bond Holders, and subject to applicable law. Notwithstanding the provision of this section, the right to accelerate to immediate repayment shall arise only in accordance with the provisions of Section 10 above and not pursuant to this Section 11.

11.2

The Trustee may, in its sole discretion and without the notice to the Company, apply to an appropriate court jurisdiction with an application to receive instructions on any matter connected with and/or pertaining to this Deed of Trust. It is clarified that the Trustee shall not delay the performance of an act for purposes of applying to court where such delay is likely to be prejudice the Bond Holders.

11.3

Subject to the provisions of this Deed of Trust, the Trustee may, but shall not be required, to convene a general meeting of Bond Holders at any time in order to discuss and/or receive instructions on any matter pertaining to the Deed of Trust, and may reconvene such meeting provided that convening in such events is done by the Trustee promptly, and at the first possible time and that the Trustee shall not delay taking action where such delay is likely to prejudice the Bond Holders.

11.4

The Trustee may, in its sole discretion, delay the performance of any act by it pursuant to the Deed of Trust, for purposes of referring to a meeting of Bond Holders and/or to the court until it receives instructions from a meeting of the Bond Holders and/or instructions from the court as to how to act. Notwithstanding the foregoing, the Trustee is not entitled to delay proceedings for making the Bonds immediately due and payable on which a meeting of the Bond Holders has decided, and also in a case where the delay is likely to materially prejudice the Bond Holders. Notwithstanding the aforesaid in Sections 11.1 - 11.3 above, the Trustee shall only file a motion for the Company’s liquidation following a special resolution adopted by the meeting of the Bond Holders.

11.5

For the avoidance of any doubt it is clarified that nothing in the provisions set forth above shall diminish and/or derogate from the Trustee’s right, which is hereby conferred on it, to refer to judicial instances, in its sole discretion, even before the Bonds have been made immediately due and payable, for purposes of the grant of any order relating to the affairs of the trust.

12.	Trust over receipts

All amounts received from the Company in accordance with this Deed, including amounts received by Trustee from any source except its fees, shall be held by it in trust and shall be applied by it for the following purposes and according to the following order of priority: initially - for payment of the Trustee’s remuneration and the reasonable expenses, payments, levies and obligations that have been incurred by the Trustee, imposed on it or incurred in the course of or as a consequence of acts for performing the trust or otherwise in connection with the terms and conditions of the Deed of Trust (provided that the Trustee shall not receive its fees both from the Company and from the Bond Holders). The balance shall serve, unless decided otherwise in advance by a special resolution of a meeting of the Bond Holders, for the following purposes according to the following order of priority: first - for repaying Holders who incurred payments under Section 25 beyond their proportional share (as such term is define in Section 25 hereunder); second - for repayment to Holders incurring payments at their proportional share according to Section 25 hereunder; third - in order to pay the Bond Holders interest on arrears due to them according to the conditions of the Bonds, pari passu and pro rata to the interest on arrears amount due to each of them, without preference or preemptive right with respect to any of them; fourth - in order to pay the Bond Holders the late Principal amounts due to them according to the Bonds they hold (including interest on arrears insofar as applicable according to the terms of the Bonds) that were accumulated before the order to initiate proceedings and pro rata to the late Principal due to each of them, without preference or preemptive right with respect to any of them; fifth - to pay to the Bond Holders interest payments that are due to them according to the Bonds held by them, pari passu, the payment date of which has not yet arrived, and pro rata to the amounts due to them, without any preference or preemptive right with respect to any of them; sixth - in order to pay the Bond Holders the amounts of Principal that are due to them under the Bonds held by them, the repayment date thereof has not yet arrived, pari passu and pro rata to the amounts that are due to them, without any preference in respect of precedence in time of the issue of the Bonds by the Company or otherwise; seventh - in order to pay the Bond Holders the remaining interest due to them according to the terms of the Bonds (including interest on arrears insofar as applicable according to the terms of the Bonds) if any and is considered a deferred debt under the Insolvency Law, pro rata to the amount of interest on arrears due to each of them without preference or preemptive right with respect to any thereof; it should be emphasized that making this payment through the Stock Exchange’s systems is subject to the Stock Exchange bylaws as they shall be at the relevant date, and that as of this date the Stock Exchange cannot operate payments for Principal of Bonds following redemption of the Principal (and therefore making such payment, if and insofar as applicable, shall be required to be made not through the Stock Exchange system); and the surplus, if any remains, shall be paid by the Trustee to the Company or to its successors-in-title. Tax at source shall be withheld from such payments to the Bond Holders to the extent that there is an obligation according to any law to withhold it.

13.	Power to demand payment to the Holders through the Trustee

The Trustee may instruct the Company in writing to transfer to the Trustee account, for the Bond Holders, part of the forthcoming payment which the Company shall transfer to the Trustee on the date set forth according to this Deed (but not prior thereto), so that such amount is transferred to the trust account no later than the date of making the relevant payment, for the purpose of financing proceedings and/or expenses and/or fees of the Trustee pursuant to this Deed. The Company may not refuse to act pursuant to the Trustee’s notice, and the Company shall be considered as having fulfilled its obligation towards the aforementioned Holders if it transferred the amount required by the Trustee to the credit of the trust account, and the Trustee and Holders shall have no argument against the Company in such case with respect to such transfer of payment as set forth in this section above. It is noted that the financing amount shall be first deducted from the interest payment and only afterwards from the Principal payment.

By no later than four trading days prior to record date for the relevant interest payment from which the financing amount shall be deducted, a report shall be published through the reporting system of the Stock Exchange specifying the financing amount, the purpose thereof and the updated interest amounts to be paid to the Holders in the framework of the relevant payment. Should the financing amount be deducted from the principal, the Company will note, in an immediate report, inter alia, the redemption amount for every ILS 1 par value, less the financing amount. Additionally, the Company shall state in such immediate report that the financing amount to be transferred to the Trustee shall be considered, for all intents and purposes, as payment to the Bond Holders.

The financing amount that the Trustee shall be permitted to instruct the Company to transfer to it as set forth in this section above, in the event no resolution of the Holders was previously adopted in this respect at a special meeting of the Bond Holders (including a resolution regarding initiation of proceedings and/or taking actions for which the financing amount is required) shall be limited to ILS 500,000 (plus VAT).

The aforementioned does not release the Company from its obligation to pay for the financing of the proceedings, expenses and fees as aforesaid, if any, where it is required to bear them under this Deed or pursuant to applicable law. The foregoing does not derogate from the duty of the Trustee to act reasonably to obtain the financing amount due to the Holders from the Company. It is clarified that if the Company is required to bear any of the expenses but failed to do so, the Trustee shall act to collect aforesaid amounts from the Company and if it succeeds in obtaining them such shall be held by it in trust and shall be used for the purposes and according to the order of priorities specified in this Deed above.

14.	Power to withhold distribution of money

Notwithstanding the provisions of Section 11 above, if the monetary amount received as a result of the taking of the aforesaid proceedings that is available for distribution at any time, as set forth in Section 11 above, is less than ILS 1 million, the Trustee shall not be required to distribute such amount and it may invest such amount, in whole or in part, in investments which are permitted pursuant to Section 15 hereunder, and may replace such investments from time to time with permitted investments as stated in Section 15 below, as it sees fit.

At the time of the first payment of principal and/or interest to the Bond Holders, which is paid after receipt by the Trustee of the aforesaid amount, or prior thereto, when the abovementioned investments and profits thereon together with the additional moneys that may be received by the Trustee for the said purpose, reach an amount which is sufficient in order to pay at least ILS 1 million, the Trustee shall make payment thereof to the Bond Holders in the manner stated in Section 11 above.

Notwithstanding the foregoing in this Section, Bond Holders may, following an ordinary resolution thereby, order the Trustee to pay them the funds received by the Trustee and which are to be distributed as foregoing in this section, even if their amount stands at less than the foregoing in this section, and all subject to the provisions of the Stock Exchange as they shall be at that time.

15.	Permissible investment by the Trustee

15.1

All funds that the Trustee may invest pursuant to the Deed of Trust, shall be invested by it in bank deposits of one of the five (5) largest banks in Israel, rated no lower than (AA) (Israeli) of Maalot (or an equivalent rating), in its name or to its order, or shall be invested in securities issued by the State of Israel

15.2

If the Trustee does so, it shall only owe the beneficiaries the proceeds received from realizing the investments less its fees and expenses, commissions and costs related to the aforementioned investment and to the management of the trust accounts, and less mandatory payments that apply to the trust account, and with respect to the balance of such funds the Trustee shall act in accordance with the provisions of Sections 12 or 13 of this Deed above, as applicable.

16.	Failure to make payment for reason not dependent on the Company

16.1

Any amount that is due to a Bond Holder which is not actually paid for a reason that is not dependent on the Company, in circumstances where the Company was prepared to make payment thereof on time and in full, shall cease to bear interest from the date specified for the payment thereof, and the Bond Holder shall be entitled only to those amounts to which he was entitled on the date specified for settlement of such payment on account of the principal or the interest, provided that such amount has been deposited with the Trustee as stated in Section 17.2 below.

16.2

The Company shall deposit, with the Trustee, within 7 days from the date specified for payment, the amount of the payment that was not paid for a reason that is not dependent on the Company and shall give written notice, according to the addresses in its possession, to the Bond Holders, about such deposit, and such deposit shall be deemed to be a discharge of such payment, and in the case of a discharge of all amounts that are due in respect of the Bonds, shall also be deemed to be a final redemption of the Bond.

16.3

The Trustee shall invest any amount that has been deposited in its name and to its order in investments specified in Section 15 above, as the Trustee shall see fit and subject to the provisions of any law. Where the Trustee has done so, it will not be liable to the Bond Holders who are entitled thereto in respect of such amounts, except for the proceeds that will be received from the realization of such investments, less the expenses associated therewith and with the administration of trust accounts, after deducting mandatory payments, and shall pay such proceeds to the Bond Holders who are entitled thereto against presentation of such proof as may be demanded by the Trustee to its full satisfaction.

16.4

The Trustee shall hold such moneys and shall invest same in the manner aforesaid, until the end of one year from the date of final repayment of the Bonds or up to the date of payment thereof to the Bond Holders, whichever is the earlier. After that date, the Trustee shall transfer such amounts to the Company, including gains arising from the investment thereof, and less its expenses and other expenses that were incurred in accordance with the provisions of the Deed of Trust (such as the remuneration to service providers, etc.), to the extent that moneys remain in the Trustee’s possession at such time. The Company shall hold the abovementioned amounts in trust for an additional period of six years from the date of transfer thereof to it by the Trustee, for and on behalf of the Bond Holders who are entitled to such amounts, and the provisions regarding the investment of money as set forth in Section 15 above shall apply, mutatis mutandis. Upon the transfer of the money from the Trustee to the Company, to the Trustee’s satisfaction, the Trustee will be released from payment of such amounts to the entitled Bond Holders. The Company shall confirm in writing to the Trustee the holding of the amounts and the fact of same having been received in trust for the aforesaid Bond Holders, and it shall indemnify the Trustee in respect of any claim and/or expense and/or damage of any sort that may be incurred by the Trustee as a consequence and in respect of the transfer of such money, unless the Trustee acted with negligence that is not exempt by law, or without good faith or maliciously. Moneys that are not demanded from the Company by a Bond Holder at the end of seven years from the date of final repayment of the Bonds, will be transferred to the Company, and it will be entitled to use the moneys which remain for any purpose. The foregoing shall not derogate from the Company’s obligation to the Bond Holders to pay them the moneys to which they are entitled as aforesaid according to any law.

17.	Receipts as proof

17.1

Without derogating from any other condition contained in the Bonds, a receipt signed by any Bond Holder or documented evidence from the transferring member of the Stock Exchange shall constitute proof of the full discharge of any payment that was made by the Company as set forth in the receipt or document.

17.2

A receipt from a Bond Holder in respect of the amounts of Principal and interest that were paid to it by the Trustee in respect of the Bond or documented evidence from the transferring member of the Stock Exchange shall constitute an absolute release for the Trustee and the Company in respect of the payment of the amounts mentioned in the receipt or document.

17.3

Subject to the aforementioned in this Section 14, a receipt from the Trustee regarding the deposit of amounts of Principal and interest with it to the credit of the Bond Holders as aforesaid, shall be deemed with respect to release of the Company as a receipt from a Bond Holder. The aforementioned shall not derogate from the Company’s obligation to bear payments that would have applied to it in favor of the Trustee also with respect to the period during which such amounts were held by the Trustee.

18.	The Company’s obligations to the Bond Holders and the Trustee

The Company hereby undertakes to the Bond Holders and the Trustee, that following the consummation of the Private Placement and subject thereto, and so long as the Bonds (including interest thereon) remain unpaid, it shall:

18.1	Continue to conduct its business in a regular and proper manner.

18.2

The Company shall deliver to the Trustee and/or to its authorized representative (of whose appointment the Trustee shall notify the Company upon appointment), subject to the provisions of Section 33 below, any information about the Company which it can produce and/or process on the basis of information and/or documents executed by the Company through the Company’s CEO and senior financial officer and that can reasonably be prepared (including explanations, documents and calculations pertaining to the Company, its business or its assets and information which in the Trustee’s reasonable discretion is necessary for protecting the Bond Holders), as well as to order the attorneys and/or the Company’s accountants to deliver such information (except in case the attorneys or auditors inform the Trustee in writing that they are not permitted to provide the information being sought), upon the reasonable written request of the Trustee, and no later than ten (10) Business Days from the Trustee’s request, so long as that according to the Trustee’s reasonable opinion the information is required by the Trustee for exercising and applying the authorities, powers and permissions of the Trustee and/or its representatives under the Deed of Trust, subject to a confidentiality undertaking including information that may be essential and required for examinations made by the Trustee for protecting the rights of the Bond Holders, and provided that the Trustee acts in good faith. The Trustee may, at its reasonable discretion, transfer the information it is provided with to institutional investors holding Bonds, subject to the provisions of Section 33 of this Deed, and this shall not be considered a breach of the duty of confidentiality applicable to the Trustee. Similarly, upon the Trustee’s request, the Company shall inform it in writing whether the disclosed information is considered inside information, as defined in the Securities Law. To the extent possible, while considering the nature and circumstances of the matter, the Company shall endeavor to provide a right of review as set forth in this Section above, in Israel including transfer of materials through any media.

18.3

Keep and maintain proper books of account in accordance with accepted accounting principles. To keep the books and the documents which serve as written evidence (including deeds of pledge, mortgage, accounts and receipts), and to enable the Trustee and/or anyone the Trustee may appoint in writing for such purpose, to inspect upon advance coordination and at any reasonable time, no later than ten (10) Business Days from the Trustee’s request, any such book and/or register and/or document and/or certificate. In so far as possible, considering the nature and circumstances of the matter, the Company shall act to allow the right of review as set forth in this section above, in Israel including transferring materials through any kind of media.

18.4

Allow the Trustee and/or anyone the Trustee may appoint in writing for this purpose, provided that the identity of such person is acceptable to the Company, who shall sign on a confidentiality undertaking drafted by the Company, to enter its offices, after prior arrangement, as well as any other place at which its assets may be located, at any reasonable time, in order to inspect and examine its assets, according to the Trustee’s discretion, for the protection of the Bond Holders.

18.5

Subject to the provisions of this Deed, the Trustee has undertaken, by signing the Deed of Trust, to keep all information given as aforesaid in confidence. It is clarified that the transfer of information to the Bond Holders for purposes of the passing of a resolution relating to their rights under the Bond, or for purposes of giving a report on the Company’s condition and/or pursuant to a requirement according to law, does not constitute a breach of the aforesaid confidentiality undertaking.

18.6

Notify the Trustee in writing, immediately upon learning of any event in which an attachment has been imposed or execution actions have been taken or a charge was realized on the Company’s assets, all or part (as such term is defined in Section 10.7 above), and with respect to any case in which a receiver has been appointed over its assets, all or part, and with respect to any situation in which a special manager or liquidator or any other functionary has been appointed for the Company, and it shall immediately and at its own expense take all the reasonable steps required for the removal of such attachment or the setting aside of the receivership or cancellation of the appointment or the action.

18.7

Notify the Trustee immediately and in writing of any real concern of the Company whereby any of the events specified in Section 10.1 above are likely to occur and also about the occurrence of all or any of the events mentioned in Section 10.1 above, without taking into account the remedy and waiting periods set forth in such Section.

18.8

No later than fourteen (14) business days following the execution of the Company’s annual financial statements, to present the Trustee with a confirmation signed by the Company’s CEO or the chief financial officer whereby to the best of its knowledge in reliance upon examinations it conducted, during the period from the date of the Deed and/or from the date of the previous approval presented to the Trustee, the latter of which to occur, and until the date of the approval, the Company has not breached this Deed, including breach of any of the conditions of the Bonds, unless explicitly stated otherwise in the approval. Such approval shall be accompanied with certification from a US Attorney (as defined in Section 8.6.2 above) that, according to the relevant registers, the Company has not created nor registered a floating charge on any of its assets in any relevant register and that if the Company has created a charge in favor of the Bond Holders then the opinion shall be provided with respect to the validity, lawfulness and enforceability of the charge against the Company in accordance with applicable law at the place of the creation of the charge, in wording that is agreed upon between the Trustee and the US Attorneys.

18.9	No later than upon the lapse of 30 days from the date of this Deed of Trust, present to the trustee an amortization table for repayment of the Bonds (Principal and interest) in an Excel file.

18.10

To furnish the Trustee a copy of any document or information that the Company has delivered to the Bond Holders, if any. It is clarified that the publication of notices and orders as aforesaid through the Stock Exchange’s reporting system shall exempt the Company from sending them to the Trustee.

18.11

To notify the Trustee in writing with respect to any change in the name or address of the Company no later than 5 Business Days following the date of the change. It is clarified that publication of a notice or report regarding a change in the Company’s address or name shall be deemed notice to the Trustee for purpose of this Section.

18.12.	To notify the Trustee on its intention to commence protected negotiations (as defined in the Insolvency Law) at least 10 Business Days before commencing negotiations.

18.13	Without derogating from the provisions of this Deed, to bear all costs set forth in Section 5(c)7(d) of Chapter 4 of the Codex.

18.14

Per the Trustee’s request, notify the Trustee in writing, signed by the senior financial officer of the Company, within 2 Business Days, regarding any payment made to the Bond Holders and regarding the balance of the debt towards the Bond Holders on such date (and after making payment).

18.15

To invite the Trustee to all of its general meetings (whether annual meetings or special general meetings of the Company’s shareholders), if held, when held, in Israel, without providing the Trustee a right to vote at such meetings. It is clarified that publishing an invitation or voting instrument on the MAGNA or MAYA systems shall be deemed an invitation to the Trustee. Should meetings not be held in Israel, the Company shall provide minutes of the general meetings of the shareholders of the Company to the Trustee no later than 2 Business Days of requesting the minutes.

19.	Representatives

19.1

The Company hereby irrevocably appoints the Trustee as its representative to execute and perform in its name and stead all the acts it is obliged to perform according to the terms and conditions contained in this Deed, and generally to act in its name in relation to acts which the Company is obliged to perform under this Deed, and which it has not performed, or to implement some of the powers and authorities vested in it, and to appoint any other person the Trustee may deem fit for performing its duties pursuant to this Deed of Trust, provided that the Company has not performed the acts which it is obliged to perform under the conditions of this Deed within a reasonable period of time as determined by the Trustee from the date of the Trustee’s written demand, provided that the Trustee has acted reasonably.

19.2

The appointment pursuant to Section 19.1 above does not oblige the Trustee to perform any act and the Company hereby releases the Trustee in advance in the event that the Trustee does not perform any act and/or fails to timely and/or correctly perform any act. In addition, the Company hereby waives in advance any claim against the Trustee and/or its agents in respect of any damage that has been incurred and/or is likely to be incurred by it, directly and/or indirectly, by virtue of acts and/or omissions of the Trustee as mentioned in this Section. All - save if the Trustee acted with gross negligence that is not exempt by law or without good faith or maliciously.

20.	Other agreements

Subject to the provisions of the law and the restrictions imposed on the Trustee by law, the fulfillment of the function of the Trustee, pursuant to this Deed of Trust, or its capacity as trustee, shall not prevent it from entering into transactions with the Company in the ordinary course of its business, provided that such does not constitute a conflict of interest with its function as a trustee pursuant to this Deed.

21.	Reporting by the Trustee

Commencing from the date of the Private Placement, the Trustee shall prepare, by the end of the second quarter of each calendar year, an annual report regarding the affairs of the trust in relation to the Bonds (hereinafter: the “Annual Report”), which shall contain reports on irregular events in connection with the trust that occurred during the preceding year.

The Holders are entitled to inspect the Annual Report at the Trustee’s offices during normal business hours and will be entitled to receive a copy of the report upon request. A copy of the report shall be provided to the Company together with its being made available for the Holders’ review.

Where the Trustee has learned of a material breach by the Company of the Deed of Trust, it shall notify the holders about the breach and about the steps it has taken to prevent such breach or for the fulfillment of the Company’s obligations, as the case may be.

The Trustee shall send the Bond Holders a notice about any irregular event that is likely to have a material effect on the rights of the Bond Holders, and shall do so shortly after it has become aware of the fact.

Until full redemption of the Bonds, if requests are received from Holders holding more than 10% of all Bonds in circulation, requesting information regarding the examinations conducted by the Trustee with respect to the series of Bonds including with respect to the Company’s fulfillment of its obligations towards the Bond Holders pursuant to the Deed of Trust, the Trustee shall cooperate with such Holder or Holders in connection with receiving such information and all subject to provisions of confidentiality and applicable law (for avoidance of doubt it is clarified that receiving such information shall be beyond the Annual Report prepared by the Trustee), and provided that the investor provided the Trustee an updated approval with respect to his ownership of the Company’s Bonds on the date the information is delivered.

Per the request of Holders of more than 10% (ten percent) of the balance of the par value of the Bonds, the Trustee shall furnish to the Holders data and particulars of its expenses in connection with the trusteeship subject of the Deed of Trust.

22.	Trustee’s remuneration

The Company shall pay the Trustee a fee for its services, in accordance with this Deed of Trust, as described below:

22.1	In respect of its services as a trustee for the duration of the first twelve months holding office, a sum of ILS 22,500 which shall be paid immediately after completion of the Private Placement.

22.2

Commencing from the second year, the Trustee will be paid an annual fee of ILS 20,500 in respect of each year in which it serves as trustee for the unpaid balance of the Bonds. The aforesaid amount will be paid at the beginning of each year of the trust in respect of the forthcoming trust year. Notwithstanding the contents of Section 22.9 below, in the event that the Trustee’s term of office should come to an end during the course of a trust year, the Trustee will be paid its fee for a full year in which it served as trustee for the Bond Holders.

22.3	In respect of each shareholders meeting in Israel, in which the Trustee participates, the Trustee will be entitled to a fee of ILS 750.

22.4

The Trustee will be entitled to a fee in a sum of ILS 500 for each hour of work, in respect of special actions that may be taken by it in the ordinary course of business in the framework of its serving as trustee, including acts which the Trustee may take in respect of a breach by the Company of the Deed of Trust, the convening of meetings of Bond Holders or in respect of actions for making the Bonds immediately due and payable, and/or in respect of special actions the Trustee may be required to perform, if required, for purposes of fulfilling its functions in accordance with this Deed of Trust (inter alia, without limitation, distribution of money that has been deposited with the Trustee for the Bond Holders, actions connected with the registration or cancellation of collateral in a register maintained according to law, actions connected with the examining, enforcement and so forth of special obligations on the part of the Company pursuant to the Deed of Trust, including examinations of the conditions of collateral and of obligations).

22.5	The amounts mentioned in Sections 22.4 - 22.5 shall be linked to the Consumer Price Index, where the base index is the index in respect of the month of June 2020.

22.6	The Trustee will be entitled to reimbursement of reasonable expenses incurred by it as a result of its holding office as trustee for the Bond Holders.

22.7

If there should be any changes in the provisions of the law pursuant to which the Trustee is required to perform additional actions and/or examinations and/or preparation of reports, the Company undertakes to bear the reasonable expenses that will be incurred by the Trustee for such purpose.

22.8	VAT shall be added to all the payments specified above in this section as prescribed by law at the time of payment, if same applies.

22.9

If the Trustee’s term of office comes to an end, as stated in Section 29 below, the Trustee will not be entitled to payment of remuneration commencing from the date his term of office actually terminated. It is clarified that so long as the Trustee holds office, the Trustee will be entitled to receive a remuneration even if a receiver is appointed for the Company, or if the Company is in liquidation proceedings.

23.	Special powers

23.1

The Trustee is entitled in the framework of performing the affairs of the trust pursuant to this Deed of Trust, to commission the opinion and/or advice of any attorney, accountant, real estate appraiser, valuer, surveyor, broker or other expert. The Trustee is entitled to act in reliance upon the opinion and/or advice of such person whether such opinion and/or advice was prepared at the request of the Trustee or by the Company or any person on its behalf, and the Trustee shall not be required to pay and no amount shall be offset from the payments due to the Trustee in connection with any loss or damage that may be caused as a result of any act and/or omission performed by it in reliance upon such advice or opinion, unless peremptory rule finds the Trustee to have acted maliciously or with negligence that the Trustee is not exempt by law in effect from time to time. The Company undertakes to bear, including in advance, the full cost of employing any such expert appointed by the Trustee provided that the Trustee has given advance notice to the Company with respect to its intention to obtain such expert opinion or advice (unless such advance notice shall materially prejudice the rights of the Holders, in which case the notice shall be provided in retrospect on the date on which the Trustee decides that such notice shall not prejudice the rights of the Holders) and that the cost is reasonable under the circumstances of the matter.

23.2

Any such advice and/or opinion may be given, sent or received by way of letter, telegram, facsimile and/or any other electronic means for the transmission of information, and the Trustee will not be responsible in respect of acts it performed in reliance on advice and/or an opinion or information transferred in one of the forms mentioned above even if it contains errors and/or same where not authentic, unless it was possible to discover such by reasonable examination and the Trustee did not act maliciously or with gross negligence that is not exempt according to law or good faith.

23.3

The Trustee has the authority to decide on behalf of the bond Holders with respect to any question or doubt which may arise in relation to any provision contained in this Deed and any decision of the Trustee in such matter shall be binding on all the Bond Holders, without derogating from any argument the Company may have in connection with such matter or doubt.

23.4

Subject to the provisions of this Deed, the Trustee may, but is not required to, convene at any time a meeting of the Bond Holders in order to discuss and/or receive its orders with respect to this Deed, and it may convene it again.

23.5

Subject to any law, the Trustee shall faithfully use its powers, within the authority and powers granted thereto under this Deed, at its full discretion, and subject to the other provisions of this Deed. If the Trustee acted so, the Trustee shall not be liable for any damage and/or loss and/or cost caused to the Company and/or Bond Holders and/or which they shall be required to bear due to any act and/or omission made by the Trustee, including due to a mistake in the above discretion, except if established in peremptory judgement that the Trustee acted negligently or in bad faith or with malice or contrary to the provisions of this Deed, and all subject to and in accordance with the provisions of law.

24.	Trustee’s power to engage agents

The Trustee will be entitled to appoint an agent/s who will act in its stead, whether an attorney or other person, in order to perform or to participate in the performance of special acts which are required to be carried out in connection with the trust, and without derogating from the generality of the foregoing, the taking of legal proceedings, subject to the agent executing a letter of confidentiality, provided that the Trustee has given the Company advance written notice with respect to the appointment of such agent(unless such advance notice shall materially prejudice the rights of the Holders, in which case the notice shall be provided in retrospect), in which it shall detail the purpose of appointing the agent. The Trustee will further be entitled to make payment at the Company’s expense of the reasonable remuneration of any such agent, and the Company shall, upon the Trustee’s first demand, immediately reimburse any such expense to the Trustee, on condition that the Trustee gave the Company prior notice regarding the appointment of such agents, subject to the aforesaid. The Company will be entitled to object within seven (7) Business Days of the date it received such notice, to the appointment of a particular agent on reasonable grounds that it shall present to the Trustee in writing, in a case in which the agent is a competitor of the Company and/or has a conflict of interest whether directly or indirectly. However, the Company’s objection to the appointment of a certain agent appointed by the meeting of Holders shall not delay the commencement of the agent’s employment insofar as the delay may prejudice the rights of the Holders. It is clarified that such appointment of an agent shall not derogate from the Trustee’s liability for its actions and the actions of its agents.

25.	Indemnification of the Trustee

25.1.

The Company and the Bond Holders (on the relevant record date as provided in Section 25.7 below), each in respect of its obligations set forth in this Section 25, hereby undertake to indemnify the Trustee and all its officers, employees, agents or experts to be appointed on the Trustee’s, in accordance with the provisions of this Deed and/or resolution lawfully adopted by the meeting of the Bond Holders in accordance with the provisions of this Deed (hereinafter all or part, jointly or severally: “those entitled to indemnification”):

25.1.1

For any financial liability in accordance with a judgement (regarding which no stay of execution has been issued) or under arbitration award or a resolved compromise (and if the compromise concerns the Company, the Company's consent to the compromise was obtained in advance), the grounds of which derive from actions performed by those entitled to indemnification, or actions they must perform by virtue of this Deed and/or by law and/or by an order of a competent authority in connection with the Bonds and/or applicable law and/or at the request of the Bond Holders and/or at the request of the Company; and

25.1.2

In respect of the compensation of those eligible for indemnification and reasonable expenses incurred by them and/or which shall be incurred by them, including in the course of performing the trusteeship or in connection with such actions, which according to their opinion were necessary for performing the aforementioned and/or in connection of exercising authorities and permissions by virtue of this Deed as well as in connection with all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, arguments, insolvency proceeding, collection proceedings, debt arrangements, debt assessments, valuations, claims and demands relating to any matter and/or act done and/or not done in any manner relating to the above.

All provided that:

25.1.3

Those entitled to indemnification shall not demand advance indemnification in a matter that cannot be delayed, without prejudice to their right to indemnification in retrospect, should they have such right;

25.1.4

It was not established in a peremptory judicial decision that those entitled to indemnification have acted lacking good faith and/or that the action for which indemnification is required was performed not within their duties and/or not in accordance with applicable law and/or not in accordance with this Deed of Trust;

25.1.5	It was not established in a peremptory judicial decision that those entitled to indemnification have acted in negligence which is not exempt by law, as in effect from time to time;

25.1.6	It was not established in a peremptory judicial decision that those entitled to indemnification have acted with malice.

The indemnification obligations under this Section 25 shall be referred to as the “indemnification obligation.”

25.2

Even in case the Company argues against those entitled to indemnification that they are not entitled to indemnification for any reason, those entitled to indemnification shall be entitled immediately upon their first request to payment of the amount due to them for the “indemnification obligation”. If it is determined by peremptory judicial decision that those entitled to indemnification are not entitled to indemnification, those entitled to indemnification shall refund the amounts of the indemnification obligation paid to them.

25.3

Without derogating from the compensation rights granted to the Trustee according to the Law and subject to the provisions of this Deed and/or the Company's obligations under this Deed, those entitled to indemnification shall be entitled to indemnification out of the funds received by the Trustee from the proceedings initiated by it, with respect to obligations they assumed, in respect of reasonable expenses incurred in connection with the performance of the trusteeship or in connection with actions that they believed were necessary for aforesaid performance and/or in connection with the exercise of the authorizations and permissions conferred by virtue of this Deed and in connection with all types of legal proceedings, legal opinions and other expert opinions, negotiations, discussions, claims and demands relating to any matter and/or action taken and/or not taken with respect to the subject matter hereof, and the Trustee may withhold the funds in its possession and pay thereof the amounts necessary for payment of such indemnification. All the above amounts shall have priority over the rights of the Bond Holders and subject to the provisions of applicable law. For purposes of this Section, an action of the Trustee approved by the Company and/or Bond Holders shall be deemed an action reasonably required

25.4

Without derogating from the validity of the indemnification Obligation, as specified in Section 25.1 above, whenever the Trustee is obligated under the terms of the Deed of Trust and/or by law and/or by an order issued by a competent authority and/or by any law and/or at the request of the Bond Holders and/or at the request of the Company, and/or for protecting the rights of the Bond Holders, to take any action, including, but not limited to, the initiation of proceedings or the filing of claims at the request of the Holders of Bonds, as stated herein, the Trustee may refrain from taking any such action, until he receives at first priority from the Company, to his satisfaction, a monetary deposit to cover the Indemnification Obligation (hereinafter the “Financing Cushion”) in the required amount, as reasonably determined by those entitled to indemnification for indemnifying the anticipated amounts of expenses and financial exposures in connection with such action, with first preference from the Company and in the event the Company does not deposit the entire Financing Cushion when requested to do so by the Trustee, the Trustee will contact the Bond Holders holding at the record date (as provided in Section 25.6 hereunder), and request them to entrust the amount of Financing Cushion with it, each Holder his proportionate share’ (as such term is defined hereunder). In the event the Bond Holders fail to actually deposit the full amount of the 'Financing Cushion' the Trustee shall not be under a duty to take action or to initiate the relevant proceedings, subject to applicable law. Nothing in the foregoing shall exempt the Trustee from taking any urgent action required to prevent material prejudice to the rights of Bond Holders.

The Trustee is authorized to determine the amount of the Financing Cushion and shall be entitled to create another cushion fund, from time to time, in an amount to be determined by it.

25.5.	The ‘indemnification obligation’:

25.5.1

Shall apply to the Company in any case where (1) actions performed at the discretion of the Trustee and/or by law and/or required to be performed under the terms of the Deed of Trust or in order to protect the rights of Bond Holders; and (2) actions performed and/or actions required to be performed at the request of the Company.

25.5.2

Shall apply to the Holders who held, on the Record date (as specified in Section 25.7 of the Deed of Trust), in any event of (1) actions performed and/or required to be performed at the request of the Bond Holders (excluding actions taken at the request of the Holders in order to protect the rights of Bond Holders); and (2) failure to pay, by the Company, the amount of the Indemnification Obligation applicable to it under Section 25.5 of the Deed of Trust (subject to the provisions of Section 25.6 of the Deed). It shall be clarified that payment in accordance with this Section 25.5.2 shall not derogate from the duty of the Company to assume the Indemnification Obligation in accordance with Section 25.5.1 above, provided the Trustee applied to the Company for it to pay such amounts.

25.6

In any case in which the (a) Company does not pay the full amounts required to cover the Indemnification Obligation and/or does not deposit the full amount of the Financing Cushion, as applicable provided those entitled to indemnification appealed to the Company for it to pay such amounts; and/or (b) the Indemnification Obligation applies to the Holders by virtue of Section 25.5.2 above and/or the Holders were called to deposit the amount of the Financing Cushion in accordance with the provisions of Section 25.4 above, the following provisions shall apply:

The funds will be collected as follows:

25.6.1

First - the amount will be funded out of the interest and/or the Principal amounts which the Company must pay to the Holders of Bonds after the date of the required action, and the provisions of Section 12 of the Deed shall apply;

25.6.2

Second - inasmuch as the Trustee is of the opinion that the amounts deposited in the Financing Cushion shall not cover the ‘Indemnification Obligation’, the Holders holding Bonds on the Record date (as provided in Section 25.7 of the Deed) shall deposit with the Trustee the shortfall amount according to their proportionate share (as defined below). The amount deposited by each Holder shall bear annual interest at a rate equal to the rate set for the Bonds (as set forth in Schedule One to this Deed), and shall be paid with priority as set forth in Section 25.9 hereunder.

“Proportionate Share” means the relative share of the Bonds held on the relevant Record date as provided in Section 25.7 of the Deed, out of the total par value of the Series in circulation on that date. It is clarified that the calculation of the proportionate share will remain constant even if after said date a change occurs in the par value of the Bonds held by the Holder.

It shall be clarified that the Holders of Bonds who shall bear the liability for covering such expenses as specified in this Section above shall be able to bear such expenses as stated in this Section beyond their proportionate share and in such case, the reimbursement of these funds will be subject to the order of priority in accordance with Section 12 of this Deed.

25.7	The record date for determining the liability of the Holder and/or the payment of the Financing Cushion shall be as follows:

25.7.1

In any case where the Indemnification Obligation and/or the payment of the ‘Financing Cushion’ are required due to a decision or an urgent action needed in order to prevent material adverse harm to the rights of the Bond Holders, without the prior resolution of the meeting of the Bond Holders - then the record date with respect to the liability shall be the end of the Trading Day on which the action has been taken or the resolution has been held, (as applicable and the earlier thereof) and if said day is not a Trading Day, the preceding Trading Day.

25.672

In any case where the Indemnification Obligation and/or the payment of the ‘Financing Cushion’ are required in accordance with the decision of the Meeting of the Bond Holders - the record date for the liability shall be the record date of for participation in the Meeting (as such date shall be set in the notice convening the Meeting) and shall apply to all the Holders including those who were not present or did not participate at the meeting.

25.7.3	In any other case or in the event of disagreement with respect to the record date - as determined by the Trustee in accordance with its absolute discretion.

25.8

Where the amounts which have been paid to the Trustee ought to have been paid by the Company, the receiving of the payments from the Holders will not derogate from the Company’s liability to pay them and the Trustee will act, to the best of its ability, to receive such amounts from the Company as stipulated in this Section 25.

25.9	For the purposes of repayment priority, the Holders who bore the payments under this Section out of the proceeds in possession of the Trustee, see Section 12 of the Deed.

26	Notices to the Trustee and to the Bond Holders

26.1

Any notice from the Company and/or the Trustee to the Bond Holders, as the case may be, shall be given by sending registered mail to each registered holder of Bonds, according to the last address of the Bond Holders recorded in the register (in the case of joint holders - the joint holder whose name stands first in the register), or by facsimile transmission, or by courier, or by email, and any such notice or demand shall be deemed to be received by the Holder:

26.1.1	If by registered mail - upon the lapse of 14 Business Days of mailing.

26.1.2	If by facsimile transmission (followed by telephone receipt confirmation) - upon the lapse of one Business Day of transmission.

26.1.3

If by personal delivery or email - upon delivery by the courier to the addressee or upon presenting to the addressee for receipt and if by email - upon receipt of telephone or written confirmation whereby the message was received by the recipient, while automatic notice regarding receipt shall not be deemed confirmation for purpose of this section rather positive confirmation from the recipient is required.

The Trustee is entitled to instruct the Company, and the Company shall be obliged, to provide notice in the manner described above on behalf of the Trustee of any notice as delivered by the Trustee in writing to the Company.

Notwithstanding the foregoing in this section, as long as the Bonds are list in TACT-Institutional systems, the Company may (and in the event this Deed explicitly states so - even must) provide notice to the Holders also through the Stock Exchange’s reporting system, on the website of MAYA at the address: maya.taxe.co.il instead of delivering it as foregoing in this section (the Trustee may order the Company and the Company shall be required to report immediately and subject to any law in the Stock Exchange’s reporting system on behalf of the Trustee any report in the format as delivered in writing by the Trustee to the Company).

26.2

Any notice or demand by the Trustee to the Company and by the Company to the Trustee, may be given by way of a letter sent by registered mail according to the address mentioned in the Deed of Trust, or according to another address of which one party has notified the other in writing, or by way of email, or by facsimile transmission, or by courier, and any such notice or demand will be deemed to have been received by the addressee as follows:

26.2.1	In the case of posting by registered mail -three Business Days after dispatch for posting.

26.2.2	In the case of transmission by facsimile (together with telephonic confirmation regarding the receipt thereof) - after one Business Day from the date of its transmission.

26.2.3

In the case of it being sent by courier or email - upon the delivery thereof by the courier to the addressee or the offer thereof to the addressee, or upon sending by email (receipt of which has been confirmed be reply email (not automatic) or by telephone).

26.3

Copies of notices and invitations that may be given by the Company and/or the Trustee to the Bond Holders shall be sent by the Company to the Trustee, and by the Trustee to the Company, as the case may be.

27.	Waiver and compromise

27.1

Subject to the provisions of any law, and all subject to such that the aforesaid change in the Deed of Trust does not constitute an Arrangement under it meaning in Section 350 of the Companies Law or a ‘material debt arrangement’ as defined in Section 328 of the Insolvency Law, the Trustee may from time to time and at any time, where it has been persuaded that this does not, in its opinion, constitute any prejudice to the rights of the Bond Holders, waive any breach or non-fulfillment by the Company of any of the terms of the Deed of Trust, provided that same do not relate to the dates of payments according to the terms of the Bonds, reduction of the interest rate (except an action in accordance with the statements of Section 2.12.1 above), grounds for accelerating the Bonds, limitations on distribution, non-technical or procedural changes in the pledge, limitations on expansion of the series, financial covenants, set forth in this Deed, the interest adjustment mechanism (whether due to rating drop or whether due to deviation from financial covenants), change in the identity of the Trustee or its wage in the Deed of Trust, for appointment of a trustee instead of a trustee whose office has ended and reports that the Company is required to furnish to the Trustee, Company obligations to provide reports as set forth in Section 30 above, and the undertakings to bear any issuing costs as stated in Section 18.13 above, and delivering reports to the registration office as set forth in Section 2.8 above (“changes not under the Trustee’s authority”).

27.2

The Trustee and the Company may, either before or after the principal of the Bonds has been accelerated, amend the Deed of Trust, compromise in connection with any rights or claim of the Bond Holders, and agree to any arrangement in connection with the rights of the Bond Holders, including the waiver of any right or claim of the Bond Holders against the Company in accordance with the Deed of Trust, if one of the following conditions is met:

27.2.1	Except for changes not under the Trustee’s authority, if the Trustee was convinced that the proposed change does not prejudice the Bond Holders.

27.2.2	The holders of the Bonds have agreed to the proposed amendment by way of a special resolution.

27.3	The Company shall provide notice to all Bond Holders about any change or waiver as stated in this Section 27 above, without delay at the earliest possible convenience following its performance.

27.4

Where the Trustee has compromised with the Company after having received prior approval of the Bond Holders as aforesaid, the Trustee will be released from liability in respect of such act, as was approved by the meeting.

27.5

In every case of the exercise by the Trustee of a right as set forth in this Section 27, the Trustee shall be entitled to demand from the Bond Holders that they deliver the Bonds to it or to the Company, for purposes of recording a notation with regard to any compromise, waiver, or amendment as aforesaid, and at the Trustee’s request, the Company shall record such notation.

27.6

In every case of the exercise of the Trustee’s right pursuant to this Section 27, the Trustee shall give notice of the fact, within a reasonable time, to the Bond Holders, in case of exercising the Trustee’s right pursuant to Section 27.2.1 - a reasonable amount of time prior to the change.

27.7

Without derogating from the aforesaid, the terms of the Bonds can be changed also in the framework of an arrangement or compromise, approved by the Court, pursuant to Section 350 of the Companies Law or in the framework of an economic rehabilitation plan pursuant to Part A Chapter G or a debt arrangement pursuant to Part J of the Insolvency Law, or similar proceedings pursuant to the law applicable to the Company (each of those hereinafter: the “Arrangement”).

27.8	In addition to the statements set forth in Section 27.2 of this Deed above, and subject to the provisions of any law:

27.8.1

Except as detailed in Section 27.1 above regarding changes not within the Trustee’s authority, the Trustee shall be entitled from time to time and at any time when it believes such does not prejudice the rights of the Holders, waive any breach or non-compliance with any condition of the conditions of the Deed of Trust by the Company.

27.8.2

Subject to the provisions of the Securities Law, the Companies Law and the Insolvency Law and the regulations promulgated thereunder, including Section 350 of the Companies Law, and with the prior approval obtained by special resolution of the meeting of Bond Holders, the Trustee may, whether before or after the Principal of the Bonds becomes due for repayment, settle with the Company with respect to any right or claim of the Bond Holders and agree with the Company to any arrangement of rights relating to the rights of the Bond Holders, including waiving any of the Bond Holders’ rights or claim of the Bond Holders against the Company, and all provided such is not a Debt Arrangement under the meaning of Section 350Q of the Companies Law or a ‘Material Debt Arrangement’ as defined in Section 328 of the Insolvency Law.

27.8.3

Should the Trustee settle with the Company after having obtained advance approval from the general meeting of Bond Holders as aforesaid, the Trustee shall be released from liability in respect of such action, as approved by the general meeting, provided the Trustee has not breached its fiduciary duty or acted without good faith or maliciously while implementing the resolution of the general meeting.

28.	Register of Bond Holders

28.1

The Company shall keep and maintain at its registered office a register of Bond Holders, which shall record the names of the Bond Holders, their addresses, the number and par value of Bonds that are registered in their names, and the interest on the Bonds.

The register shall also record all transfers of registered ownership of Bonds in accordance with the provisions of the Deed of Trust. The Trustee and any Bond Holder may, at any reasonable time, inspect the aforesaid register. The Company is entitled to close the register from time to time for a period or for period which in total shall not exceed 30 days in a year.

28.2

The Company will not be obliged to register any notice in the register of Bond Holders in regard to an express, implied or tacit trust, or a pledge or charge of any sort or any right in equity, claim or set-off or any other right in connection with the Bonds. The Company will only recognize the title of a person in whose name the Bonds have been registered, provided that his lawful heirs, executors or administrators of the registered holder and any person who may be entitled to the Bonds as a consequence of the winding-up of the holder, will be entitled to be registered as holders thereof after having provided adequate proof to the satisfaction of the Company in regard to their right to be registered as the holders thereof.

28.3

The Company undertakes to provide a copy of the register of Bond Holders to the Trustee, immediately after completion of the issue. The Company undertakes to update the Trustee in respect of any change or update which will be carried out in the register of Bond Holders.

29.	Replacement of the Trustee and expiration of its term of office

29.1	The Trustee’s term of office and the expiration thereof and the appointment of a new trustee shall be governed by the provisions of the Securities Law.

29.2

Notwithstanding the foregoing, a resolution by the Holders to terminate the Trustee’s service and replacing it with a different trustee shall be made in a meeting in which Holders were present who have at least fifty percent (50%) of the remaining nominal value of the Bonds or a deferred meeting in which Holders were present who have at least ten percent (10%) of the foregoing remainder, and with a majority of fifty percent (50%) of all votes of those participating in the vote, except for those abstaining.

29.3

The Trustee shall deliver to the new trustee all documents and amounts accumulated therewith with respect to the trust subject of the Deed of Trust, and shall execute any document required for such. Every new trustee will have the same powers, obligations and authorities and may act for all intents and purposes as though it was appointed as trustee from the outset.

The Company shall inform pursuant to Section 26 in any case of ending the service of the Trustee or appointing a different trustee.

30.	Reporting to the Trustee and to the Bond Holders

The Company shall prepare and deliver to the Trustee, so long as the Bonds have not been repaid in full:

30.1

The audited consolidated annual financial statements of the Company, which the Company is obligated and in the format required, in accordance with applicable law, immediately after being duly approved by the Company.

30.2

The reviewed consolidated quarterly financial statements of the Company, which the Company is obligated and in the format required, in accordance with applicable law, immediately after being duly approved by the Company.

30.3

Notices regarding the purchase of bonds by the Company or by a company under its control, or in the event the Company learns of purchase by a different Affiliated Holder, then with respect to such purchase, as set forth in Section 5 above, as well as copies of notices to the public which the Company is obliged to give according to applicable law, and of the notices and of invitations the Company may give to the Bond Holders in its own name or on behalf of the Trustee.

30.4

With respect to Sections 30.1 - 30.3 above, each of the following means shall be deemed delivery of reports to the Trustee for all intents and purposes (in addition to delivery in accordance with the provisions of section 26 above): (1) publication as defined in Section 1.5 above; (2) registering the Trustee as a recipient of reports and/or notices published by the Company through email.

30.5

Should the Company cease to be a Reporting Corporation as defined in the Codex, the Company shall deliver to the Holders reports which shall be required to deliver, in accordance with Annexes 5.2.4.8 to 5.2.4.10 (including) of Chapter 4 in Part 2 to Section 5 of the Regulations Codex, in the format of the annexes from time to time, and on the dates determined in Section 5(c)(7)(c) of Chapter 4 in Part 2 of Section 5 of the Regulations Codex, and this includes the Company delivering reports on changes in ratings of the Bonds. Reports under this section shall be delivered to the Holders including through the Trustee, except reports which shall be delivered through the Stock Exchange’s reporting system (if any). Without derogating from the provisions of this Deed, all approvals under the provisions of this Deed of the Company shall be executed on behalf of the Company, inter alia, by the Company’s CEO and the senior officer in the Company’s financial area. For the avoidance of doubt it is clarified that should the Company not be a reporting corporation, the Company may stipulate delivery of the report that includes confidential information on the Holders executing a letter of confidentiality only in the form of Annex 33.3 as well as on presenting an approval with respect to ownership of the Bonds.

31.	Transfer of Bonds and splitting thereof

31.1

Subject to the provisions of this Deed of Trust, the Bonds shall be transferable in any denominated amount, provided that it is in whole Shekels, and is effected pursuant to a deed of transfer in the form attached as Schedule Three to the Deed of Trust, duly signed by the registered owner thereof or his legal representatives, which shall be presented for approval by the Company prior to the transfer.

31.2	Transfer of Bonds shall be governed by restrictions in accordance with the provisions of the Securities Act and its amendments.

In this respect “transfer” means a sale, charge, loan and any other transfer of Bonds and/or the rights in respect thereof.

31.3

The Bonds have not been registered under the Securities Act or under the securities laws of any other jurisdiction and they shall not be offered, sold, charged or otherwise transferred other than to non-U.S. persons in offshore transactions (both within the meaning of Regulation S) and otherwise in compliance with Regulation S, and in accordance with the provisions of this Section 31.

31.4	The provisions and restrictions set forth below will apply to the Transfer of Bonds, whether on their Date of Issue or at any other time:

31.4.1

Until the end of the 40-day distribution compliance period (as such term is defined in section 902(f) of Regulation S) (the “Distribution Compliance Period”) from the Date of Issue of the Bonds, a transfer of Bonds is permissible only to a non-U.S. person in an offshore transaction (both within the meaning of Regulation S);

31.4.2

No resale or other Transfer of the Bonds shall take place except in the following manner: (a) to the Company; or (b) subject to registration of the transfer of Bonds in accordance with the Securities Act and so long as such registration was not cancelled and is effective on the date of transfer; or (c) in accordance with Regulation S; or (d) in accordance with Rule 144 under the Securities Act; or (e) pursuant to an exemption from registration of the Bonds in accordance with the Securities Act;

31.4.3	The Bond Holder must notify any party to whom the Bonds will be transferred about the restrictions specified in this Section 31.4;

31.5

Prior to approval of the Transfer of the Bonds in accordance with this section and the registration thereof in the register, the Company shall be entitled to request opinions, confirmations or any other document reasonably required for purposes of determining that the requested transfer is being effected in accordance with the provisions of the Securities Act and any other foreign law or statute relating to securities. The Company shall not be required to approve, record on the register, or otherwise recognize or give effect to any transfer unless and until it is satisfied in its discretion with the documents submitted and has found that the transfer satisfies the terms set forth in this Section. The costs that will be connected with performing the aforesaid examinations, including the opinions, shall be borne by the transferor of the Bonds and/or the transferee, as shall be agreed between them. Notwithstanding what is stated above, transfer of Bonds as stated in Section 31.7 below, will not be subject to payment on account of the aforesaid examinations, provided that the transferee is an institutional body incorporated under Israeli Law and is domiciled in Israel.

31.6

At the date of signing of the Deed of Trust, the Company makes no representation as to the availability of an exemption from registration of the Bonds for purposes of effecting a transfer as stated in this Section 31.

31.7

The Bonds are not transferable except to Classified Investors, and in case the Bonds are listed for trade on the TACT-Institutional - to institutional investors entitled to trade securities on the TACT-Institutional.

31.8

Every Bond Holder pursuant to this Deed of Trust shall be subject by the restrictions on transfer of bonds as described above, and such Holder shall be obliged to act in relation to a transfer of the Bonds in accordance with the aforesaid restrictions.

31.9

The document of transfer must be delivered for registration to the Company’s registered office or to the address mentioned at the head of this Deed of Trust, accompanied by the Bond and any appropriate proof of the identity and right, which may be demanded by the Company and together with proof to the Company’s satisfaction regarding the payment of stamp duty and other governmental compulsory payments, if any. The Company will be entitled to retain possession of the document of transfer.

31.10	All the expenses connected with the transfer of Bonds, including stamp duty and other levies, if there are such, shall be borne by the party requesting the transfer.

31.11

Subject to Section 31.12 hereunder, so long as the Bonds are registered in favor of the Holders with members of the Stock Exchange and are included among the bonds registered in the Company’s bonds register in the name of the Nominee Company, and there is a clearing system acting as such with respect to the Bonds, any transfer (as defined in Section 31.2 above) of Bonds shall be carried out in accordance with and subject to the relevant rules of depositing securities, and the transfer deed, in the form attached as Schedule Three to the Deed of Trust, shall not be required to be presented to the Company in accordance with Section 31.1 above, provided every such transfer also fulfills the other provisions of Sections 31.2 - 31.10. In such event the provisions of section 26 shall be deemed to have been fulfilled if the Company’s register of Bond Holders reflects the fact that the Bonds are in book entry form and that the Clearing System Depository serves as such with respect to the Bonds, and the Company shall not be required to comply with the other provisions of Section 31. It is clarified that the Trustee shall not be required to make any examinations pertaining to transfer of Bonds including qualification of the parties and compliance with any law.

31.12

Without derogating from the provisions of Section 31.11, during the Distribution Compliance Period, and so long as the Bonds are not registered to the credit of the Holders with members of the Stock Exchange and are not included among the bonds registered in the Company’s bonds register in the name of the Nominee Company, any transfer (as defined in Section 31.2 above) shall be affected only in accordance with all provisions set forth in this Section 31, including explicitly (and without limiting) the requirement to submit a transfer deed in the form attached as Schedule Three to the Deed of Trust, and all other provisions of this Section 31. In such event the provisions of Section 31 shall apply in full, and the Company shall maintain and administer a register of all transfer of title in the Bonds. It is clarified that the Trustee shall not be required to make any examinations pertaining to transfer of Bonds including qualification of the parties and compliance with any law.

31.13

As long as the Bonds were not listed for continuous trade at the Stock Exchange, the allocation of the Bonds shall be made to Institutional Investors only (as such are defined in the Deed of Trust) and subject to the rules of the TACT-Institutional system.

32.	Meetings of Bond Holders

Meetings of Bond Holders shall be convened and held in accordance with the contents of Schedule Two to the Deed of Trust.

33.	Confidentiality

33.1

Subject to any statutory provisions and the statements of this section hereunder, by signing this Deed the Trustee undertakes to keep confidential any information provided thereto by the Company, not to disclose it to another and not to use it in any way, unless such disclosure or use is required for the fulfillment of the function thereof in accordance with the Law, the Deed of Trust or a court order.

33.2	The aforesaid duty of confidentiality shall also apply to any agent of the Trustee (including any consultant, representative, etc.).

33.3.

Disclosing information to the Bond Holders for the purpose of reaching a decision relating to their rights according to the Bonds or for the purpose of reporting on the Company's condition does not constitute breach of the aforesaid confidentiality undertaking, provided notice thereof was delivered to the Company prior to the information being disclosed to the Holders, and provided that every such investor shall execute a Letter of Confidentiality in the form attached as Annex 33.3. Should delivery of notice to the Company prejudice the rights of the Holders, the Trustee shall only be obligated to notify the Company post factum.

33.4

The above undertaking of confidentiality shall not apply to any part of the information that is considered to be in the public domain (except information that became available in the public domain due to breach of this confidentiality undertaking) or that was received by the Trustee other than from the Company.

33.5

All conversations and discussions in parts of meetings of the Bond Holders conducted without the Company or at meetings conducted without the Company, are confidential towards the Company, and the Company or anyone on its behalf including any officer therein shall not require nor be entitled to disclosure of such information.

34.	Governing law

34.1

It is hereby clarified that subject to the provisions of U.S. law which applies to the transferability of the Bonds, as described in this Deed, the law which will apply to the Deed of Trust on any matter arising from it or connected therewith, is the law of the State of Israel. Without derogating from the provisions of Section 1.7 above, in any matter which is not mentioned in this Deed and in any event of a conflict between the provisions of the law of the State of Israel (which cannot be stipulated against) and the contents of this Deed, the parties shall act in accordance with the provisions of the law of the State of Israel. If the Bonds are listed for trade and for as long as they are listed for trade, the provisions of the bylaws of the Stock Exchange and the guidelines thereunder which are relevant to the TACT-Institutional, shall be deemed law that cannot be stipulated.

34.2	Sole jurisdiction on anything connected with this Deed and/or with the Bonds shall be vested only with the competent courts in Tel Aviv-Yafo.

34.3 The Company shall not object to motions brought on behalf of the Trustee and/or Bond Holders submitted to the court in Israel for application of the Israeli law regarding settlement and arrangement and insolvency, if brought, shall not apply to a court outside of Israel at its initiative in order to receive protection from legal proceedings initiated by the Trustee and/or the Bond Holders of the Company, and shall not object to the intention of the court in Israel to apply Israeli law to settlement and arrangement and bankruptcy with respect to the Company. The Company also irrevocably undertakes by executing this Deed of Trust, not to raise arguments against local jurisdiction with respect to proceedings brought by the Trustee and/or the Bond Holders of the Company as set forth above.

35.	Binding version

This Deed of Trust has been translated, for the sake of convenience, into Hebrew and such translation has been certified by a notary. The Deed of Trust which was signed by the parties is in the English language. In the event of a conflict between the wording of the Deed of Trust in Hebrew and the wording of the Deed of Trust in English, the provisions of the Deed of Trust in English shall prevail.

36.	Trustee's liability

36.1

Notwithstanding the provisions of applicable law and this Deed of Trust, should the Trustee act in good faith and within a reasonable time for discharging its duties, and has clarified the facts which a reasonable trustee would have clarified given the circumstances, then it shall not be liable for damage caused, unless the plaintiff proves that the Trustee acted with gross negligence. It is clarified that if a contradiction arises between the provision of this section and any other provision of the Deed of Trust, the provision of this section shall take precedent.

36.2

If the Trustee acted in good faith and without negligence in accordance with the provisions of Section 35H (d2) or 35H (d3) of the Securities Law, it shall not be liable due to performance of such action.

36.3

As of the date of executing this Deed, the Trustee represents that it is insured under professional liability insurance in the amount of USD ten million for the period (“Coverage Amount”) and it undertakes that the coverage shall remain in effect for as long as this Deed of Trust is in effect. If the Coverage Amount is reduced to less than USD eight million for any reason prior to the full repayment of the of the Bonds, then the Trustee shall update the Company no later than 7 Business Days from the date on which the aforesaid reduction became known from the insurer in order to publish a report on the matter through the reporting system of the Stock Exchange. The provisions of this section shall apply until the date of entry into force of regulations under the Securities Law that shall regulate the Trustee’s insurance coverage obligation. Following the coming into effect of such regulations, the Trustee shall be required to update the Company only in the event that the Trustee fails to comply with the requirements of the regulations and the other provisions of law with respect to the Trustee’s insurance coverage.

37.	Addresses

The addresses of the parties are as appear in the preamble of this Deed, or any other address in respect of which appropriate written notice is given to the other party. Until full repayment of the Bonds the Company shall have an address in Israel and a representative for receiving notices, while as of the date of executing this Deed the Company’s address in Israel, inter alia, for service of process shall be 1 Shidlovsky Road, Yavne, C/O Ormat Systems Ltd., Attn: General Counsel, where service of process can be effected in connection with this Deed in lieu of service at the Company’s address abroad as set forth in the preamble of this Deed. Service to the aforementioned address in Israel shall be deemed valid and binding in relation to any matter and/or claim and/or demand of the Trustee and/or the Bond Holders under this Deed. The Company shall be entitled to change the address for service of process in Israel from time to time provided it shall notify the Trustee upon such change.

In witness whereof the parties have hereunto signed:

Ormat Technologies Inc.	Mishmeret Trust Services Company Ltd.
I the undersigned, Adv. ___________ hereby confirm that this Deed of Trust was signed by Ormat Technologies Inc. (“Ormat”), through ______________, and their signatures bind Ormat in all respects.

I the undersigned, Adv. ____________ hereby confirm that this Deed of Trust was signed by Mishmeret Trust Services Company Ltd. (the “Trustee”), through ______________, and their signatures bind the Trustee in all respects.

______________, Adv.	______________, Adv.

Annex 33.3

Letter of Confidentiality

Date ____

To

Ormat Technologies, Inc.

Dear Madam or Sir,

Re: Confidentiality Undertaking

1.

In the framework or in connection with fulfilling my position as ____ for the Bond Holders of Ormat Technologies, Inc. (the “Company”) according to the Deed of Trust dated ____ 2020 (the “Work”) / in connection with me being a Bond Holder of the Company, I may be exposed to information that is not within the public domain, including, but without limiting, professional, technical, financial, technological, commercial or other information, data or knowledge, that is directly and/or indirectly related to the Company, subsidiaries or affiliated companies of the Company (as such terms are defined in the Securities Law, 5728-1968 (the “Securities Law”)), to corporations within the Company’s group, and/or to interested parties of the company (hereinafter collectively: the “Group”), procedures and/or work methods and/or activity of the Group and any commercial or business information of any other kind that is not within the public domain (hereinafter collectively: “Confidential Information”). Notwithstanding the aforementioned, the term “Confidential Information” shall not include information as set forth above that I can prove: (1) is within the public domain (including information that was made public by you or by your interested parties) or that shall enter the public domain other than by way of breach of the provisions of this undertaking; or (2) was known to me prior to disclosure by the Company for which I am able to provide reasonable proof; or (3) that was provided to me by a third party, and provided that on the date of receiving such information I was unaware, after having asked the disclosing party, that disclosure of the information by such third party constitutes breach of fiduciary duty owned by such third party to the Company.

2.	I acknowledge that I must not disclose Confidential Information to any person and that I shall not be entitled to make any of use of Confidential Information for any purpose, save for the Work.

3.

Notwithstanding the above, I shall be entitled: (a) to present conclusions and estimates based on the Confidential Information to the Bond Holders (Series 4) of the Company (including presenting such at meetings of the Bond Holders for purpose of adopting resolutions regarding their rights); and (b) disclose Confidential Information should I be obligated to do so pursuant to requirement of law or according to the order of an authority authorized under law and/or judicial order, provided disclosure shall be reduced to the minimum extent and scope necessary in order to comply with the requirements of law, and I shall coordinate with you in advance, and such shall not be deemed prejudice to the rights of the Bond Holders, the content and timing of disclosure in order to afford you reasonable possibility to defend against such requirement.

4.

In addition to permissible disclosure of Confidential Information as set forth in Section 2 and without derogating therefrom, I shall only be entitled to disclose Confidential Information to my employees and/or authorized representatives on my behalf including my professional advisors (hereinafter: “Authorized Recipient”), and provided disclosure is on a need to know basis only. I am aware that disclosure or use of Confidential Information by an Authorized Recipient contrary to the provisions of this Letter is equivalent to disclosure or use by me and I shall take all efforts necessary in order to protect the confidentiality of Confidential Information. This undertaking of mine shall not apply with respect to an Authorized Recipient that executes a confidentiality undertaking that is similar from all material aspects to the undertaking set forth in this Letter.

5.

I am aware that disclosure of the Confidential Information to any person or entity could be in defiance of securities law in Israel. I am aware that due to my exposure to Confidential Information I may be subject to various limitations should I receive inside information as such term is defined in securities law in Israel, and I am taking and shall take all reasonable measures to make sure there shall be no prohibited use of inside information in connection with the Confidential Information.

6.

All documents to be delivered to me by you or that reach my possession as result and/or in connection with my engagement with you and are related, directly or indirectly, to the Group and/or its activity (including any copy or processing thereof) (hereinafter collectively: the “Documents”), shall belong to you at all time and shall be deemed your property for all intents and purposes and shall be returned to you per your request immediately upon completion of the Work, save for information that shall remain with me in accordance with the provisions of the Deed of Trust and applicable law, including guidelines of an authorized authority, or according to internal procedures, if such is necessary for purpose of documenting work processes. For purpose of this undertaking of mine, the term “Documents” shall be interpreted to include any form of saving information, including, but without limiting from the aforementioned, physical, mechanical, magnetic, electronic, optical and/or electro-optical.

7.

My undertakings under this Letter shall remain in effect even after completing the Work for any reason and until the Confidential Information becomes public (not due to breach of undertakings according to this Letter, if any). My undertakings according to this Letter of Confidentiality are irrevocable and cannot be cancelled and they are in addition to, and not instead of, any obligation imposed on me by virtue of any other law and/or agreement. By signing this undertaking I am not conferred any right to perform the Work and the conditions of the Work shall be arranged in separate documents between us.

8.

I shall maintain the Confidential Information in complete confidence, at least at the same level of care with which I treat my own confidential information, and for such purpose I shall apply no less than a reasonable level of care.

9.

It is clarified that subject to the provisions of the Securities Law and the Deed of Trust, nothing in this undertaking shall obligates the Company to disclose any information, and any disclosure and delivery to me shall be subject to the absolute discretion of the Company.

10.	My undertakings in this document are towards each and every one of the corporations in the Group whose Confidential Information is delivered to me.

11.

Should it be determined by any court or authority that any undertaking included among the undertakings set forth in this document is invalid - the undertaking shall be reduced at the rate permissible according to law at such time and such determination shall not diminish from the other undertakings and rights according to this document.

Sincerely,

__________________	__________________	__________________
Full name	ID number	Signature

Ormat Technologies, Inc.

Schedule One

Registered Bonds

Restrictions apply to a transfer of Bonds in accordance with the provisions of the Securities Act as amended. “Transfer” in this regard means sale, pledge, loan and any other transfer of Bonds and/or rights therein.

THESE BONDS HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY OTHER STATE OR FOREIGN LAW APPLICABLE TO REGISTRATION OF SECURITIES, AND MAY ONLY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT. BY ACQUIRING THE BONDS, THE HOLDER REPRESENTS THAT: (1) IT IS NOT A U.S. PERSON AND IS PHYSICALLY OUTSIDE THE UNITED STATES AT THE TIME IT IS ACQUIRING THE BONDS; (2) IT AGREES THAT WITHIN FORTY DAYS AFTER THE DATE OF ISSUE OF THE BONDS IT SHALL NOT RESELL OR OTHERWISE TRANSFER THE BONDS EXCEPT: (A) TO THE COMPANY; OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND SO LONG AS SUCH REGISTRATION CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND AGREES THAT IT SHALL GIVE NOTICE OF SUCH LIMITATIONS TO ANY TRANSFEREE OF THE BONDS.

Prior to the approval of transfer of Bonds in accordance with the sub-sections (2)(c), (2)(d) or (2)(e) above, and their registration in the register of Bond Holders, the Company may request an opinion, confirmations or any other documents which are reasonably required for the purpose of determining that the requested transfer is made in accordance with the provisions of the Securities Act and any other foreign law or statute relating to securities. The costs associated with performing the said inspections, including opinions, shall be imposed on the transferor and/or the transferee of the Bonds, as agreed between them. Notwithstanding the aforementioned, the transfer of Bonds to a body which is among the types of corporations specified in Schedule One to the Securities Law, 5728-1968, shall not be conditional on payment on account of the aforesaid inspections, provided the transferee is a body corporate legally incorporated under the laws of the State of Israel and which is domiciled in Israel.

As of the Date of Issue of the Bonds no representation is granted with respect to exemption from registering the bond in accordance with the Securities Act.

Registered bonds par value ILS _______ are hereby issued, repayable in ten equal installments, to be paid on June 15 of each of the years 2022-2031, whereby the first payment shall be made on June 15, 2022 and the final payment shall be made on until 15 June 2031). The Bonds bear interest at a fixed rate of ____, which shall be paid in semi-annual payments, on June 15 and on December 15 of each of the years 2020 (from December 2020) and until 2031 (June 2031, inclusive), (subject to the Company’s right to early redemption.

Registered Bonds : ______________

Number: _________________

Par value: ILS _________

Interest: _________

1.

This certificate witnesses that Ormat Technologies, Inc. (hereinafter: the “Company”) shall pay the Tel Aviv Stock Exchange Nominee Company Ltd. or to whomever is the registered holder of this Bond on the Record Date (as such term is defined in Section 3.1 of this Schedule) (save for the final payment that shall be paid as set forth in Section 3.1.3 hereunder) the amounts it has undertaken, all subject to the remaining conditions set forth in the Conditions Recorded Overleaf.

2.

Repayment of the principal of the Bonds together with the final payment in respect of the interest on the Bonds shall be made June 15, 2031 to the parties whose names are registered in the register of Bond Holders on the date of payment and shall be made against the surrender to the Company of the Bond certificate at the registered office of the Company or at any other place of which the Company gives notice, not later than five (5) Business Days prior to the last payment date.

3.

Bonds of this series were issued in accordance with a Deed of Trust (hereinafter: the “Deed of Trust”) dated 25 June 2020, executed between the Company on the first part and Mishmeret Trust Services Company Ltd. (hereinafter: the “Trustee”) on the second part. This Bond is issued as part of a series of bonds the conditions of which are identical to the conditions of this Bond, issued in accordance with the Deed of Trust. It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Bond, and shall be binding upon the Company and the holders of the Bonds included in such series. In any event of contradiction between the provisions of this Bond and the provisions of the Deed of Trust, the provisions of the Deed of Trust shall take precedent. As of the date of executing the Deed of Trust no such contradiction exists.

4.	All the Bonds of this series will rank equally pari passu between them, without any Bond having preference over another.

5.	This Bond is being issued subject to the Conditions Recorded Overleaf and the terms and conditions set forth in the Deed of Trust, which are an integral part of the Bond.

6.

Transfer of this Bond may be effected in accordance with and subject to the provisions of Section 31 of the Deed of Trust, and subject to completing a bond transfer form which is attached to the Deed of Trust as Schedule Three.

7.	The Bonds are not linked to any index or currency.

Signed under the seal of the Company which was affixed on ___ ___ ___

In the presence of:

Director ______________________               Director _______________________

CONDITIONS RECORDED OVERLEAF

1.	General

1.1	In this bond expressions shall have the meanings prescribed to them in the Deed of Trust, unless explicitly set forth otherwise.

1.2	The provisions of the Deed of Trust for the Bond Certificate (including the conditions recorded overleaf) shall be deemed explicitly incorporated in the conditions hereunder.

1.3	The Bond shall rank pari passu with other Bonds of the same series, without any Bond having preference over another.

2.	Date of repayment of the Bonds; interest

2.1	Repayment of the Bonds

The Bonds shall be repaid in 10 equal installments, on June 15 of each of the years 2022-2031, whereby the first payment shall be made on June 15, 2022 and the final payment shall be made on until 15 June 2031).

2.2	Interest

The principal of the Bonds (as applies from time to time) shall bear interest at a fixed rate per annum that shall be determined in the framework of the tender for first offering Bonds to Institutional Investors in a Private Placement (hereinafter: “Base Interest” or “Annual Interest”), subject to adjustments as set forth in Section 7 of the Deed of Trust. Said interest shall be paid in payments once every six months, on June 15 and on December 15 on each of the years 2020 (from December 2020) and until 2031 (June 2031, inclusive), for the six (6) month period commencing on the previous interest payment date and ending on the last day prior to the applicable date of interest payment (hereinafter: the “Interest Period”), except for the first payment of interest which shall be made on December 15, 2020, for the period commencing on the Date of Issuance and ending on the last day prior to the first payment of interest, i.e. on December 14, 2020 (hereinafter: the “Initial Interest Period”), calculated per the number of days in such period on a basis of 365 days in a year. The last payment in respect of interest will be paid on June 15, 2031, together with repayment of the Principal amount of the Bonds and against surrender of the Bond Certificates to the Company and/or to any third party per the Company’s instructions.

3.	Payments of interest and Principal

3.1	Record date - Payments on account of the principal of the Bonds and/or interest for the Bonds shall be paid to any person holding the Bonds on the following dates (“Record Date”):

3.1.1	Payments set for June 15 - persons holding Bonds at the end of the Trading Day of June 3.

3.1.2	Payments set for December 15 (excluding the last payment of Principal and interest) - persons holding Bonds at the end of the Trading Day of December 3.

3.1.3

The last payment of Principal and interest shall be made against surrendering the Bond certificates to the Company, on the date of payment, at the Company’s offices at the address set forth above or at any other location as the Company shall instruct the Trustee, no later than five (5) Business Days prior to the final payment date.

3.2

Where the date specified for any payment of interest and/or of the principal of the Bonds falls on a day which is not a Business Day, the date will be postponed to the next Business Day immediately following, and no interest will be payable in respect of this postponement and the “Record Date” for purpose of determining entitlement to redemption of interest shall not be effected.

3.3

Payment to the entitled persons will be made by check or by bank transfer to the credit of the bank account of the persons whose names are registered in the register of Bond Holders or who deliver the Bond Certificates, respectively, as stated above. The payment will be made subject to withholding tax at source.

3.4

Should a Bond Holder who is entitled to payment as aforesaid fail to duly provide the Company details regarding its bank account, then all payments on account of the interest and the principal will be made by way of a check sent by registered mail to the last address of such Holder recorded in the register of Bond Holders. Sending of a check to the entitled person by registered mail as aforesaid shall for all intents and purposes be deemed as payment of the stipulated amount therein on the date of posting, provided that it has been paid upon due presentation thereof for collection.

3.5

A Bond Holder wishing to alter the payment instruction it has provided, may do so by notice sent by registered mail, however the Company shall comply with the instructions only if it reaches its registered office at least 30 days before the Record date for payment of the principal or interest payment in accordance with the Bonds. In the event the notice is received late by the Company, the Company shall act in accordance therewith only with respect to the interest to payments the due dates for payment of which fall after the date of payment following the date of receipt of the aforesaid notice.

3.6

Tax shall be withheld at source from each payment made by the Company to the Bonds Holders as required according to applicable law in Israel, unless said Holders have presented to the Company a withholding tax exemption from the Israel Tax Authority, and shall also withhold tax at source as required according to applicable law in the United States, except in relation to entities complying with the conditions of U.S. law for exemption and presenting a form W-8BEN, which is valid and acceptable, including renewal from time to time as required according to provisions of U.S. law. The Company shall act in this respect according to information provided to it by the Nominee Company, according to the register maintained with the Stock Exchange Clearing House for Bond Holders entitled to payment, including the scope of their holdings in the Bonds and the interest to which they are entitled at the Effective Payment Date.

3.7

In the event that the Company being late in making payment of any of the payments for which it is liable pursuant to the Deed of Trust, while such delay exceeds seven (7) Business Days, such payment shall incur interest for the period of the delay equal to the annual rate determined for the Bonds, plus an annual rate of 3.5% calculated pro-rata for the period from the date scheduled for payment and up to the date of actual payment, on a basis of 365 days (interest set for the Bonds plus the addition of 3.5% shall be hereinafter referred to as: the “Interest on Arrears”). For avoidance of doubt, the aforementioned rate of 3.5% is in addition to the interest on the Bonds. The Company shall provide notice in accordance with the provisions of Section 26 of the Deed of Trust with respect to the rate of Interest on Arrears accrued as set forth above, the accurate interest rate for the period that includes Interest on Arrears and the date of payment, two (2) Trading Days prior to the date of actual payment.

4.	Failure to make payment for reasons not dependent on the Company

See Section 16 of the Deed of Trust.

5.	Register of Bond Holders

See Section 28 of the Deed of Trust.

6.	Splitting of bond certificates

Any Bond Certificate can be split into Bond Certificates of which the total amount of the principal is equal to the amount of principal denominated in the certificate subject of the desired split, provided that the new Bond Certificates that will be issued shall each have par value amounts in whole ILS, and this against surrender of such Bond Certificate to the Company at its registered office for purposes of effecting the split. The split shall be made within 30 days from the end of the month in which the certificate was delivered to the Company’s registered office.

All expenses associated with splitting of bonds, including stamp duty and other levies, if any, shall apply to the party requesting the split. The provisions contained in this Section above shall also apply, mutatis mutandis, to a waiver of bonds.

7.	Transfer of Bonds

See Section 31 of the Deed of Trust.

8.	Early redemption

See Section 9 of the Deed of Trust.

9.	Repurchase of Bonds

See Section 5 of the Deed of Trust.

10.	Additional issues

See Section 2.12 of the Deed of Trust.

11.	Waiver and compromise

See Section 27 of the Deed of Trust.

12.	General meetings of Bond Holders

Meetings of Bond Holders shall be convened and conducted in accordance with the provisions of Schedule Two of the Deed of Trust.

13.	Receipts as proof

See Section 17 of the Deed of Trust.

14.	Replacement of Bond Certificates

Should this Bond Certificate become worn, lost or destroyed, the Company may issue a new Bond Certificate in place thereof under the same conditions, provided that in the case of the certificate becoming defaced, the worn Bond Certificate shall be returned to the Company before the new certificate is issued. Levies, taxes and other expenses associated with the issue of the new certificate shall be borne by the person requesting the said certificate.

15.	Immediate repayment

See Section 10 of the Deed of Trust.

16.	Notice to the Trustee and the bond holders

See Section 26 of the Deed of Trust.

17.	General provisions

17.1

Principal and interest amounts are payable and transferable without taking into account any equitable rights or any rights to offset or counterclaim existing or to come into existence between the Company and a previous Holders, including the original Holder of the Bond.

17.2

Any person that becomes entitled to Bonds as result of bankruptcy or insolvency proceedings of a Bond Holder, shall have the right, after presenting such evidence as the Company shall request from time to time, to be registered as a Bond Holder, or transfer them subject to conditions set forth above in the Bond Certificate and in the Deed of Trust.

17.3

Bond Holders shall be entitled to exercise their rights according to the Bond and the Deed of Trust through the Trustee or by resolution of the general meeting of Bond Holders in the ways specified in the Bonds and in the Deed of Trust. Notwithstanding, should the Trustee act not in accordance with the provisions of the Deed of Trust and the Bonds, the debt holders shall be entitled to exercise their rights including through resolutions of the general meeting of Bond Holders.

17.4

The provisions of the Deed of Trust, including the Company’s undertakings, and including the right to accelerate the Bonds and appoint a contingent of Bond Holders (hereinafter: “Urgent Contingent”), shall be deemed an integral part of this Bond.

Ormat Technologies, Inc.

Schedule Two

General Meetings of Bond Holders

Convening of the meeting

1.

The Trustee shall convene a meeting of the Bond Holders as it deems fit, or at the written request of Bond Holders holding, jointly or severally, at least five percent (5%) of the outstanding balance of the principal of the Bonds.

2.

If the parties seeking to convene the meeting are Bond Holders, the Trustee shall be entitled to require indemnification from them, including in advance, for reasonable expenses related thereto. Such indemnity requirement shall not impact the convention of a meeting and such indemnification requirement shall not derogate from the Company’s obligation to bear the costs related to convening such meeting.

3.

In the event the Trustee is required to call the meeting of the Bond Holders, it shall do so within 21 days of being requested to do so, to such date set forth in the invitation, provided the convening date shall not be earlier than seven days and no later than 21 days from the date of the invitation; however the Trustee shall be entitled to convene the meeting earlier, to at least one (1) day following the date of the invitation, if it believes such is necessary to protect the rights of the Bond Holders and subject to the provisions of Section 18 hereunder; in such event the Trustee shall provide a report with its reasons for early convening.

4.

The Trustee is entitled to change the date of convening of the meeting, a reasonable time in advance of the date set for convening of the meeting, including advance the date of convening the meeting, to at least one (1) day after the date of the invitation, if it believes such is necessary in order to protect the rights of the Holders. In case such is done, the Trustee shall provide the reasons for advancing the date of convening in the calls notice.

5.

In the event the Trustee fails to convene the meeting of the Bond Holders, per the request of any Holder, within the period set forth in Section 2 above, such Holder shall be entitled to convene the meeting, provided the date of convening is within 14 days of the end of the period for calling the meeting by the Trustee, and the Trustee shall bear any expenses incurred by the Holder in connection with assembling the meeting.

6.	In the event a meeting of the Holders is not held in accordance with Section 1 or 2 above, the court shall be entitled, per the request of any Holder, to order convening.

7.	In the event of such order by the court, the Trustee shall bear reasonable expenses incurred by the applicant in the court proceedings, as shall be determined by the court.

8.

The Company may assemble, at any time, a meeting of the Bond Holders in coordination with the Trustee. Should the Company assemble such meeting, it must immediately send written notice to the Trustee regarding the place, day and time for the meeting and regarding the items to be discussed, and the Trustee or a representative on its behalf shall be entitled to participate at such meeting without having a right to vote. Such meeting shall be called for the date set forth in the invitation, provided assembly shall be no less than seven days and no later than 21 days of the invitation date.

9.

In the event it is not practically possible to convene a meeting of the Holders or conduct it in the manner prescribed in this Deed of Trust or in the Securities Law, 5728-1968 (the “Law”), the court shall be entitled, per the request of the Company, a Bond Holder entitled to vote at the meeting, or the Trustee, to order convening and conducting the meeting in such manner determined by the court, and for such purpose is entitled to provide supplementary orders as it deems appropriate.

Defects in convening

10.

The court is entitled, per the request of a Holder, to rule invalid a resolution adopted at the meeting of the Holders convened or conducted without fulfilling the conditions set forth therefore in law or the Deed of Trust.

11.

If the defect in convening pertains to the notice regarding the place or date of convening, any Holder participating at the meeting, in spite of the defect, shall not be entitled to demand invalidation of the resolution.

Notification regarding convening of the meeting

12.	Notices regarding any meeting of the Holders shall be published in accordance with the provisions of Section 26 of the Deed of Trust.

13.	The invitation notice shall include the agenda, proposed resolutions and arrangements regarding written ballot according to the provisions of Sections 29-31 hereunder.

Agenda at the meeting

14.

The Trustee shall determine the agenda at the meeting of the Holders and shall include all matters for which convening of the meeting of Holders was requested, as well as matters requested as set forth in Section 14 hereunder, per the request of any Holder.

15.	In the event a meeting is called as set forth in Section 8 above, the Company shall determine the agenda for the meeting.

16.

One or more Holders, holding at least five percent (5%) of the balance of the par value of the series of Bonds, may ask the Trustee to include a matter on the agenda of the meeting of the Holders to be convened in the future, provided the matter is suitable to be discussed at such meeting.

17.	Resolutions shall be adopted at meetings of Holders only on matters specified on the agenda.

Place of convening

18.

Meetings of Holders shall be convened in Israel at the offices of the Company or at the offices of the Trustee or at any other place agreed upon in advance with the Company. Should the Company agree to hold the meeting at another place that is not the offices of the Company or the offices of the Trustee, the Company shall bear the costs of assembling the meeting at such place.

Record date for ownership of Bonds

19.

Holders entitled to participate and vote at meetings of the Holders are those holding Bonds at such date determined in the resolution to convene a meeting of the Holders, provided such date is no more than three (3) days before the date of convening of the meeting of Holders and no less than one (1) day before the date of convening.

Chairman of the meeting

20.	At every meeting of the holder the Trustee shall serve as chairman or any other person appointed by the Trustee.

21.

The Trustee shall prepare minutes of the meeting of Bond Holders, and shall keep them in its registered office for a period of seven (7) years from the date of the meeting or until the final date of repaying the Bonds, according to the later. Minutes of the meeting may be kept by recording. Minutes kept in writing shall be signed by the chairman of a meeting or by the chairman of the following meeting. Minutes signed by the chairman of the meeting shall serve as prima facie proof of the matters recorded therein. A register of minutes shall be maintained by the Trustee, and shall be open for review during business hours and upon advance coordination, and a copy thereof shall be sent to any Holder requesting so.

The Trustee shall be entitled to delay delivery of any minutes to any entity if, according to its exclusive discretion, transfer of the minutes, all or part, may prejudice or lead to prejudice to the rights of the Bond Holders.

22.

Declaration of the chairman of the meeting whereby a resolution was adopted or rejected by the meeting of the Holders, whether unanimously or by any majority, shall serve as prima facie proof of the matters so declared.

Quorum; adjourned or continued meeting

23.	A meeting of Bond Holders shall be opened after the chairman has determined that the necessary quorum for matters on the agenda is present, as follows:

23.1

Unless set forth otherwise in law or in the Deed of Trust - the quorum necessary for opening a meeting of Bond Holders convened to adopt an ordinary resolution shall be the presence of at least two Bond Holders, personally present or represented by proxy, who together hold at least twenty-five percent (25%) of the unpaid balance of the Bonds, within half an hour of the time set for the meeting.

23.2

If within half an hour from the time appointed for the start of the meeting a quorum as aforesaid is not present, the meeting will be adjourned to such date that is no earlier than two Business Days following the date set for the original meeting, or one Business Day, if the Trustee believes it is necessary for protecting the rights of the Holders; if any meeting is adjourned, the Trustee shall provide reasons in its report regarding convening of the meeting.

23.3

If no quorum is present at a meeting that was adjourned as aforesaid in Section 22.2, within half an hour from the time set for the meeting, the meeting shall take place with any number of participants, unless the law requires otherwise.

23.4

Notwithstanding the aforementioned in Section 23.3 above, in the event the meeting of the Holders is convened per the request of Holders holding at least five percent (5%) of the balance of the par value of the Bonds in circulation, the adjourned meeting of the Holders shall only take place in the presence of at least such number of Holders required for assembling such meeting (i.e. at least five percent (5%) of the balance of the par value of the Bonds in circulation).

23.5

Notwithstanding the aforementioned, a quorum for holding a general meeting for discussing adoption of a special resolution shall be the presence of at least two Bond Holders, in person or by proxy, holding at least fifty percent (50%) of the unpaid balance of the Bonds in circulation, within half an hour of the time set for the meeting or at an adjourned meeting the presence, in person or by proxy, holders of at least 20% of the aforesaid balance, unless set forth otherwise in the Deed of Trust.

23.6

In accordance with the decision of the Trustee or a resolution by a majority of those voting at the meeting in which a quorum was present, the continuation of the meeting, of the discussion or the adopting off the resolution, on a matter detailed in the agenda, will be adjourned (“The Original Meeting”) to another time and place which shall be determined by the Trustee or the said meeting as they shall decide (the “Adjourned Meeting”). At the Postponed and Adjourned Meeting nothing will be discussed which was not on the agenda and for which the resolution was not passed.

Where a meeting of Holders has been adjourned without changing its agenda, opportunities will be given for the new time of the Adjourned Meeting, insofar as such is possible, and by no later than 12 hours before the Adjourned Meeting; the said opportunity will be given pursuant to Sections 12 and 13 above.

Participation and voting

24.	The Trustee, according to its discretion, shall be entitled to divide the meeting to class meetings and determine who is entitled to participate at every class of meeting.

25.	Bond Holders shall be entitled to vote at meetings of the Holders, in person or by proxy or by voting form.

26.	Any proposed resolution brought to vote during the meeting of the Bond Holders, shall be decided by a count of votes.

27.

The chairman of the meeting may determine that voting shall take place during the meeting, by show of hands, or by voting instruments delivered at such time as it shall determine. In the event it is determined that voting shall be by voting instruments the chairman shall provide notice thereof to the Bond Holders, in accordance with Section 25 of the Deed of Trust that shall include the necessary details including by way of reference. The Trustee may require Holders to provide a declaration in the framework of the voting instrument regarding the existence or absence of a conflicting matter (as defined hereunder) it may have, according to the Trustee’s discretion. Holders failing to fully complete the voting instrument or failing to prove their entitlement to vote and participate in the meeting according to the provisions of Schedule Two, shall be deemed to have not delivered the voting instrument, and thus choosing not to vote on the item/s set forth in the voting instrument. The Trustee may extend or shorten the period for voting by ballot and shall provide notice thereof to the Bond Holders in accordance with Section 25 of the Deed of Trust.

28.

Voting instruments indicating the Holders’ voting direction, which are received by the Trustee by the last date set forth for such purpose, shall be deemed presence at the meeting with respect to the quorum provisions set forth in Section 23 above. Accordingly, the Trustee shall be entitled, according to its discretion and subject to applicable law, to conduct voting meetings through voting instruments and without convening the Holders, and to conduct voting through voting instruments at meetings (including adjourned meetings) in the absence of a legal quorum necessary for purpose of adopting resolutions on the agenda, provided the Trustee received, by the time of closing the voting meeting, to be determined in the notice regarding convening the meeting or conducting the vote, as applicable, voting instruments from Holders constituting the legal quorum necessary for purpose of adopting resolutions at the Original Meeting or Adjourned Meeting, as applicable.

29.	Every 1 ILS par value of Bonds represented at the vote shall be counted as one vote at the meeting.

30.	Bond Holders are entitled to vote part of their Bonds they hold, including voting some of the Bonds in favor of a resolution and some of the Bonds against a resolution, as they deem fit.

31.	If a Bond Holder votes in more than one direction, the later vote shall be counted; in this respect, voting in person or by proxy shall be deemed later than voting by voting form.

32.

Holders who are Affiliated Holders (as defined in Section 5.2 of the Deed of Trust) or Holders who are officers of the Company, shall not be taken into account for purpose of determining the legal quorum at meetings of the Holders, and their votes shall not be taken into account when voting at such meetings.

33.	Holders shall not abuse their powers when voting at meetings of the Holders.

Resolutions

34.	Abstainees shall not be counted among the number of votes participating in the vote.

35.	Proposed resolutions on items with respect to which it is not indicated, in law or the Deed of Trust, that such must be decided by a certain majority, shall be decided by Ordinary Resolution.

Voting and actions by proxy/agent

36.

Letters of appointment appointing a proxy shall be in writing signed by the appointing party or by its agent duly authorized to do so in writing. In the event the appointing party is a corporation, appointment shall be in writing and signed with the corporate stamp, together with the signature of the corporation’s authorized signatory.

37.	Proxy appointment letters shall be in the form acceptable by the Trustee.

38.	A proxy is not required to be a Bond Holder.

39.

Appointment letters and powers of attorney or any other certificate under which the appointment letters are signed, or certified copies of such powers of attorney, shall be presented to the Trustee prior to convening of the meeting unless set forth otherwise in the convening notice of the meeting.

40.

Votes granted and/or made in accordance with the conditions of the appointment letter, shall be valid even if: (1) the appointing party previously had passed away or was declared legally incompetent; (2) the appointment letter was cancelled after the vote; or (3) the Bond that was voted was transferred after the vote, unless the Trustee received, prior to the meeting or vote, written notice whereby the appointing party has passed away, become legally incompetent, or regarding such cancellation or transfer as set forth above.

41.	The Trustee shall participate at the meeting through its employees, officers, functionaries or any other person appointed by it, however it shall not have voting rights.

42.

Representatives of the Company shall be entitled to participate at the beginning of every meeting of the Holders, for purpose of presenting the position of the Company with respect to items on the agenda, while otherwise the Company and any other person save for the Trustee shall be prohibited from participating at meetings of the Bond Holders or any part thereof, unless determined otherwise by decision of the Trustee or Ordinary Resolution of the Bond Holders.

Appealing to the Bond Holders

43.

The Trustee, as well as one or more Bond Holders holding at least five percent (5%) of the balance of the par value of the Bonds in circulation, shall be entitled to appeal to the Holders in writing, through the Trustee, in order to persuade them to vote in a certain direction on matters to be discussed at such meeting (“Position Notice”).

44.

In the event a meeting of the Holders was called per the Holders’ request as set forth in Section 1 above, such Holder may appeal to the Trustee and ask it to publish, in accordance with the provisions of Section 44 above, a Position Notice on its behalf to the other Bond Holders.

45.	The Trustee and the Company are entitled to send Position Notices to the Holders, in response to any Position Notice sent under Sections 43 or 44, or in response to a different appeal to Holders.

Convening of Holders for consultation

46.

The provisions of this Schedule above shall not diminish from the authority of the Trustee to convene meetings of the Holders, should it deem it necessary to consult with them; in the invitation to such meeting the matters on the agenda shall not be specified and the date of convening shall be at least one day after the date of the invitation notice.

47.

No voting shall take place at such meetings, no resolutions shall be adopted, and the provisions of Sections 35L1, 35L2, 35L3, 35L5, 35L6, 35L7(b), 35L12, 35L13, 35L14, 35L20(b), 35L21 and 35L24 of the Securities Law, 5728-1968, shall not apply.

Ormat Technologies, Inc.

Schedule Three

Deed of Transfer of Bonds

Against a consideration which has been received, I the undersigned ______________, Pvte. Co. / Publ. Co. ______________, hereby sell, assign and transfer to ______________ Pvte. Co. / Publ. Co. ______________ (hereinafter: the “Buyer”) the attached bond (Bond Certificate No. ______________, hereinafter: the “Bond”) and I irrevocably appoint the Buyer to complete the transfer of the aforesaid Bond to the name of the Buyer in the register of Bond Holders of Ormat Technologies, Inc. (hereinafter: the “Company”).

In connection with the transfer of the Bond, in accordance with this Deed of Transfer, the undersigned confirms that the Bond is transferred as follows (the appropriate alternative must be selected)*:

1.     ☐     To the Company or a subsidiary of the Company.

2.     ☐      Pursuant to an valid registration declaration of the Bond in accordance with the Securities Act of 1933 and the fact of same being registered at the time of signing of this deed of transfer.

3.     ☐      To the buyer outside the U.S. in an offshore transaction in accordance with the provisions of Regulation S under the Securities Act of 1933.

4.     ☐      In accordance with an exemption from registration according to Rule 144 under the Securities Act.

We are aware that in a case in which we have not selected one of the above alternatives, the Company will be entitled to refuse to register the transfer of Bonds in accordance with this deed of transfer.

In addition, we are aware that the Company will, prior to approving the transfer of Bonds pursuant to this deed of transfer, make an examination of documents and information, including, if necessary, by way of obtaining a legal opinion that the transfer (1) is being effected in accordance with an exemption from registration of Bonds, or (2) within the framework if a transaction that is not subject to the registration requirements under the Securities Act. In a case in which alternative no. 3 or alternative no. 4 above has been marked, the Company will not register a transfer of the Bonds, until the Company has possession of and is satisfied with all the documents, the information and/or the legal opinions referred to above. We are further aware that the costs that shall be associated with making the aforesaid examinations, including the opinions, shall be imposed on the transferor of the Bonds and/or the transferee, as agreed between them. Notwithstanding the aforementioned, the transfer of the bonds to a body listed among the types of corporations set forth in the First Supplement to the Securities Law, 5728-1968, shall not be stipulated upon payment on account of the aforesaid inspections, provided that the body of the transferee is a body which was legally incorporated in accordance with the law of the State of Israel and is domiciled in Israel.

_______________________

Signature and stamp

*           *           *

Schedule Four

Urgent Contingent of the Bond Holders

Should an Urgent Contingent of the Bond Holders (Series 4) be appointed, the Company undertakes that Urgent Contingent be appointed to act in accordance with the relevant provisions of the Codex, including amendments and updated thereto from time to time, and the Company also undertakes to fully cooperate with the Urgent Contingent and the Trustee, as may be necessary for purpose of conducting examinations required by them and formulating decisions of the Urgent Contingent, and to transfer all data and documents to the Urgent Contingent as it may require with respect to the Company.

1.	Appointment; term of tenure

1.1

The Trustee shall be entitled or at the request of the Company in writing - shall be obligated, to appoint and assemble an urgent contingent from among the Bond Holders, as set forth hereunder (hereinafter: the “Urgent Contingent”).

1.2

The Trustee shall appoint to the Urgent Contingent the three (3) Bond Holders who, according to data it received from the Company, hold the highest par value among the Bond Holders and which shall declare that the following specified conditions hold true for them (hereinafter: the “Members of the Urgent Contingent”). In the event any of the aforementioned are unable to serve as Members of the Urgent Contingent, the Trustee shall appoint in their stead Bond Holders holding the next highest par value, for whom all the conditions specified hereunder hold true. The conditions:

1.2.1

Bond Holders who are not in a material conflict of interest due to the existence of any additional material matter which conflicts with the matter deriving from tenure on the Urgent Contingent and from holding Bonds. For avoidance of doubt it is clarified that a Holder who is an Affiliated Holder (as defined in Cause 5.2 of the Deed of Trust) shall be deemed to be in a material conflict of interest and shall not serve on the Urgent Contingent;

1.2.2

During the same calendar year, the Bond Holders are not serving on similar contingents of other bonds with an aggregate value exceeding the rate out of the assets portfolio managed by them, determined as the maximum rate permitting serving on an urgent contingent according to the directives of the Antitrust Commissioner with respect to forming urgent contingents.

1.3

If during the tenure of the Urgent Contingent, one of the conditions set forth in Sections 1.2.1 to 1.2.2 above ceases holding true to any member, the office of such member shall expire, and the Trustee shall appoint another member in its place from among the Bond Holders as set forth in Section 1.2 above.

1.4

Before appointing the Members of the Urgent Contingent, the Trustee shall receive from the candidates to serve as Members of the Urgent Contingent a declaration regarding the existence or non-existence of material conflicts of interest as set forth in Section 1.2.1 above, and regarding tenure on additional urgent contingents as set forth in Section 1.2.2 above. In addition, the Trustee shall be entitled to demand such declaration from Members of the Urgent Contingent at any time during the tenure of the Urgent Contingent. Holders failing to provide such declaration shall be deemed to have a material conflict of interest or to be prohibited from serving by virtue of the directives of the Antitrust Commissioner, as applicable. With respect to declaration regarding conflicts of interest, the Trustee shall examine the existence of conflicting interests, and if necessary shall decide whether such conflicts of interest disqualify such Holder from serving on the Urgent Contingent. It is clarified that the Trustee shall rely on such declarations and shall not be required to conduct examinations or other independent investigations.

1.5	Immediately upon the appointment of the Urgent Contingent, the Trustee shall inform the Company with respect to such appointment, while providing the names of its Members.

1.6

The term of office of the Urgent Contingent shall end at the time the Company published the decisions of the Urgent Contingent in connection with granting an extension to the Company for purpose of complying with the conditions of the Deed of Trust as set forth in Section 2.1 hereunder.

1.7

It is clarified that the aforementioned in this Schedule shall not derogate from the authority of the Trustee to assemble a general meeting of the Bond Holders to discuss the matter for which the appointment of the Urgent Contingent was requested. In such event the decisions of the meeting shall take precedent over the decisions of the Urgent Contingent.

1.8

The Company shall publish a notice immediately upon such appointment of the Urgent Contingent, with respect to the appointment of the Urgent Contingent, the identity of its Members and its authorities. The Company shall also publish a notice regarding the resolutions of such Urgent Contingent.

2.	Authority

2.1

The Urgent Contingent shall have authority to grant a one-time extension to the Company in connection with the dates for complying with the Financial Covenants set forth in the Deed of Trust in the event the Company published first Financial Statements whereby the Company is not in compliance with any of the Financial Covenants set forth in Section 10.1.17 of the Deed of Trust, for the duration of the extension period, if granted, and this for a period of up to 90 days or until publishing the next Financial Statements, according to the earlier. It is clarified that the period of time until appointment of the Urgent Contingent shall not be taken into account within the framework of such extension, and shall not constitute grounds for granting additional extensions to the Company beyond the aforementioned. It is further clarified that the activity of the Urgent Contingent and cooperation between its Members shall be limited to discussing the possibility of providing such extension, and that the Members shall not circulate amongst them any information that is not related to granting such extension.

2.2

In the event no Urgent Contingent is appointed according to this Schedule, or if the Urgent Contingent decides not to grant the Company an extension as set forth in Section 2.1 above, the Trustee shall be obligated to call a meeting of the Bond Holders for adopting a resolution regarding the acceleration of the Bonds, to be convened no later than seven (7) days from the date of the invitation. The Trustee, according to its discretion, may shorten the number of days set forth above should the Trustee believe that such is necessary in order to protect the rights of the Bond Holders.

3.	Undertakings of the Company in connection with the contingent

3.1

The Company undertakes to provide the Trustee all information in its possession or that it is able to obtain with respect to the identity of the Bond Holders and the scope of their holdings. Similarly, the Trustee shall act for obtaining such information in accordance with the authorities conferred to it under law.

3.2

In addition, the Company undertakes to act in full cooperation with the Urgent Contingent and with the Trustee as necessary for purpose of conducting the examination required by them and for formulating the decisions of the Urgent Contingent, and to provide the Urgent Contingent all data and documents it requires regarding the Company, subject to limitation of law. Without derogating from the generality of the aforementioned, the Company shall provide to the Urgent Contingent the relevant information for purpose of formulating its decisions, which shall not include any misleading detail and shall not be lacking.

3.3

The Company shall bear the costs of the Urgent Contingent, including the costs of engaging advisors and experts by or on behalf of the Urgent Contingent, in accordance with the provisions of Section 24 of the Deed of Trust.

4.	Liability

4.1

The Urgent Contingent shall act on and decide the matters at hand, according to its absolute discretion and shall not be liable, nor shall any of its members, their officers, employees or advisors be liable, and the Company and the Bond Holders hereby hold them harmless, with respect to any suit, demands or claim against them due to using or failing to use the powers, authorities or discretion conferred upon them according to the Deed of Trust and this Schedule and in connection therewith or for any other action carried out thereunder, unless if they acted maliciously and/or without good faith.

4.2	The indemnity provisions set forth in Section 25 of the Deed of Trust shall apply to the actions of the Members of the Urgent Contingent and any person on their behalf as if they were the Trustee.

* * *

Schedule Five - Taxation

1. The Laws of the United States

1.1. Federal Tax Laws in the United States

This section summarizes the material tax implications relating to federal income tax and federal estate tax in the U.S., with respect to the acquisition, possession, sale or any other disposition of the Bonds (in this Section: the "Securities").

Unless provided otherwise, this Section is only relevant to an “Israeli holder” (as defined hereinafter), that holds the Securities as a capital asset for US tax purposes (generally, an asset held for investment purposes).

This description is based on the provisions of the US Internal Revenue Code of 1986, as amended (the "Code"), the legislative history of the Code, existing regulations and proposed regulations of the US Treasury, legal interpretations and administrative guidelines issued by the US Internal Revenue Service (the "IRS"), which may apply retroactively, and which may subject to different interpretations. This description does not address all the aspects of federal income tax in the United States that may be applicable to investors, in light of their particular circumstances, or to investors that are subject to special treatment in the framework of the federal income tax laws in the US. In addition, this description is based on the provisions of the Treaty between the Government of United States and the Government of Israel with respect to taxation of income, signed on November 20, 1975, and amended by protocols signed on May 30, 1980 and on January 26, 1993 (hereinafter: the "Treaty").

For purposes of this Section – an "Israeli Holder" - is any holder (including an Israeli corporation and an individual who resides in Israel for tax purposes in Israel) who is a resident of Israel for purposes of the Treaty, which is entitled to benefits under the Treaty, and who is considered as the beneficial owner of the Securities, provided that the aforementioned holder is not: (a) a citizen or resident of the United States, (b) a former citizen or resident of the United States who is subject to special rules in accordance with Sections 877 or 877A of the Code; (c) a corporation, partnership or other entity created or incorporated under the laws of the United States or of one of the states within the United States; (d) a trust, if (1) the court in the United States has the authority to exercise its overall control on its administration, and one or more ‘US Persons’ (as defined in Section 7701(a)(3) of the Code) have the authority to control all material decisions of the trust, or (2) the trust existed on August 20, 1996, and has chosen, in accordance with the relevant Treasury Regulations, to be considered a domestic trust, and this selection is in effect, or (e) an estate, the income from which is subject to income tax in the United States, whatever its origin.

This summary is general in nature and does not address any US federal income tax implications that may be relevant to Israeli Holders in light of their special circumstances, or to certain types of investors that are subject to a special tax treatment in the framework of US federal income tax, such as government institutions, banks or financial institutions, insurance companies, entities that are not American that may be classified as partnerships or trusts for US Federal Tax purposes, controlled foreign companies, passive foreign investment companies, traders in securities or currencies, tax-exempt investors, employees who receive the securities as part of their wages or in the course of their employment, and Israeli Holders who hold (directly or indirectly) at least 10% of the voting power in the payer.

Israeli Holders are advised to consult their tax advisors regarding the implications of the Israeli income tax laws and the taxes in respect of personal property, franchise - local, state and federal taxes in the US, as well as other tax consequences, including the application of the provisions of the Treaty, relating to the acquisition, ownership and sale of the Securities.

1.2. Taxation of Israeli Holders

Federal income tax laws in the United States applicable to non-US holders are complex, and this Section will attempt to solely provide an abstract summary of these rules. Israelis holders are advised to consult their tax advisors in order to determine the extent of the impact of local, state and federal laws in the US, and outside the US (including Israel), as well as the relevant income tax treaties, in relation to investment in the Securities, including reporting requirements in respect thereof.

1.3. Income from Interest

As a rule, income from interest (including original issue discount (OID) attributed to bonds under the provisions of the applicable Code) obtained by an Israeli Holder, and which is not considered as "effectively related to" trade or business in the United States of the Israeli Holder, is subject to withholding tax in the US at the rate of 30%, or, subject to the circumstances, to withholding tax at the rate of 17.5%, if the Israeli Holder is considered a resident of Israel under the Treaty, as well as additional requirements. Notwithstanding the aforementioned, the income of the Israeli Holder from interest payments (including OID) obtained from bonds may, as a rule, comply with the terms of the "Portfolio Interest Exemption" stipulated in Section 871(h) and Section 881(c) of the Code, and, therefore, shall not be subject to withholding tax or US federal income tax in accordance with the internal American law - if such interest is not considered effectively related to a business or trade in the United States of the Israeli Holder, and provided that (1) the Israeli Holder does not hold, directly or by way of applying certain constructive ownership laws, at least 10% of the voting rights of all the types of shares of the payer; (2) the Israeli Holder is not a "controlled foreign corporation" as such is defined in Section 957 of the Code (“CFC” - “Foreign controlled corporation”) for purposes of federal income tax in the USA considered to be related to the payer; and (3) the interest is not received by a bank in consideration for the giving of credit under a loan agreement signed during the course of the bank’s regular business; and (4) the interest is not contingent interest as such term is defined in Section 871(h)(4) of the Code, and (5) (a) the Israeli Holder confirms to the payer or to the payer's representatives, under the penalties prescribed by law for perjury, that the Israeli Holder is not a citizen or resident of the United States, and provides the name the holder, as aforementioned, its address and additional information on a W-8BEN IRS form (in the case of an individual) or a W-8BEN-E IRS form (in the case of an entity), duly drafted, or an alternative form, or (b) the securities clearing house, bank or any other financial institution that holds securities of customers during its ordinary course of business, including bonds, confirms to the payer or to the representatives of the payer, subject to the penalties prescribed by law for perjury, that it has received a W-8BEN IRS form as aforementioned, or a W-8BEN-E IRS form, as aforementioned, from the final owner (or that it has received from another financial institution a similar statement, pursuant to which it or another financial institution that operates on behalf of the owner, received such form from the final owner) and that additional requirements have been met.

Except in cases where the Treaty provides otherwise, an Israeli Holder may, as a rule, be subject to federal income tax in the United States with regard to interest received in respect of a bond, if such interest is effectively related to the Israeli Holder's trade in the US. If the Israeli Holder will be classified as a corporation for purposes of US federal income tax, the Israeli Holder as aforementioned, may also, in certain circumstances, be subject, in addition, to American "branch profits" taxes at the rate of 30% (or, if certain requirements are met, to a reduced tax rate of 12.5%, under the Treaty). Although the "effectively-related" interest income as stated above is subject to US federal income tax, and may also be subject to branch profits taxes, withholding tax can be avoided if the Israeli Holder submits a W-8BEN-E IRS form (or an alternate form) to the payer or to the payer's representative.

1.4. Sale, Exchange, Repurchase, Redemption or Other Sale of a Bond

In general, an Israeli Holder will not be subject to federal income tax in the US in respect of any profit from the sale, exchange, repurchase, redemption or other transfer of debentures, unless: (1) the profit is effectively related to a trade or a business of the Israeli Holder in the US, and if the Treaty applies, the profit is attributable to a permanent establishment of the Israeli Holder in the United States; (2) in the event an Israeli Holder is an individual, and such holder stayed in the United States for a period or periods totaling 183 days or more during the tax year in which the transfer took place, and certain additional conditions were met; or (3) the company is a U.S. real property holding corporation (USRPHC) for Federal Income Tax purposes, or was such company at any time during the period, the shorter of: a five-year period ending on the date of the transfer, or the period during which the Israeli Holder held the bonds and upon fulfillment of certain additional requirements.

If an individual Israeli Holder is included under Section (1) hereinabove, as a rule, such individual shall be subject to taxes on the net profits resulting from the sale or from another transfer, in the same manner as would a resident of the United States. Israeli Holders who are individuals and who stay (or are expected to stay) 183 days or more in the United States during the tax year in which they are considering to transfer the bonds, should consult with their tax advisors regarding the tax implications of a sale or another transfer. An Israeli Holder who is a foreign corporation and to which Section (1) above applies, will be subject, as a rule, to tax on the net profits resulting from the sale, in the same manner a US company would be, and, in addition, may be subject to taxes on branch profits at the rate of 30% (or at a reduced rate of 12.5% as specified in the Treaty).

1.5. Federal Estate Tax

In general, bonds that comply with the Portfolio Interest Exemption and which are held by an individual who is not an American at the time of his death will not be included in the estate of said individual for federal estate tax purposes in the United States. It should be noted that the United States and Israel have not signed a Estate Tax Treaty.

1.6. Backup Withholding Tax and Reporting Requirements

The Company is required to make "backup withholdings" on a gross interest payments paid on the debentures paid to a "US Person" for the Bonds, if certain documentation requirements are not met. Under the existing law, the backup withholding tax rate is 24%. Backup withholding tax does not apply to payments on bonds to an non-American Holder, if the relevant statements described hereinafter have been duly provided by the non-American Holder, and provided that the payer has no actual knowledge or reason to know that the non-American Holder is a "US Person." Backup withholding tax (if any) with respect to any Holder shall be reported annually to the IRS.

1.7. Filling out the W-8BEN IRS or W-8BEN-E IRS Forms by the Bond Holders

The holders of Bonds that will be issued under this Prospectus, as well as the holders that will purchase the said Bonds at a later stage, will be required, as a condition for purchasing the Bonds, to fill out, with a member of the Stock Exchange, through which he purchased the Bonds, a W-8BEN IRS form (if the case of an individual) or a W-8BEN-E IRS from (in the case of an entity).

For the avoidance of doubt it shall be clarified that a Bond Holder who does not submit a W-8BEN IRS form or a W-8BEN-E IRS, form, filled out as required, will be subject to withholding tax on interest payments at a rate of 30% as described hereinabove.

1.8. Additional Operational Requirements

The Company will transfer to the Stock Exchange Clearing House, every year, and no later than on December 15 of each calendar year a draft 1042IRS form together with a segmentation of the various payments that the holders of the Bonds (issued under this Deed) are entitled to receive from the Company, through the nominee company and the clearing house, under the terms of the Bonds (Series 1 and 2) and the terms of the Deed of Trust, including interest payments, duly drafted. The Company will transfer to the Stock Exchange Clearing House a final version of form 1042, as agreed by the Stock Exchange Clearing House, until January 15 of each calendar year.

1.9. The Foreign Account Tax Compliance Act (FATCA)

Pursuant to Sections 1471 to 1474 of the Code, enacted in 2010, by the legislation known as the "Foreign Account Tax Compliance Act” ("FATCA"), generally speaking, gross withholding tax at the rate of 30% will be imposed on any "payment which is subject to withholding tax" after June 30, 2014 to (i) a non-US entity that is considered a "foreign financial institution" ("FFI") (as defined at great length), unless such FFI has entered into an agreement with the IRS, for purposes of, inter alia, collecting and delivering meaningful information in connection with the "United States account holders" of said FFI; or (ii) a non-US entity that is not a FFI (referred to as a "non-financial foreign entity" or "NFFE"), unless said NFFE provides the clearing agent a certificate identifying all the "substantial United States owners," or stating that it has no "substantial United States owners."

All amounts paid with respect to the Bond (including payments of principal) after June 30, 2014 are supposed to constitute, in general, payments subject to withholding tax under the FATCA rules described hereinabove.

As a rule, the withholding of tax at source pursuant to the FATCA will not be required for the bonds so long as the non-US holder has complied with the documentation requirements described in the Code and in the Treasury Regulations confirming the compliance of the non-US holder with the FATCA requirements.

2. Taxation of Income under Israeli Law

As customary in investment decisions, the investor should consider the tax consequences of an investment in bonds included in an offer. The stated in the Deed does not purport to be an agreed upon and/or a complete interpretation of the provisions of the law or an exhaustive description of the tax provisions relating to the bonds included therein, and is not a substitute for legal and professional advice on the matter, which must be obtained in accordance with the particular circumstances of each investor.

On July 25, 2005, the Knesset passed an amendment to the Income Tax Ordinance (No. 147) Law, 2005 (“Amendment 147”). Amendment 147 considerably changes the provisions of the Income Tax Ordinance (New Version), 1961 (hereinafter: the "Ordinance"), relating to taxation of securities listed on the stock exchange.

In addition, on December 29, 2008, the Knesset passed Amendment 169 of the Ordinance (hereinafter: "Amendment 169"), which published in the Official Gazette on December 31, 2008 (and came into effect on January 1, 2009), and brought about more changes with respect to the taxation of securities.

On December 29, 2016, the Economic Efficiency Law (Legislative Amendments to Achieve the Budget Goals in the Budget Years 2017 and 2018), 5777-2016 was published in the Official Gazette (the “Economic Efficiency Law for 2017-2018”) in the framework of which Section 121 of the Ordinance was amended whereby the maximum marginal tax rate for individuals is 47%On August 13, 2012, a law was published in the Official Gazette for the Reduce The Deficit And To Change The Tax Burden (Legislative Amendments), Law 2012, which included Amendment No. 195 to the Ordinance (hereinafter: “Amendment 195"). In the framework of Amendment 195, Section 121B was added to the Ordinance.

Section 121B of the Ordinance was updated in the framework of the Economic Efficiency Law for 2017-2018, whereby an individual whose income in the tax year exceeds ILS 651,600 (as of 2020 - the amount is updated annually according to the increase in the Consumer Price Index), shall be subject to additional tax on the part of the taxable income exceeding such amount, at a rate of 3% (“Surtax”). In the framework of the Economic Efficiency Law for 2017-2018, inter alia, the corporate tax rate was reduced to 23% as of 2018.

As is customary when making decisions regarding the investment of monies, the tax consequences related to the offered securities should be considered. The provisions included in the deed with respect to taxation of securities do not purport to be an authoritative interpretation of the law referred to in the deed, and do not replace professional advice, in accordance with the special data and the individual circumstances of each investor.

Under current law, at present, the bonds offered under this deed are subject to tax arrangements, as described, in summary, hereinafter:

2.1. Capital Gains from the Sale of Bonds

2.1.1.

In accordance with Section 91(b)(3)(a) of the Ordinance, real capital gains[3] from the sale of non-index linked bonds[4] accrued to an individual who is an Israeli resident, is taxable at a rate not exceeding 15%, or 20% for a “substantial shareholder” i.e. an individual who holds, directly or indirectly, alone or with another (as such term is defined in Section 88 of the Ordinance), at least 10% of one or more of any type of means of control of the Company at the time of sale of the bonds, or at some time during the 12 months prior to the aforementioned sale, and any capital gains shall be considered real capital gains. This, provided that the sale of bonds does not constitute income for the individual from a “business” or “occupation” and that the individual did not claim deduction of real interest expenses and linkage differentials.

With respect to an individual who claimed deduction of real interest expenses and linkage differentials with respect to the bonds, the capital gains from the sale of bonds shall be taxed at the rate of 30%, until provisions and conditions shall be determined for the deduction of real interest expenses and linkage differentials under Sections 101A(a)(9) and 101A(b) of the Ordinance.

The said reduced tax rate shall not apply to an individual whose income from the sale of bonds by him is considered income from a “business” or “occupation” under Section 2(1) of the Ordinance. In such a case, the individual will only be charged a marginal tax rate in accordance with Section 121 of the Ordinance.

In addition, the part of an individual’s income exceeding ILS 651,600 (as of 2020), shall be subject to Surtax at a rate of 3%.

2.1.2.	A body corporate will be subject to tax on real capital gains on the sale of bonds at the corporate tax rate prescribed in Section 126(a) of the Ordinance (23%).

2.1.3.

An exempt trust fund as well as provident funds and tax-exempt entities under Section 9 (2) of the Ordinance, are exempt from tax on capital gains from the sale of such bonds under the conditions stipulated in that Section.

2.1.4.

The income from a taxable trust fund from the sale of bonds shall be subject to the tax rate applicable to the income of an individual whose income does not constitute income from a “business” or from an “occupation”, unless expressly stated otherwise in the law. If no special tax rate has been determined on the income, the income will be taxed at the maximum rate provided for in Section 121 of the Ordinance.

3 As defined in Section 88 of the Ordinance.
4 As defined in Section 91 of the Ordinance.

2.1.5.

In general, a foreign resident is subject to capital gains tax in Israel only if the capital gains were accrued or produced in Israel. In the event the foreign resident is subject to capital gains tax in Israel, according to the provisions of the Ordinance the foreign resident is exempt from capital gains tax on the sale of bonds which are traded on the Stock Exchange, if the capital gains are not in its permanent establishment in Israel and according to the conditions and limitations set forth in Section 97(b2) of the Ordinance.

2.1.6.

The aforementioned shall not apply with respect to a foreign resident body corporate if Israeli residents are its controlling shareholders,[5] or beneficiaries or entitled to 25% or more of the revenues or profits of the foreign resident body corporate, directly or indirectly, according to the provisions of Section 68A of the Ordinance.

2.1.7.	In the event such exemption does not apply, the provisions of the tax treaty (if any) between Israel and the country of residence of the foreign resident may apply.

2.1.8.

With respect to withholding tax on capital gains from the sale of bonds offered pursuant to Section 164 of the Ordinance and to the provisions of the Income Tax Regulations (Deduction from the Proceeds, from Payment or from Capital Gains from the Sale of Securities, from the Sale of a Trust Fund or a Future Transaction), 5763-2002 (“Withholding from Capital Gains Regulations”), a debtor (as this term is defined in the Withholding from Capital Gains Regulations) paying to the seller proceeds from the sale of bonds that are non-index linked bonds (as such term is defined in the Withholding from Capital Gains Regulations), shall deduct taxes at the rate of 15% from the capital gains when the seller is an individual, and at a rate of corporate tax set forth in Section 126(a) of the Ordinance (23%) from the real capital gains or from the payment, as applicable, when the seller is a body corporate.

2.1.9.

The aforementioned is subject to presenting in advance confirmation of exception (or a reduced rate) from withholding tax issued by the Israel Tax Authority and subject to offsetting losses which the entity carrying out the withholding tax is authorized to make.

2.1.10.

The provisions of the Withholding from Capital Gains Regulations shall not apply to a debtor that is a financial institute paying consideration or another payment to a seller that is a foreign resident due to exempt capital gains, if the foreign resident presented to the financial institute, within 14 days of opening the account and every three years, if it or its legal representative, were in Israel, a declaration on Form 2402 with respect to being a foreign resident and entitled to exemption.

5 “Controlling Shareholder” - shareholders, holding, directly or indirectly, alone, jointly with others, or jointly with other Israeli residents, one or more of the means of control at a rate exceeding 25%.

2.1.11.

Also, no tax shall be withheld with respect to provident funds, trust funds and other entities that are exempt from withholding tax under the law after appropriate confirmations have been presented by them.

2.1.12.

If, on the date of the sale, the entire withholding tax has not been deducted from the real capital gains, the provisions of Section 91(d) of the Ordinance and the directives by virtue thereof shall apply with respect to requirements of reporting and payment of an advance payment in respect of such sale.

2.1.13.

Inasmuch as the bonds offered under the Deed are delisted from trade on the Stock Exchange, the rate of withholding tax to be deducted at the time of their sale (after delisting) shall be up to thirty percent (30%) of the proceeds, as long as no certificate has been submitted from the assessing officer ordering another the withholding tax rate (including an exemption from withholding tax).

2.1.14.

In accordance with Section 92 of the Ordinance, losses in the tax year, derived from the sale of the bonds offered during the tax year and which, had there been capital gains, would have been taxable by the recipient, shall be set off against real capital gains and real land betterment gains from the sale of any asset, in Israel or outside of Israel (excluding inflationary amounts which shall be deducted on a 1 to 3.5 ratio), as well as against interest and dividends income paid in respect of such securities or in respect to other securities (provided that the tax rate on tax rate that shall apply to interest or dividends does not exceed the rate set forth in Section 126(a) of the Ordinance regarding a company (23%) or the tax rate set forth in Sections 125B(1) and 125C(b) regarding an individual (25%)).

2.1.15.

Loss from the sale of bonds and from which cannot be offset in the tax year as aforementioned, will be set off in the subsequent tax year, one after the other, after the year in which the loss arises, against real capital gains and real land betterment gains only as provided in Section 92(b) of the Ordinance, provided that a report for the tax year in which the loss accrued has been submitted to the tax assessing officer.

2.2. The Applicable Tax Rate on Income from Interest from Bonds

2.2.1.

In accordance with Section 125C(c) of the Ordinance, an individual will be a taxed at the rate of 15% on interest income originating from a bond that is not fully linked to the CPI, or which is partially linked to the rate of increase of the CPI, in whole or in part, or not linked to the CPI until maturity or until repayment.

2.2.2.

In accordance with Section 125C (d) of the Ordinance, the reduced tax rates as aforementioned shall not apply if, inter alia, one of the following conditions is met: (1) the interest constitutes income from a “business” or an "occupation" under Section 2(1) of the Ordinance, or is recorded in the accounting books of the individual or has to be registered as aforementioned; (2) the individual claimed a deduction of interest expenses and linkage differentials with respect to the debentures; (3) the individual is a Substantial Shareholder - as defined in Section 88 of the Ordinance – in the Company that pays the interest; (4) the individual is an employee of the company that pays the interest or provides services or sells products to it, or has other special relations with the company, unless it is proved to the satisfaction of the Assessing Officer that the interest rate was determined in good faith, without being influenced by the existence of said relations between the individual and the body corporate; (5) any other condition prescribed by the Minister of Finance with the approval of the Knesset Finance Committee has been met. In these cases, a marginal tax rate shall apply in accordance with Section 121 of the Ordinance.

2.2.3.

In addition, the part of an individual’s income exceeding ILS 651,600 (as of 2020), shall be subject to Surtax at a rate of 3%.The tax rate on income from interest or on discount fees of a body corporate who are Israeli residents which is not a body corporate to which the provisions of Section 9 (2) of the Ordinance apply in determining its income, except for the purposes of Section 3 (h) of the Ordinance with respect to interest accrued, is the corporate tax rate set forth in Section 126(a) of the Ordinance (23%).

2.2.4.

An exempt trust fund as well as provident funds and entities that are exempt from tax under Section 9 (2) of the Ordinance, are exempt from tax on interest, income or discount fees as aforementioned, subject to the provisions of Section 3(h) of the Ordinance with respect to interest or discount fees accrued during the period held by another. On income from interest or discount fees of a taxable trust fund, the tax rate applicable shall be the tax rate applicable to the income of an individual whose income does not constitute income from a “business” or from an “occupation”, unless provided otherwise. If no special tax rate was determined for any income, such income shall be subject to the maximum tax rate set forth in Section 121 of the Ordinance.

2.2.5.

In accordance with Section 9 (15D) of the Ordinance a foreign resident is exempt from tax on income from interest, from discount fees or from linkage differentials with respect to debentures listed on the Stock Exchange in Israel, issued by a body corporate that is a resident of Israel, provided that the income is not derived from a permanent establishment of a foreign resident in Israel. The exemption shall not apply in the following cases:

2.2.5.1.	The foreign resident is a Substantial Shareholder in the body corporate that is the issuer, or

2.2.5.2.	A foreign resident is a relative, as defined in paragraph (3) of Section 88 of the Ordinance, of a member of the body corporate that it the issuer, or

2.2.5.3.

The foreign resident is an employee, a supplier of services or a seller of products to the body corporate that is the issuer, or has special relations with it (unless it is proved that the interest rate or discount fees were determined in good faith and without being influenced by the existence of the special relations).

The exemption set forth in Section 9(15D) of the Ordinance shall not apply with respect to a foreign resident company, if it is held by Israeli residents in accordance with the provisions of Section 68A of the Ordinance.

2.2.6.

In the event the aforementioned exemption does not apply, the tax rate applicable to income from interest of foreign residents (individuals and a body corporate) originating from bonds will be in accordance with the provisions of the Ordinance and Regulations, as described hereinabove, or in accordance with the provisions of the double taxation treaties between Israel and the country of residence of the foreign resident, provided that an appropriate certificate shall be received from the tax authorities.

2.2.7.

In accordance with the Income Tax Regulations (Withholding from Interest, Dividends and Certain Profits), 5766-2005 (“Withholding from Interest Regulations”), the withholding tax rate on interest paid on debentures that are traded on the Stock Exchange, and that are not linked to the CPI or to foreign currency, with respect to an individual who is not a Substantial Shareholder in the company that pays the interest, in the event the debentures are not linked to the Index or to foreign currency, amounts to 15%. With respect to an individual who is a Substantial Shareholder in the company paying the interest or an individual who is employed in the company that pays the interest or provides services or sells products to it, the tax rate shall be according to the maximum marginal tax rate under Section 121 of the Ordinance. With respect to a body corporate tax shall be deducted at the rate of the corporate tax set forth in Section 126(a) of the Ordinance (23%).

Notwithstanding the above, the tax rate withheld at source for foreign residents (individuals and body corporates) may be reduced pursuant to valid confirmation from the Israel Tax Authority, subject to double taxation treaties executed between the State of Israel and the country of domicile of the foreign resident.

It is noted that no tax shall be withheld at source from interest paid to a foreign resident with respect to which the provisions of Section 9(15D) of the Ordinance apply.

Payment of interest to provident funds, mutual funds and additional entitled listed in the Schedule to the Withholding from Interest Regulations, are exempt from withholding tax at source, pursuant to presenting appropriate confirmations in advance.

2.3. Issuance of Additional Bonds as Part of a Series Expansion

In accordance with Section 2(4) of the Income Tax Ordinance, the discount fees with respect to debentures are considered taxable interest, to which the withholding tax rules shall apply on the date of redemption. In general, the discount rate shall be determined as the difference between the liability value of the bond and the proceeds that shall be received, inasmuch as this difference is positive. Bonds offered to the public under this Prospectus are not issued at a discount. For details see clause 2.13 of the Deed of Trust.

The members of the Stock Exchange shall withhold taxes from interest payments to be paid by them to the Bond Holders, those payments that are mandatory to be withheld, except with respect to entities exempt from withholding tax as provided by law. On the date of redemption of the principal of the debentures, the members of the Stock Exchange shall deduct withholding tax with respect to discount fees, if applicable, as specified hereinabove and hereinafter.

The above general description is not a substitute for individual consultation with experts, taking into account the unique circumstances of each investor. It is recommended for anyone who wishes to purchase bonds under this Prospectus, to seek professional advice in order to clarify the tax consequences to which he will be subject, taking into account his special circumstances.

As is customary when making decisions regarding the investment of monies, the tax consequences related to the offered bonds under this deed should be considered. It is clarified that the aforementioned reflects the described provisions of law as in effect on the date of the deed, and the provisions of the relevant tax treaties, which may change and lead to different results. In addition, it should be emphasized that the aforementioned does not purport to be an authoritative interpretation of the law referred to in the deed; therefore, the general description above is not a substitute for individual advice by experts, considering the unique circumstances of each investor. Any person seeking to purchase bonds under this deed is encouraged to seek professional advice in order to clarify tax to which he will be subject, taking into account his special circumstances.